Filed Pursuant to Rule 424(b)(3)
                                               Registration No. 333-40627
                      [FALCON DRILLING LETTERHEAD]

                                                        November 20, 1997

Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Falcon Drilling Company, Inc. ("Falcon") to be held at the Omni Houston Hotel, Four Riverway, Houston, Texas, on December 23, 1997 at 9:00 a.m., Central Time.

         At the Special Meeting you will be asked to approve and adopt the Agreement and Plan of Merger, dated as of July 10, 1997 (the "Merger Agreement"), among R&B Falcon Corporation ("Parent"), FDC Acquisition Corp. ("Falcon Sub"), Reading & Bates Acquisition Corp. ("R&B Sub"), Falcon and Reading & Bates Corporation ("R&B") pursuant to which (i) Falcon Sub will be merged with and into Falcon (the "Falcon Merger"),
(ii) each outstanding share of Falcon Common Stock will be converted into one share of Parent Common Stock, (iii) R&B Sub will be merged with and into R&B (the "R&B Merger" and, together with the Falcon Merger, the "Mergers"), and (iv) each outstanding share of R&B Common Stock will be converted into 1.18 shares of Parent Common Stock. Upon consummation of the transactions contemplated by the Merger Agreement, each of Falcon and R&B will become a wholly owned subsidiary of a new holding company named R&B Falcon Corporation. The shares of Parent Common Stock have been approved for listing on the New York Stock Exchange, Inc., subject to official notice of issuance, and will trade under the symbol "FLC."

         The proposed Mergers are contingent upon, among other things, the approval of the stockholders of Falcon and R&B and will be consummated shortly after such approvals are obtained and the other conditions to the Mergers are satisfied or waived.

         Your Board of Directors has carefully reviewed and considered the terms and conditions of the proposed Mergers. ACCORDINGLY, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER AGREEMENT IS FAIR TO, AND IN THE BEST INTERESTS OF, FALCON AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT FALCON STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         The attached Joint Proxy Statement/Prospectus describes the proposed transaction more fully and includes other information about Falcon, R&B and Parent. Please give this information your thoughtful attention.

         To ensure your representation at the Special Meeting, please promptly complete, sign and date the enclosed proxy and return it in the envelope provided. If you plan to attend the Special Meeting, you may vote in person at that time, even though you have previously turned in your proxy.


                                       Sincerely,

                                       /s/ Steven A. Webster
                                       Steven A. Webster
                                       Chairman of the Board
                                         and Chief Executive Officer





                      FALCON DRILLING COMPANY, INC.
                           1900 WEST LOOP SOUTH
                                SUITE 1800
                           HOUSTON, TEXAS 77027

                          -----------------------

                NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            DECEMBER 23, 1997

                          -----------------------


         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Falcon Drilling Company, Inc., a Delaware corporation ("Falcon"), will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas, on
December 23, 1997, at 9:00 a.m., Central Time, for the following purposes:

         (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 10, 1997 (the "Merger Agreement"), among R&B Falcon Corporation ("Parent"), FDC Acquisition Corp. ("Falcon Sub"), Reading & Bates Acquisition Corp. ("R&B Sub"), Falcon and Reading & Bates Corporation ("R&B"), a copy of which is set forth as Annex A to the attached Joint Proxy Statement/Prospectus. Pursuant to the Merger Agreement, (i) Falcon Sub will be merged with and into Falcon and R&B Sub will be merged with and into R&B, with the result that each of Falcon and R&B will become a wholly owned subsidiary of Parent, (ii) each outstanding share of Falcon Common Stock will be converted into one share of Parent Common Stock, and (iii) each outstanding share of R&B Common Stock will be converted into 1.18 shares of Parent Common Stock, all as more fully set forth in the Merger Agreement and described in the attached Joint Proxy Statement/Prospectus.

         (2) To consider and act upon any other matters which may properly come before the meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on November 20, 1997 are entitled to notice of and to vote at the meeting or at any adjournments or postponements thereof. A list of such stockholders will be available for examination at the offices of Falcon during normal business hours by any holder of Falcon Common Stock for any purpose relevant to the Special Meeting for a period of 10 days prior to the Special Meeting.

                                      By Order of the Board of Directors


Houston, Texas
November 20, 1997


                          -------------------

         TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF FALCON, AND RETURN IT TO FALCON IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.






                       READING & BATES CORPORATION
                       901 THREADNEEDLE, SUITE 200
                        HOUSTON, TEXAS 77079-2902


                                                        November 20, 1997

Dear Stockholder,

         You are cordially invited to attend a Special Meeting of Stockholders (the "R&B Special Meeting") of Reading & Bates Corporation ("R&B") to be held at the Omni Houston Hotel, Four Riverway, Houston, Texas, on December 23, 1997, at 9:00 a.m., Central Time.

         At the R&B Special Meeting, you will be asked to approve and adopt the Agreement and Plan of Merger, dated as of July 10, 1997 (the "Merger Agreement"), that provides for the combination of R&B and Falcon Drilling Company, Inc. ("Falcon"). Upon consummation of the transactions contemplated by the Merger Agreement, (i) each of Falcon and R&B will become a wholly owned subsidiary of a new holding company named R&B Falcon Corporation ("Parent"), (ii) each outstanding share of R&B Common Stock will be converted into 1.18 shares of Parent Common Stock, and
(iii) each outstanding share of R&B Class A Stock will be converted into either (a) 1.18 shares of Parent Common Stock or (b) the right to receive an amount in cash equal to the sum of $12.00 plus all accrued and unpaid cumulative dividends.

         The proposed mergers are contingent upon, among other things, the approval of the stockholders of Falcon and R&B and will be consummated shortly after such approvals are obtained and the other conditions to the mergers are satisfied or waived. Detailed descriptions of the Merger Agreement and these transactions are set forth in the accompanying Joint Proxy Statement/Prospectus, which you should read carefully.

         Your Board of Directors has carefully reviewed and considered the terms and conditions of the proposed mergers. ACCORDINGLY, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE R&B MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, R&B AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT R&B STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         To ensure your representation at the R&B Special Meeting, please promptly complete, sign and date the enclosed proxy and return it in the envelope provided. If you plan to attend the R&B Special Meeting, you may vote in person at that time, even though you have previously turned in your proxy.


                                         Yours truly,

                                         /s/ Paul B. Loyd, Jr.
                                         Paul B. Loyd, Jr.
                                         Chairman of the Board and
                                           Chief Executive Officer





                       READING & BATES CORPORATION
                       901 THREADNEEDLE, SUITE 200
                        HOUSTON, TEXAS 77079-2902

                       ---------------------------

                NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            DECEMBER 23, 1997

                       ---------------------------

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Reading & Bates Corporation, a Delaware corporation ("R&B"), will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas, on December 23, 1997, at 9:00 a.m., Central Time, for the following purposes:

         (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 10, 1997 (the "Merger Agreement"), among R&B Falcon Corporation ("Parent"), FDC Acquisition Corp. ("Falcon Sub"), Reading & Bates Acquisition Corp. ("R&B Sub"), Falcon Drilling Company, Inc. and R&B, a copy of which is set forth as Annex A to the attached Joint Proxy Statement/Prospectus. Pursuant to the Merger Agreement, among other things, (i) Falcon Sub will be merged with and into Falcon and R&B Sub will be merged with and into R&B, with the result that each of Falcon and R&B will become a wholly owned subsidiary of Parent, (ii) each outstanding share of Falcon Common Stock will be converted into one share of Parent Common Stock, (iii) each outstanding share of R&B Common Stock will be converted into 1.18 shares of Parent Common Stock and (iv) each outstanding share of R&B Class A Stock will be converted into either (a) 1.18 shares of Parent Common Stock or (b) the right to receive an amount in cash equal to the sum of $12.00 plus all accrued and unpaid cumulative dividends, all as more fully set forth in the Merger Agreement and described in the attached Joint Proxy Statement/Prospectus.

         (2) To consider and act upon any other matters which may properly come before the meeting or any adjournments or postponements thereof.

         The proposal to approve and adopt the Merger Agreement will be voted upon (i) by the holders of R&B Common Stock and R&B Class A Stock, voting together as a single class, and (ii) by the holders of R&B Class A Stock, voting separately. The consummation of the mergers contemplated by the Merger Agreement (the "Mergers") is conditioned upon, among other things, the affirmative vote of the holders of shares of R&B Common Stock and R&B Class A Stock representing a majority of the votes entitled to be cast by the holders of the outstanding shares of R&B Common Stock and R&B Class A Stock, voting together as a single class. Consummation of the Mergers is not conditioned upon an affirmative vote of the holders of shares of R&B Class A Stock voting separately, but if the holders of at least two-thirds of the shares of R&B Class A Stock do not approve the Merger Agreement each share of R&B Class A Stock will be converted into the right to receive cash, as summarized above. If the holders of at least two-thirds of the shares of R&B Class A Stock approve the Merger Agreement, each share of R&B Class A Stock will be converted into 1.18 shares of Parent Common Stock. Notwithstanding the foregoing, holders of shares of R&B Class A Stock who do not vote to approve the Merger Agreement and who otherwise comply with the applicable requirements of Delaware law will be entitled to appraisal rights in connection with the Mergers (although R&B believes the amount received in any such appraisal proceeding would be limited to the cash amount described above).

         Only stockholders of record at the close of business on November 20, 1997 are entitled to notice of and to vote at the meeting or at any adjournments or postponements thereof. A list of stockholders will be available for examination at the offices of R&B during normal business hours by any holder of R&B Common Stock or R&B Class A Stock for any purpose relevant to the Special Meeting for a period of 10 days prior to the Special Meeting.

                                      By Order of the Board of Directors,

                                      /s/ Wayne K. Hillin
                                      Wayne K. Hillin
                                      Secretary


Houston, Texas
November 20, 1997

                         ---------------------

         TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF R&B, AND RETURN IT TO R&B IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.






                      FALCON DRILLING COMPANY, INC.

                                   AND

                       READING & BATES CORPORATION

                          JOINT PROXY STATEMENT

                    SPECIAL MEETING OF STOCKHOLDERS OF
                      FALCON DRILLING COMPANY, INC.
                     TO BE HELD ON DECEMBER 23, 1997
                                   AND
                    SPECIAL MEETING OF STOCKHOLDERS OF
                       READING & BATES CORPORATION
                     TO BE HELD ON DECEMBER 23, 1997

                          -----------------------

                          R&B FALCON CORPORATION
                                PROSPECTUS

                          -----------------------

         This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.01 per share ("Falcon Common Stock"), of Falcon Drilling Company, Inc., a Delaware corporation ("Falcon"), in connection with the solicitation of proxies by its Board of Directors, and holders of common stock, par value $.05 per share ("R&B Common Stock"), of Reading & Bates Corporation, a Delaware corporation ("R&B"), and holders of Class A (Cumulative Convertible) Capital Stock, no par value ("R&B Class A Stock"), of R&B, in connection with the solicitation of proxies by its Board of Directors, for use at (i) the special meeting of stockholders of Falcon, or any adjournments or postponements thereof (the "Falcon Special Meeting"), and (ii) the special meeting of stockholders of R&B, or any adjournments or postponements thereof (the "R&B Special Meeting" and, together with the Falcon Special Meeting, the "Stockholder Meetings"). The Stockholder Meetings are being called to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 10, 1997 (the "Merger Agreement"), among R&B Falcon Corporation, a Delaware corporation ("Parent"), FDC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Falcon Sub"), Reading & Bates Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("R&B Sub"), Falcon and R&B, and the consummation of the transactions contemplated thereby. The Merger Agreement is attached as Annex A and is incorporated herein by reference.

         The Merger Agreement provides for, among other things, the merger of Falcon Sub with and into Falcon (the "Falcon Merger") and the merger of R&B Sub with and into R&B (the "R&B Merger" and, together with the Falcon Merger, the "Mergers"), with the result that each of Falcon and R&B will become a wholly owned subsidiary of Parent. Upon consummation of the Mergers, (i) each outstanding share of R&B Common Stock will be converted into 1.18 fully paid and nonassessable shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock"); (ii) if the holders of at least two-thirds of the R&B Class A Stock vote to approve the R&B Merger, each outstanding share of R&B Class A Stock will be converted into 1.18 fully paid and nonassessable shares of Parent Common Stock; (iii) if the holders of R&B Class A Stock do not grant such two-thirds voting approval of the R&B Merger, each outstanding share of R&B Class A Stock will be converted into the right to receive an amount in cash equal to the sum of $12.00 plus all accrued and unpaid cumulative dividends; and (iv) each outstanding share of Falcon Common Stock will be converted into one share of Parent Common Stock. The consummation of the Mergers is subject to various conditions, including approval by the stockholders of each of Falcon and R&B and the receipt of required regulatory approvals.

         Parent has filed a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Parent Common Stock that are proposed to be issued in connection with the Mergers to holders of outstanding shares of R&B Common Stock, R&B Class A Stock and Falcon Common Stock. This Joint Proxy Statement/Prospectus also constitutes the prospectus of Parent with respect to shares of Parent Common Stock to be issued in connection with the Mergers. For a description of the Parent Common Stock, see "DESCRIPTION OF PARENT CAPITAL STOCK."

         The shares of Parent Common Stock issued in the Mergers will be issued with attached rights (each, a "Right") issued pursuant to the Rights Agreement (the "Rights Agreement") to be entered into by Parent and American Stock Transfer & Trust Company, as Rights Agent, effective as of the date of the consummation of the Mergers. For a description of the Rights, see "DESCRIPTION OF PARENT CAPITAL STOCK."

         This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of each of Falcon and R&B on or about November 24, 1997.

         THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGERS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          --------------------

 The date of this Joint Proxy Statement/Prospectus is November 20, 1997.





                            TABLE OF CONTENTS

                                                                     Page


AVAILABLE INFORMATION .............................................  iii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ...................   iv
CAUTIONARY STATEMENT ..............................................   vi
SUMMARY ...........................................................    1
MARKET PRICES .....................................................    8
SELECTED HISTORICAL FINANCIAL DATA ................................    9
UNAUDITED SELECTED COMBINED PRO FORMA FINANCIAL INFORMATION .......   11
UNAUDITED COMPARATIVE PER SHARE DATA ..............................   12
INTRODUCTION ......................................................   13
RISK FACTORS ......................................................   13
THE COMPANIES .....................................................   17
   Falcon Drilling Company, Inc. ..................................   17
   Reading & Bates Corporation ....................................   17
   R&B Falcon Corporation .........................................   18
THE FALCON SPECIAL MEETING ........................................   19
   Purpose of the Falcon Special Meeting ..........................   19
   Date, Place and Time ...........................................   19
   Record Date ....................................................   19
   Required Vote ..................................................   19
   Security Ownership of Management and Certain Beneficial
     Owners .......................................................   20
   Voting and Revocation of Proxies ...............................   23
   Solicitation of Proxies ........................................   23
THE R&B SPECIAL MEETING ...........................................   24
   Purpose of the R&B Special Meeting .............................   24
   Date, Place and Time ...........................................   24
   Record Date ....................................................   24
   Required Vote ..................................................   24
   Security Ownership of Management and Certain Beneficial
     Owners .......................................................   24
   Voting and Revocation of Proxies ...............................   28
   Solicitation of Proxies ........................................   28
THE MERGERS .......................................................   29
   Background of the Mergers ......................................   29
   Recommendations of the Boards of Directors and Reasons
     for the Mergers ..............................................   31
   Opinions of Financial Advisors .................................   35
   Merger Consideration ...........................................   44
   Effective Time .................................................   45
   Dividends ......................................................   45
   Stock Exchange Listing .........................................   45
   Interests of Certain Persons in the Mergers ....................   45
   Anticipated Accounting Treatment ...............................   49
   Material Federal Income Tax Considerations .....................   49
   Appraisal Rights ...............................................   51
THE MERGER AGREEMENT ..............................................   55
   General ........................................................   55
   Consideration to be Received in the Mergers ....................   55
   Exchange Agent; Procedures for Exchange of Certificates ........   56
   No Fractional Shares ...........................................   58
   Representations and Warranties .................................   59
   Conduct of Business Pending the Mergers ........................   59
   No Solicitation ................................................   62
   Conditions Precedent to the Mergers ............................   63
   Stock Options ..................................................   64
   Employee Benefits and Restricted Stock .........................   64
   Indemnification; Directors' and Officers' Insurance ............   65
   Termination ....................................................   65
   Termination Fees ...............................................   66
   Fees and Expenses ..............................................   67
   Amendment ......................................................   67
   Waiver .........................................................   67
CERTAIN RELATED TRANSACTIONS ......................................   68
   Reciprocal Stock Option Agreements .............................   68
UNAUDITED PRO FORMA FINANCIAL INFORMATION .........................   70
OTHER MATTERS .....................................................   76
   Regulatory Approvals ...........................................   76
DESCRIPTION OF PARENT CAPITAL STOCK ...............................   77
   Parent Common Stock ............................................   77
   Parent Preferred Stock .........................................   77
   Parent Rights ..................................................   77
MANAGEMENT ........................................................   81
   Directors and Executive Officers ...............................   81
   Compensation of Executive Officers .............................   81
   Compensation of Directors ......................................   81
COMPARISON OF RIGHTS OF FALCON STOCKHOLDERS
AND R&B STOCKHOLDERS ..............................................   82
   Authorized Capital Stock .......................................   82
   Board of Directors .............................................   83
   Monetary Liability of Directors ................................   83
   Voting Rights ..................................................   84
   Foreign Ownership Limitation ...................................   84
   Interested Stockholders ........................................   84
   Removal of Directors and Filling Vacancies on the Board
      of Directors ................................................   85
   Stockholder Action Without a Meeting ...........................   85
   Special Meetings of Stockholders ...............................   86
   Charter and Bylaw Amendments ...................................   86
EXPERTS ...........................................................   87
LEGAL MATTERS .....................................................   87
STOCKHOLDER PROPOSALS .............................................   87


ANNEX A   AGREEMENT AND PLAN OF MERGER
ANNEX B   OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION
ANNEX C   OPINION OF MORGAN STANLEY & CO. INCORPORATED
ANNEX D   FALCON STOCK OPTION AGREEMENT
ANNEX E   READING & BATES STOCK OPTION AGREEMENT
ANNEX F   SECTION 262 DGCL APPRAISAL RIGHTS
ANNEX G   FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
             OF R&B FALCON CORPORATION
ANNEX H   FORM OF AMENDED AND RESTATED BYLAWS OF R&B FALCON CORPORATION





                          AVAILABLE INFORMATION

         Each of Falcon and R&B is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by each of Falcon and R&B with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. The periodic reports, proxy statements and other information filed by Falcon and R&B may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

         This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto filed by Parent, certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information with respect to Parent, Falcon, R&B, the Mergers, the securities offered hereby and related matters. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.



             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission (Commission file number 0-26388) by Falcon pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

        1. Falcon's Annual Report on Form 10-K for the year ended
           December 31, 1996 (which incorporates by reference certain information from Falcon's Proxy Statement relating to the 1996 Annual Meeting of Stockholders) (the "1996 Falcon Form 10-K");

        2. Falcon's Current Reports on Form 8-K dated June 25, 1997, July 16, 1997 and August 8, 1997;

        3. Falcon's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

        4. The description of the Falcon Common Stock and the Falcon Series C Junior Participating Preferred Stock set forth in registration statements filed by Falcon pursuant to Section 12 of the Exchange Act including any amendment or report filed for purposes of updating any such description.

         The following documents previously filed with the Commission (Commission file number 1-5587) by R&B pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

        1. R&B's Annual Report on Form 10-K for the year ended December 31, 1996 (which incorporates by reference certain information from R&B's Proxy Statement relating to the 1996 Annual Meeting of Stockholders) (the "1996 R&B Form 10-K");

        2. R&B's Current Reports on Form 8-K dated January 7, 1997, January 21, 1997, January 28, 1997, February 19, 1997,
           February 26, 1997, March 17, 1997, March 26, 1997, April 16,
           1997, April 21, 1997, May 2, 1997, May 13, 1997, May 28, 1997,
           June 18, 1997, June 30, 1997, July 2, 1997, July 11, 1997,
           July 15, 1997, August 6, 1997, August 22, 1997, August 27,
           1997, September 11, 1997, September 12, 1997, September 26, 1997, October 3, 1997, October 14, 1997, October 16, 1997,
           October 27, 1997, October 29, 1997, November 4, 1997 and November 6, 1997;

        3. R&B's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

        4. The description of the R&B Common Stock, the R&B Class A Stock and the R&B Series B Junior Participating Preferred Stock set forth in registration statements filed by R&B pursuant to
           Section 12 of the Exchange Act including any amendment or report filed for purposes of updating any such description.

         The information relating to Falcon and R&B contained in this Joint Proxy Statement/Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

         All documents filed by Falcon and R&B pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Stockholder Meetings shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                          ---------------------

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF FALCON DOCUMENTS, TO FALCON DRILLING COMPANY, INC., 1900 WEST LOOP SOUTH, SUITE 1800, HOUSTON, TEXAS 77027, ATTENTION: LEIGHTON E. MOSS, TELEPHONE NUMBER (713) 623-8984, AND IN THE CASE OF R&B DOCUMENTS, TO READING & BATES CORPORATION, 901 THREADNEEDLE, SUITE 200, HOUSTON, TEXAS 77079, ATTENTION: WAYNE K. HILLIN, SECRETARY, TELEPHONE NUMBER
(281) 496-5000. IN ORDER TO ENSURE TIMELY DELIVERY PRIOR TO THE STOCKHOLDER MEETINGS, REQUESTS SHOULD BE RECEIVED BY DECEMBER 8, 1997.

                          ---------------------

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY INFERENCE THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF EITHER FALCON OR R&B SINCE THE DATE HEREOF.



                           CAUTIONARY STATEMENT

         When used in this Joint Proxy Statement/Prospectus with respect to Falcon, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Joint Proxy Statement/Prospectus. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Falcon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

         When used in this Joint Proxy Statement/Prospectus with respect to R&B, the words "estimate," "projects," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Joint Proxy Statement/Prospectus. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. R&B does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                            ------------------

         As used in this Joint Proxy Statement/Prospectus, unless the context otherwise clearly requires: "Falcon" refers to Falcon Drilling Company, Inc. and "R&B" refers to Reading & Bates Corporation. All information contained in this Joint Proxy Statement/Prospectus with respect to Falcon and Falcon Sub has been provided by Falcon. All information contained in this Joint Proxy Statement/Prospectus with respect to R&B and R&B Sub has been provided by R&B.


                                      SUMMARY

         The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not, and is not intended to be, complete by itself. This summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the Annexes attached hereto and the documents referred to or incorporated herein by reference. Stockholders of Falcon and R&B are urged to review carefully all of the information contained in this Joint Proxy Statement/Prospectus, the Merger Agreement attached as Annex A and the other Annexes attached hereto. Certain capitalized terms which are used but not defined in this Summary are defined elsewhere in this Joint Proxy Statement/Prospectus.


THE COMPANIES

FALCON DRILLING COMPANY, INC.

         Falcon Drilling Company, Inc., a Delaware corporation, is a provider of contract drilling and workover services for the domestic and international oil and gas industry. Falcon's rig fleet consists of barge drilling rigs, barge workover rigs, jackup rigs, submersible rigs and drillships. Falcon's barge rig fleet is the largest in the world. Falcon also owns tugboats, crewboats and utility barges, which are primarily used in conjunction with its barge drilling and workover operations. Falcon markets its rigs and vessels to oil and gas companies and turnkey operators. Falcon's fleet operates in the U.S. Gulf Coast and Gulf of Mexico, Venezuela, Brazil, West Africa, India and Southeast Asia.

         For more information about Falcon, reference is made to the 1996 Falcon Form 10-K which is incorporated herein by reference. See "THE COMPANIES--Falcon Drilling Company, Inc.," "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

READING & BATES CORPORATION

         Reading & Bates Corporation, a Delaware corporation, provides contract drilling and other related services in major offshore oil and gas producing areas worldwide. R&B's mobile offshore fleet currently consists of three fourth-generation and two third-generation semisubmersible drilling units, a third-generation deepwater semisubmersible support vessel, two second-generation semisubmersible drilling units, nine international-class 300 foot cantilever jackups, two self-erecting tenders and one floating production vessel. R&B's drilling units are located in the Gulf of Mexico and in waters offshore Europe, Africa, Australia and other parts of the world.

         For more information about R&B, reference is made to the 1996 R&B Form 10-K which is incorporated herein by reference. See "THE
COMPANIES--Reading & Bates Corporation," "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

R&B FALCON CORPORATION

         R&B Falcon Corporation is a newly formed Delaware corporation that has not, to date, conducted any activities other than those incident to its formation, its execution of the Agreement and Plan of Merger, dated as of July 10, 1997 (the "Merger Agreement"), among Parent, FDC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, Reading & Bates Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, Falcon and R&B, and related agreements, and its participation in the preparation of this Joint Proxy Statement/Prospectus. As a result of the Mergers (as hereinafter defined), each of Falcon and R&B will become a wholly owned subsidiary of Parent. Accordingly, the business of Parent, through its wholly owned subsidiaries Falcon and R&B, will be the businesses currently conducted by Falcon and R&B. Immediately upon consummation of the Mergers, based upon the number of shares issued and outstanding on the record dates, the former stockholders of Falcon will own approximately 48% and the former stockholders of R&B will own approximately 52% of the outstanding Parent Common Stock. The headquarters of Parent will be located at 1900 West Loop South, Suite 1800, Houston, Texas. See "THE COMPANIES--R&B Falcon Corporation."


THE FALCON SPECIAL MEETING

TIME, DATE AND PLACE

         The special meeting of stockholders of Falcon (the "Falcon Special Meeting") will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas, on December 23, 1997 at 9:00 a.m., Central Time.

PURPOSE OF THE FALCON SPECIAL MEETING

         The purpose of the Falcon Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE; REQUIRED VOTE

         Only holders of record of common stock, par value $.01 per share, of Falcon (the "Falcon Common Stock") at the close of business on November 20, 1997 (the "Falcon Record Date") will be entitled to vote at the Falcon Special Meeting. Each holder of record of shares Falcon Common Stock on the Falcon Record Date is entitled to cast one vote per share on the proposal to approve and adopt the Merger Agreement and on any other matter properly submitted for the vote of the Falcon stockholders at the Falcon Special Meeting. The presence, in person or by proxy, of the holders of at least a majority of the shares entitled to vote at the Falcon Meeting is necessary to constitute a quorum. As of the Falcon Record Date, there were 79,350,778 shares of Falcon Common Stock outstanding and entitled to vote at the Falcon Special Meeting. The affirmative vote of a majority of the outstanding shares of Falcon Common Stock is required to approve and adopt the Merger Agreement.

SECURITY OWNERSHIP OF MANAGEMENT

         As of the Falcon Record Date, directors and executive officers of Falcon and their affiliates owned an aggregate of 30,535,515 shares of Falcon Common Stock (approximately 38.4% of the shares of Falcon Common Stock then outstanding).

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGERS

         THE FALCON BOARD OF DIRECTORS (THE "FALCON BOARD") HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE FALCON MERGER (AS HEREINAFTER DEFINED) IS FAIR TO, AND IN THE BEST INTERESTS OF, FALCON AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT FALCON STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         For a discussion of the factors considered by the Falcon Board in approving the Merger Agreement, see "THE MERGERS--Recommendations of the Boards of Directors and Reasons for the Mergers."

OPINION OF FALCON'S FINANCIAL ADVISOR

         On July 10, 1997, Credit Suisse First Boston Corporation ("CSFB") delivered to the Falcon Board an oral opinion (which was subsequently confirmed in writing) that, as of such date, and based upon and subject to the matters set forth therein, the Combination Ratio (which was defined for purposes of the opinion as the exchange ratio of one share of Parent Common Stock for each share of Falcon Common Stock, together with the exchange ratio of 0.59 shares of Parent Common Stock for each share of R&B Common Stock, and which did not take into account the two-for-one stock split of Falcon Common Stock effected on July 15,
1997) was fair to the holders of Falcon Common Stock from a financial point of view. As discussed in "THE MERGERS--Recommendations of the Boards of Directors and Reasons for the Mergers," CSFB's opinion and presentation to the Falcon Board were among the factors considered by the Falcon Board in reaching its determination to approve the Falcon Merger. CSFB subsequently confirmed its July 10, 1997 opinion by delivering to the Falcon Board its written opinion, dated the date hereof (the "CSFB Opinion"), that, as of such date and based upon and subject to the matters set forth therein, the Combination Ratio (as defined therein) was fair to the holders of Falcon Common Stock from a financial point of view. A copy of the CSFB Opinion is attached as Annex B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. CSFB has consented to the use of the CSFB Opinion in this Joint Proxy Statement/Prospectus, and a copy of its consent has been filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part. Stockholders are urged to read such opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by CSFB in connection therewith and to consider such opinion carefully. See "THE MERGERS--Opinions of Financial Advisors."


THE R&B SPECIAL MEETING

TIME, DATE AND PLACE

         The special meeting of stockholders of R&B (the "R&B Special Meeting") will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas, on December 23, 1997 at 9:00 a.m., Central Time.

PURPOSE OF THE R&B SPECIAL MEETING

         The purpose of the R&B Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus. The proposal to approve and adopt the Merger Agreement will be voted on by
(i) the holders of the outstanding R&B Common Stock and outstanding R&B Class A Stock, voting together as a single class, and (ii) the holders of the outstanding R&B Class A Stock voting separately.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE; REQUIRED VOTE

         Only holders of record of R&B Common Stock and R&B Class A Stock at the close of business on November 20, 1997 (the "R&B Record Date") will be entitled to vote at the R&B Special Meeting. Each holder of record of R&B Common Stock on the R&B Record Date is entitled to cast one vote per share of R&B Common Stock, and each holder of record of R&B Class A Stock on the R&B Record Date is entitled to cast four votes per share of R&B Class A Stock, on the proposal to approve and adopt the Merger Agreement and on any other matter properly submitted for the vote of the R&B stockholders at the R&B Special Meeting. As of the R&B Record Date, there were 72,230,879 shares of R&B Common Stock and 50 shares of R&B Class A Stock outstanding and entitled to vote at the R&B Special Meeting. The affirmative vote of the holders of shares of R&B Common Stock and R&B Class A Stock representing a majority of the votes entitled to be cast by the holders of the outstanding R&B Common Stock and R&B Class A Stock, voting together as a class, is required to approve and adopt the Merger Agreement.

SECURITY OWNERSHIP OF MANAGEMENT

         As of the R&B Record Date, directors and executive officers of R&B and their affiliates owned an aggregate of 1,762,673 shares of R&B Common Stock (approximately 2.44% of the shares of R&B Common Stock then outstanding).

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGERS

         THE R&B BOARD OF DIRECTORS (THE "R&B BOARD") HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE R&B MERGER (AS HEREINAFTER DEFINED) IS FAIR TO, AND IN THE BEST INTERESTS OF, R&B AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE R&B STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         For a discussion of the factors considered by the R&B Board in approving the Merger Agreement, see "THE MERGERS--Recommendations of the Boards of Directors and Reasons for the Mergers."

OPINION OF R&B'S FINANCIAL ADVISOR

         Morgan Stanley & Co. Incorporated ("Morgan Stanley") has rendered a written opinion to the R&B Board, dated as of July 10, 1997, to the effect that, as of such date, and subject to the assumptions made, matters considered and limits on review specified therein, the Merger Consideration (which was defined for purposes of the opinion as the exchange ratio of 1.18 shares of Parent Common Stock for each share of R&B Common Stock), pursuant to the Merger Agreement, is fair, from a financial point of view, to the holders of shares of R&B Common Stock. As discussed in "THE MERGERS--Recommendations of the Boards of Directors and Reasons for the Mergers," Morgan Stanley's opinion and presentation to the R&B Board were among the factors considered by the R&B Board in reaching its determination to approve the R&B Merger. The opinion of Morgan Stanley is attached as Annex C to this Joint Proxy Statement/Prospectus. Stockholders of R&B are urged to read such opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications on the review undertaken by Morgan Stanley in connection therewith. See "THE MERGERS--Opinions of Financial Advisors."


THE MERGERS

EFFECTIVE TIME

         The Mergers will become effective at the date and time set forth in the Certificates of Merger which will be filed with the Secretary of State of the State of Delaware (the "Effective Time"). At the Effective Time of the Mergers, Falcon Sub will be merged with and into Falcon (the "Falcon Merger"), and R&B Sub will be merged with and into R&B (the "R&B Merger" and, together with the Falcon Merger, the "Mergers"), with the result that each of Falcon and R&B will become a wholly owned subsidiary of Parent.

EFFECT ON FALCON STOCKHOLDERS

         At the Effective Time, each issued and outstanding share of Falcon Common Stock will be converted into one share of Parent Common Stock. Prior to the Effective Time, there has been no public market for the Parent Common Stock. For a description of the Parent Common Stock and the Rights, see "DESCRIPTION OF PARENT CAPITAL STOCK."

EFFECT ON FALCON OPTION HOLDERS

         At the Effective Time, each outstanding option to purchase or acquire a share of Falcon Common Stock will be converted into an option to purchase a share of Parent Common Stock at the same exercise price. For a further description of the treatment of such options, see "THE MERGER AGREEMENT--Stock Options."

EFFECT ON R&B STOCKHOLDERS

         At the Effective Time, (i) each issued and outstanding share of R&B Common Stock will be converted into 1.18 shares of Parent Common Stock, (ii) if the holders of at least two-thirds of the R&B Class A Stock vote to approve the R&B Merger, each outstanding share of R&B Class A Stock will be converted into 1.18 fully paid and nonassessable shares of Parent Common Stock, and (iii) if the holders of R&B Class A Stock do not grant such two-thirds voting approval of the R&B Merger, each outstanding share of R&B Class A Stock will be converted into the right to receive an amount in cash equal to the sum of $12.00 plus all accrued and unpaid cumulative dividends. Prior to the Effective Time, there has been no public market for the Parent Common Stock. For a description of the Parent Common Stock and the Rights, see "DESCRIPTION OF PARENT CAPITAL STOCK."

EFFECT ON R&B OPTION HOLDERS

         At the Effective Time, each outstanding option to purchase or acquire a share of R&B Common Stock will be converted into an option to purchase a number of shares of Parent Common Stock equal to 1.18 times the number of shares of R&B Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option at an exercise price per share of Parent Common Stock equal to the R&B Common Stock option exercise price divided by 1.18. For a further description of the treatment of such options, see "THE MERGER AGREEMENT--Stock Options."

CONDITIONS TO THE MERGERS

         Consummation of the Mergers is subject to various conditions, including, among others, receipt of the stockholder approvals solicited hereby, receipt of necessary regulatory approvals, receipt of opinions of counsel regarding material federal income tax consequences of the Mergers and the satisfaction of other customary closing conditions. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger."

TERMINATION OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of Falcon and R&B and by either of them individually under certain specified circumstances, including if the Mergers have not been consummated on or before January 31, 1998. See "THE MERGER AGREEMENT--Termination."

BOARD OF DIRECTORS AFTER THE MERGERS

         Upon consummation of the Mergers, the Board of Directors of Parent will consist of 10 members, five of whom will be designated by the R&B Board and five of whom will designated by the Falcon Board. See "THE MERGERS--Interests of Certain Persons in the Mergers" and "MANAGEMENT--Directors and Executive Officers."

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

         In considering the recommendation of the Mergers by the Falcon Board and the R&B Board, the stockholders of each of Falcon and R&B, respectively, should be aware that certain directors and executive officers of Falcon and R&B have interests with respect to the Mergers that may be different than those of the stockholders of Falcon or R&B, respectively. In connection with the consummation of the Mergers, the employment of certain officers of R&B and Reading & Bates Drilling Co., a wholly owned subsidiary of R&B, will be terminated and such officers will receive benefits pursuant to their respective Employment Agreements. The cash amounts expected to be paid to these officers, assuming the Mergers are consummated on December 31, 1997, are as follows: P. B. Loyd, Jr., $10,789,397; T. W. Nagle, $3,812,746; W. K. Hillin, $2,974,650; C. R.
Ofner, $2,916,813; D. L. McIntire, $1,891,857; and A. Bakonyi,
$2,995,924. For further information on these and other arrangements with executive officers of Falcon and R&B, see "THE MERGERS--Interests of Certain Persons in the Mergers."

APPRAISAL RIGHTS

         Under the Delaware General Corporation Law (the "DGCL"), neither the holders of R&B Common Stock nor the holders of Falcon Common Stock will have appraisal rights with respect to the Mergers. Holders of R&B Class A Stock who do not vote in favor of approval and adoption of the Merger Agreement and who otherwise comply with the applicable requirements of the DGCL will have appraisal rights. However, R&B believes, based upon legal advice, that a holder of R&B Class A Stock will not be entitled to receive in any appraisal proceeding more than the sum of $12.00 plus accrued and unpaid cumulative dividends per share of R&B Class A Stock. See "THE MERGERS--Appraisal Rights."

STOCK EXCHANGE LISTING

         The Parent Common Stock to be issued in the Mergers has been approved for listing on the NYSE, subject to official notice of issuance, and will trade under the symbol "FLC." Prior to the Effective Time, there has been no public market for the Parent Common Stock. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger."

ANTICIPATED ACCOUNTING TREATMENT

         Prior to entering into the Merger Agreement, each of Falcon and R&B reviewed relevant data and consulted their respective independent accounting firms to determine the appropriate accounting method for the Mergers under Accounting Principles Board Opinion No. 16 ("APB Opinion No. 16"). Based upon that review and consultation, Falcon and R&B concluded that they are required to account for the Mergers as a pooling of interests and will do so in accordance with APB Opinion No. 16. See "THE MERGERS--Anticipated Accounting Treatment."

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         Except with respect to cash received by holders of R&B Common Stock in lieu of fractional shares of Parent Common Stock, the Mergers have been structured to qualify as tax-free transactions for United States federal income tax purposes. The obligations of Falcon and R&B to effect the Mergers are conditioned upon delivery of an opinion to Falcon from Skadden, Arps, Slate, Meagher & Flom LLP, its counsel, and to R&B from Cravath, Swaine & Moore, its counsel, each dated as of the Effective Time, based upon certain customary representations and assumptions set forth therein, that the Mergers so qualify. See "THE MERGERS--Material Federal Income Tax Considerations." Holders of Falcon Common Stock and R&B Common Stock are urged to consult their tax advisors as to the specific tax consequences to them of the Mergers.

RECIPROCAL STOCK OPTION AGREEMENTS; TERMINATION FEES

         Pursuant to the Stock Option Agreement, dated as of July 10, 1997, between Falcon and R&B (the "Falcon Stock Option Agreement"), Falcon granted R&B an option (the "R&B Option") to purchase 15,753,823 shares of Falcon Common Stock at an exercise price of $27.78 per share which was the closing price of the Falcon Common Stock on July 9, 1997, the day prior to the public announcement of the proposed Mergers (after giving effect to the two-for-one stock split to holders of record of Falcon Common Stock effected on July 15, 1997), subject to the terms and conditions set forth therein. The R&B Option may only be exercised upon the occurrence of certain events (none of which has occurred) generally relating to an attempt by a third party to acquire all of or a significant interest in Falcon. In addition, pursuant to the Stock Option Agreement, dated as of July 10, 1997, between R&B and Falcon (the "R&B Common Stock Option Agreement" and together with the Falcon Stock Option Agreement, the "Stock Option Agreements"), R&B granted Falcon an option (the "Falcon Option") to purchase 14,340,154 shares of R&B Common Stock at an exercise price of $34.00 per share, subject to the terms and conditions set forth therein. The Falcon Option may only be exercised upon the occurrence of certain events (none of which has occurred) generally relating to an attempt by a third party to acquire all of or a significant interest in R&B.

         The Merger Agreement provides for the payment of fees (the "Termination Fees") in the amount of $100 million following a termination of the Merger Agreement under certain circumstances. See "THE MERGER AGREEMENT--Termination Fees."

         The Stock Option Agreements and the Termination Fees are intended to increase the likelihood that the Mergers will be consummated in accordance with the terms of the Merger Agreement. Certain aspects of the Stock Option Agreements and the Termination Fees may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in Falcon or R&B from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Falcon Common Stock or R&B Common Stock than the price per share implicit in the Merger Consideration. See "THE MERGERS--Recommendations of the Board of Directors and Reasons for the Mergers."

         The Stock Option Agreements are attached as Annex D and Annex E, respectively, to this Joint Proxy Statement/Prospectus and are incorporated herein by reference. See "CERTAIN RELATED
TRANSACTIONS--Reciprocal Stock Option Agreements."


                              MARKET PRICES

         The Falcon Common Stock is listed on the NYSE under the symbol "FLC." The R&B Common Stock is listed on the NYSE under the symbol "RB." The following table sets forth, for the calendar periods indicated, the high and low sales prices per share of Falcon Common Stock and R&B Common Stock as reported by the NYSE Composite Tape for the periods indicated. All share price information for Falcon Common Stock has been adjusted to reflect the two-for-one stock split effected on July 15, 1997. Neither Falcon nor R&B have declared any dividends on the Falcon Common Stock or R&B Common Stock, respectively, for the periods indicated. The R&B Class A Stock is not listed on any securities exchange.


                                                   FALCON                  R&B
                                                COMMON STOCK           COMMON STOCK
                                              HIGH        LOW        HIGH       LOW
1995                                          ----        ---        ----       ---
First Quarter .............................. $   --     $   --     $  8.13    $  5.50
Second Quarter .............................     --         --        9.38       7.00
Third Quarter ..............................    6.75       4.63      13.13       8.63
Fourth Quarter .............................    7.63       4.94      15.38      10.75

1996
First Quarter .............................. $ 12.81    $  6.00    $ 20.38    $ 14.25
Second Quarter .............................   14.25      11.13      26.13      19.75
Third Quarter ..............................   13.94      10.00      27.88      20.00
Fourth Quarter .............................   21.63      12.88      31.13      25.00

1997
First Quarter .............................. $ 21.50    $ 15.13    $ 32.25    $ 22.50
Second Quarter .............................   28.81      15.56      28.25      20.13
Third Quarter ..............................   38.13      25.44      44.63      26.75
Fourth Quarter (through November 19, 1997)..   42.81      30.00      49.81      35.33


         The following table sets forth the closing price per share of Falcon and R&B as reported on the NYSE Composite Tape, and the equivalent price per share of R&B Common Stock (which is the closing sale price of Falcon Common Stock multiplied by the Combination Ratio) as of (i) July 9, 1997 (the last full trading day before the announcement of the proposed Mergers); and (ii) November 19, 1997 (the last trading day prior to the date of the filing with the Commission of the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part):

                                                          EQUIVALENT PRICE
                           FALCON              R&B        PER SHARE OF R&B
                        COMMON STOCK      COMMON STOCK      COMMON STOCK
                        ------------      ------------    ----------------
July 9, 1997 .......        $27.78            $28.13           $32.78

November 19, 1997 ..        $31.75            $36.88           $37.47

         FALCON STOCKHOLDERS AND R&B STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE FALCON COMMON STOCK AND THE R&B COMMON STOCK.



                    SELECTED HISTORICAL FINANCIAL DATA

         The following tables set forth selected historical consolidated financial data of Falcon and R&B for the last five years and for the nine month periods ended September 30, 1997 and 1996. The selected historical consolidated financial data of Falcon and R&B have been derived from, and should be read in conjunction with, the historical consolidated financial data of Falcon or R&B, as the case may be, including the notes thereto, which are incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."


                          SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                         OF FALCON DRILLING COMPANY, INC. AND SUBSIDIARIES
                                (in millions, except per share data)

                                    UNAUDITED
                                   NINE MONTHS
                                      ENDED
                                  SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                                 -----------------   -----------------------------------------------
                                   1997      1996      1996      1995      1994      1993     1992
                                 --------  --------  --------  --------  --------  --------  --------
INCOME STATEMENT DATA:
  Operating revenues              $367.3    $220.9    $319.3    $177.5    $138.5    $61.8      $9.7

  Operating expenses               196.2     141.3     198.8     120.9      95.3     46.1       9.7
  General and administrative
     expenses                       20.9      13.2      18.1      13.9      11.9      5.5       1.6
  Depreciation and amortization     27.2      20.8      28.9      16.5       9.4      3.0       1.7
                                 --------  --------  --------  --------  --------  --------  --------

  Operating income (loss)          123.0      45.6      73.5      26.2      21.9      7.2      (3.3)

  Other income (expense)           (13.7)    (17.0)    (22.0)    (16.3)    (10.7)    (2.3)     (2.0)
                                 --------  --------  --------  --------  --------  --------  --------

  Income (loss) before income
    taxes and minority
    interest                       109.3      28.6      51.5       9.9      11.2      4.9      (5.3)

  Income taxes                      40.1      10.6      19.1       3.5       3.2      1.0         -
  Minority interest                   -         -         -        1.3       3.5        -         -
                                 --------  --------  --------  --------  --------  --------  --------

  Net income (loss)                 69.2      18.0      32.4       5.1       4.5      3.9      (5.3)

  Dividends and accretion on
    preferred stock                   -         -         -        0.4       0.6      0.7         -
                                 --------  --------  --------  --------  --------  --------  --------

  Net income (loss) applicable
    to common stockholders         $69.2     $18.0     $32.4      $4.7      $3.9     $3.2     ($5.3)
                                 ========  ========  ========  ========  ========  ========  ========

  Weighted average shares
    outstanding (1)                 79.9      72.0      72.5      59.1      53.8     43.8       23.4
                                 ========  ========  ========  ========  ========  ========  ========

  Net income (loss) per common
    share                           $0.87     $0.25     $0.45     $0.08     $0.07    $0.07    ($0.23)
                                 ========  ========  ========  ========  ========  ========  ========

BALANCE SHEET DATA:
  Total assets                    $793.0    $513.7    $652.0    $341.0    $224.1   $110.0     $42.5
  Total liabilities                446.0     379.1     378.3     225.5     184.5     58.9      41.5
  Total minority interest             -         -         -         -        1.4     12.7         -
  Redeemable Preferred Stock          -         -         -         -        4.1      7.4         -
  Total stockholders' equity       347.0     134.6     273.7     115.5      34.1     31.0       1.0

---------------------
(1) All share and per share amounts have been adjusted to reflect the two-for-one stock split of Falcon that was effected on July 15, 1997.





                          SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF READING & BATES CORPORATION AND SUBSIDIARIES
                                 (in millions, except per share data)

                                    UNAUDITED
                                   NINE MONTHS
                                      ENDED
                                  SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                                 ------------------  ------------------------------------------------
                                  1997       1996      1996      1995      1994     1993      1992
                                 --------  --------  --------  --------  --------  --------  --------
INCOME STATEMENT DATA:
  Operating revenues              $291.4    $199.3    $290.2    $212.8    $169.1   $183.8    $156.7

  Operating expenses               170.5      90.8     126.7     127.1     123.0    117.6     114.0
  General and administrative
    expenses                        17.3      15.4      22.6      17.1      18.0     18.1      16.8
  Depreciation and amortization     31.1      24.0      33.5      30.4      28.9     29.8      33.0
                                 --------  --------  --------  --------  --------  --------  --------

  Operating income (loss)           72.5      69.1     107.4      38.2      (0.8)    18.3      (7.1)

  Other income (expense)           (11.8)    (10.1)    (14.9)    (15.5)    (13.1)   (12.3)      1.9
                                 --------  --------  --------  --------  --------  --------  --------

  Income (loss) before income
    taxes, minority interest
    and extraordinary gain          60.7      59.0      92.5      22.7     (13.9)     6.0      (5.2)

  Income taxes                       5.4       3.4       7.9       2.8       4.1      4.0       0.1
  Minority interest                  6.8       3.7       6.7       1.5      (0.9)    (2.6)     (8.7)
                                 --------  --------  --------  --------  --------  --------  --------

  Income (loss) before
    extraordinary gain              48.5      51.9      77.9      18.4     (17.1)     4.6       3.4
  Extraordinary gain                   -         -         -       3.4         -        -         -
                                 --------  --------  --------  --------  --------  --------  --------
  Net income (loss)                 48.5      51.9      77.9      21.8     (17.1)     4.6       3.4

  Dividends and accretion on
    preferred stock                    -       3.6       3.6       4.8       4.9      2.0       5.3
                                 --------  --------  --------  --------  --------  --------  --------
  Net income (loss) applicable
    to common stockholders         $48.5     $48.3     $74.3     $17.0    ($22.0)    $2.6     ($1.9)
                                 ========  ========  ========  ========  ========  ========  ========
  Weighted average shares
    outstanding:
    Primary                         72.1      62.3      64.6      60.2      56.9     55.5      49.0
                                 --------  --------  --------  --------  --------  --------  --------
    Fully diluted                    N/A      70.7      71.0       N/A       N/A      N/A       N/A
                                 ========  ========  ========  ========  ========  ========  ========

  Primary net income (loss)
    per common share:
    Income (loss) before
       extraordinary gain           $0.67     $0.78     $1.15     $0.22    ($0.39)   $0.05    ($0.04)
    Extraordinary gain                  -         -         -      0.06         -        -         -
                                 --------  --------  --------  --------  --------  --------  --------
    Net income (loss) per
       common share                 $0.67     $0.78     $1.15     $0.28    ($0.39)   $0.05    ($0.04)
                                 ========  ========  ========  ========  ========  ========  ========
  Fully diluted net income per
    common share:
    Income before
      extraordinary gain             N/A      $0.74     $1.10      N/A       N/A      N/A       N/A
    Extraordinary gain               N/A          -         -      N/A       N/A      N/A       N/A
                                 --------  --------  --------  --------  --------  --------  --------
    Net income per common share      N/A      $0.74     $1.10      N/A       N/A      N/A       N/A
                                 ========  ========  ========  ========  ========  ========  ========

BALANCE SHEET DATA:
  Total assets                  $1,034.7    $738.7    $808.1    $605.8    $586.8   $612.4    $614.6
  Total liabilities                477.0     284.0     315.4     204.2     220.8    224.4     261.7
  Total minority interest           53.1      43.1      46.1      44.5      43.9     68.5     107.5
  Total stockholders' equity       504.6     411.6     446.6     357.1     322.2    319.5     245.4




       UNAUDITED SELECTED COMBINED PRO FORMA FINANCIAL INFORMATION

         The following unaudited selected combined pro forma financial information for Parent gives effect to the Mergers and related transactions, as if combined for all periods presented and is derived from the unaudited pro forma financial information appearing elsewhere in this Joint Proxy Statement/Prospectus.

           UNAUDITED SELECTED COMBINED PRO FORMA FINANCIAL INFORMATION
         OF READING & BATES CORPORATION AND FALCON DRILLING COMPANY, INC.
                       (in millions, except per share data)


                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                      YEARS ENDED DECEMBER 31,
                                  --------------------    -------------------------------------------------
                                     1997       1996        1996       1995      1994      1993      1992
                                  --------    --------    --------   --------  --------  --------  --------
INCOME STATEMENT DATA: (1)
  Operating revenues                $658.7      $420.2      $609.6    $390.3    $307.6    $245.6    $166.3

  Operating expenses                 369.8       238.3       331.8     249.3     217.0     162.8     123.7
  General and administrative
     expenses                         33.0        25.8        37.0      29.2      29.8      23.6      18.4
  Depreciation and amortization       58.3        44.8        62.5      46.9      38.4      32.8      34.7
                                  --------    --------    --------   --------  --------  --------  --------
  Operating income (loss)            197.6       111.3       178.3      64.9      22.4      26.4     (10.5)

  Other income (expense)             (27.6)      (27.3)      (38.0)    (32.3)    (25.2)    (15.5)     (0.1)
                                  --------    --------    --------   --------  --------  --------  --------
  Income (loss) before income
    taxes, minority interest
    and extraordinary gain           170.0        84.0       140.3      32.6      (2.8)     10.9     (10.6)
  Income taxes                        45.4        14.0        27.0       6.3       7.3       5.0       0.1
  Minority interest                    6.9         3.6         6.7       2.8       2.6      (2.6)     (8.8)
                                  --------    --------    --------   --------  --------  --------  --------
  Income (loss) before
    extraordinary gain               117.7        66.4       106.6      23.5     (12.7)      8.5      (1.9)
  Extraordinary gain                     -           -           -       3.4         -         -         -
                                  --------    --------    --------   --------  --------  --------  --------
  Net income (loss)                  117.7        66.4       106.6      26.9     (12.7)      8.5      (1.9)

  Dividends and accretion on
    preferred stock                      -         3.6         3.6       5.2       5.4       2.8       5.3
                                  --------    --------    --------   --------  --------  --------  --------

  Net income (loss) applicable
   to common stockholders           $117.7       $62.8      $103.0     $21.7    ($18.1)     $5.7     ($7.2)
                                  =========   =========   =========  ========  ========  ========  ========

  Weighted average shares
    outstanding                      164.9       145.5       148.7     130.2     120.9     109.3      81.2
                                  =========   =========   =========  ========  ========  ========  ========

  Net income (loss) per common
   share:
   Income (loss) before
     extraordinary gain               $0.71       $0.43       $0.69     $0.14    ($0.15)    $0.05    ($0.09)
   Extraordinary gain                     -           -           -      0.03         -         -         -
                                  ---------   ---------   ---------  --------  --------  --------  --------
   Net income (loss) per common
     share                            $0.71       $0.43       $0.69     $0.17    ($0.15)    $0.05    ($0.09)
                                  =========   =========   =========  ========  ========  ========  ========

BALANCE SHEET DATA:
  Total assets                    $1,823.9    $1,248.8    $1,456.3    $946.8    $810.9    $722.4    $657.1
  Total liabilities                  923.0       663.1       693.7     429.7     405.3     283.3     303.2
  Total minority interest             53.1        43.1      46.1      44.5      45.3      81.2     107.5
  Redeemable Preferred Stock             -           -           -         -       4.1       7.4         -
  Total stockholders' equity         847.8       542.6       716.5     472.6     356.3     350.5     246.4


----------------
(1) Certain prior period amounts in the selected historical financial data have been reclassified for comparative purposes. Such reclassification had no effect on the net income (loss) or the overall financial condition of R&B and Falcon combined.





                       UNAUDITED COMPARATIVE PER SHARE DATA

         The following table sets forth for Falcon and R&B certain historical and pro forma equivalent per share data at September 30, 1997 and for the nine months ended September 30, 1997 and for the twelve months ended December 31, 1996, 1995 and 1994. The information presented herein should be read in conjunction with the selected historical financial data and the unaudited pro forma financial information appearing elsewhere in this Joint Proxy Statement/Prospectus. See "SELECTED HISTORICAL FINANCIAL DATA" and "UNAUDITED PRO FORMA FINANCIAL INFORMATION."


                                       AT OR FOR THE
                                         NINE MONTHS      AT OR FOR THE TWELVE MONTHS
                                           ENDED               ENDED DECEMBER 31,
                                        SEPTEMBER 30,    ----------------------------
                                             1997        1996       1995        1994
                                       --------------    ----       ----        ----
FALCON DRILLING COMPANY, INC.
COMMON STOCK (1)

Income (loss) from continuing
operations per common share:
 Historical .........................     $0.87          $0.45       $0.08      $0.07
 Combined pro forma .................      0.71           0.69        0.14      (0.15)

Book value per share:
 Historical ........................      $4.38          $3.48
 Combined pro forma ................       5.16           4.39

Cash dividends per share:
 Historical ........................          -              -           -          -
 Combined pro forma ................          -              -           -          -

READING & BATES CORPORATION
COMMON STOCK (2)

Income (loss) from continuing
operations per common share:
 Historical ........................      $0.67          $1.15       $0.22    ($0.39)
 Combined pro forma ................       0.84           0.82        0.17     (0.18)

Book value per share:
 Historical ........................      $6.99          $6.21
 Combined pro forma ................       6.08           5.17

Cash dividends per share:
 Historical ........................          -              -           -          -
 Combined pro forma ................          -              -           -          -

--------------------
(1) For purposes of calculating combined pro forma per share data, it has been assumed that each share of Falcon Common Stock is exchanged for one share of Parent Common Stock and that each share of R&B Common Stock and R&B Class A Stock is exchanged for 1.18 shares of Parent Common Stock.

(2) For purposes of calculating combined pro forma per share data, it has been assumed that each share of R&B Common Stock and R&B Class A Stock is exchanged for one share of Parent Common Stock and that each share of Falcon Common Stock is exchanged for .85 shares of Parent Common Stock.





                               INTRODUCTION

        This Joint Proxy Statement/Prospectus is being furnished to stockholders of Falcon in connection with the solicitation of proxies by Falcon for use at the Falcon Special Meeting to be held at the Omni Houston Hotel, Four Riverway, on December 23, 1997 at 9:00 a.m., Central Time, or at any adjournments or postponements thereof.

        This Joint Proxy Statement/Prospectus is being furnished to the stockholders of R&B in connection with the solicitation of proxies by R&B for use at the R&B Special Meeting to be held at the Omni Houston Hotel, Four Riverway, on December 23, 1997 at 9:00 a.m., Central Time, or at any adjournments or postponements thereof.

        At the Stockholder Meetings, the holders of Falcon Common Stock and the holders of R&B Common Stock and R&B Class A Stock, respectively, will be asked to approve and adopt the Merger Agreement pursuant to which Falcon Sub will be merged with and into Falcon and R&B Sub will be merged with and into R&B with the result that each of Falcon and R&B will become a wholly owned subsidiary of Parent.

        This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Falcon and R&B on or about November 24, 1997.


                              RISK FACTORS

        In addition to the other information contained in this Joint Proxy Statement/Prospectus and incorporated herein by reference, in deciding whether to vote in favor of approval and adoption of the Merger Agreement, the stockholders of Falcon and R&B should carefully consider the following factors.

DEPENDENCE ON OIL AND NATURAL GAS INDUSTRY; INDUSTRY CONDITIONS

        The business and operations of Parent will depend principally upon the condition of the oil and gas industry and, specifically, the exploration and production expenditures of oil and gas companies. Historically, the offshore contract drilling industry has been highly competitive and cyclical, with periods of high demand, short rig supply and high dayrates followed by periods of low demand, excess rig supply and low dayrates. The offshore contract drilling business is influenced by a number of factors, including the current and anticipated prices of oil and natural gas, the expenditures by oil and gas companies for exploration and production and the availability of drilling rigs. For a number of years, depressed oil and natural gas prices and an oversupply of rigs have adversely affected the offshore drilling market, particularly in the Gulf of Mexico, where the prolonged weakness and uncertainty in the demand for and price of natural gas resulted in a significant decline in exploration and production activities. Demand for drilling services outside the United States, excluding the North Sea, has been less volatile in recent years, but remains dependent on a variety of political and economic factors beyond the control of Parent, including worldwide demand for oil and natural gas, the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and pricing, the level of production of non-OPEC countries and the policies of the various governments regarding exploration and development of their oil and natural gas reserves.

COMPETITION

        The contract drilling industry is highly competitive. Customers often award contracts on a competitive bid basis, and although a customer selecting a rig may consider, among other things, a contractor's safety record, crew quality and quality of service and equipment, the oversupply of rigs in the recent past has created an intensely competitive market in which price is the primary factor in determining the selection of a drilling contractor. From approximately 1983 until 1996, the number of available drilling rigs exceeded demand, with the result that utilization of rigs and dayrates were depressed. While demand for rigs currently approximates supply, there is no assurance that this will continue to be the case. Demand for drilling rigs can change quickly, and any decrease in drilling activity could rapidly result in material declines in utilization rates and dayrates.

ENVIRONMENTAL MATTERS

        The operations of Parent will be subject to numerous U.S. and foreign federal, state and local environmental laws and regulations that relate directly or indirectly to its operations, including certain regulations controlling the discharge of materials into the environment, requiring removal and clean-up under certain circumstances, or otherwise relating to the protection of the environment. For example, Parent may be liable for damages and costs incurred in connection with oil spills for which it is held responsible. Laws and regulations protecting the environment have become increasingly stringent in recent years and may in certain circumstances impose "strict liability" and render a company liable for environmental damage without regard to negligence or fault on the part of such company. Such laws and regulations may expose Parent to liability for the conduct of or conditions caused by others, or for acts of Parent that were in compliance with all applicable laws at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on Parent.

OPERATIONAL HAZARDS

        The operations of Parent will be subject to hazards inherent in the drilling of oil and gas wells such as blowouts, reservoir damage, loss of production, loss of well control, cratering or fires, the occurrence of which could result in the suspension of drilling operations, injury to or death of personnel and damage to or destruction of Parent's, its customer's or a third party's property or equipment. Damage to the environment could also result from the operations of Parent, particularly through oil spillage or uncontrolled wells or fires. In addition, offshore drilling operations are subject to perils peculiar to marine operations, including capsizing, grounding, collision and loss or damage from severe weather. Parent has insurance coverage and contractual indemnification for certain risks but there can be no assurance that such coverage or indemnification will exist or adequately cover Parent's loss or liability in many circumstances or that Parent will obtain or continue to carry such insurance or receive such indemnification.

GOVERNMENTAL REGULATION AND TAX POLICY

        Parent's operations will be subject to numerous U.S. and foreign governmental laws and regulations. In addition, demand for services in the drilling industry is dependent on the oil and gas exploration industry and, accordingly, is affected by changes in tax and other laws relating to the energy business generally.

        Significant capital expenditures may be required to comply with governmental laws and regulations applicable to Parent and such compliance could materially adversely affect the earnings or competitive position of Parent. It is possible that such regulations may in the future add significantly to the cost of operating offshore drilling equipment or may significantly limit drilling activity.

OPERATIONS OUTSIDE THE UNITED STATES

        Operations outside the United States accounted for approximately 55%, 56% and 51% of Falcon and R&B combined pro forma consolidated revenue for fiscal years 1996, 1995 and 1994, respectively. Parent's non-U.S. operations will accordingly be subject to certain political, economic and other uncertainties not encountered in U.S. operations, including risks of war and civil disturbances (or other risks that may limit or disrupt markets), expropriations and the general hazards associated with the assertions of national sovereignty over certain areas in which operations are conducted. Parent's operations outside the United States may face the additional risk of fluctuating currency values, hard currency shortages, controls of currency exchange and repatriations of income or capital. No prediction can be made as to what governmental regulations may be enacted in the future that could adversely affect the international drilling industry.

TURNKEY CONTRACTS

        Under turnkey drilling contracts a contractor agrees to drill a well to a specified depth for a fixed price. Generally the contractor is not entitled to payment unless the well is drilled to the specified depth. The contractor must bear the costs of performing drilling services until the well has been drilled and, accordingly, turnkey projects typically require significant cash commitments by the contractor. In addition, profitability of the contract is dependent upon keeping expenses within the estimates used by the contractor in determining the contract price. Drilling a well under a turnkey contract offers the possibility of financial gains and losses that are substantially greater than those which would ordinarily result from drilling such well under a conventional dayrate contract, since the contractor retains any excess of the fixed price over its expenses (including the drilling unit dayrate) but must pay any excess of expenses over such price. Parent has no present intention to engage in turnkey operations, but may consider doing so if market conditions warrant and Parent believes it is appropriate to offer turnkey services in order to compete effectively for drilling contracts.

LIMITATION ON OWNERSHIP BY NON-U.S. CITIZENS

        Parent, as the owner of United States flag vessels engaging in coastwise and foreign trade, is subject to the Shipping Act, 1916, which limits the interest in Parent that may be acquired by non-U.S. citizens without the consent of the U.S. Secretary of Transportation, acting through the United States Maritime Administration ("MARAD"). If the foreign ownership limitation is exceeded without MARAD's consent, MARAD would have the right to exercise various remedies under the Shipping Act, 1916, including the seizure of vessels, civil penalties and certain misdemeanor criminal penalties.

FIXED EXCHANGE RATIO

        Pursuant to the terms of the Merger Agreement, upon consummation of the Mergers, each outstanding share of Falcon Common Stock will be converted into one share of Parent Common Stock and each outstanding share of R&B Common Stock will be converted into 1.18 shares of Parent Common Stock. The Merger Agreement does not contain any provisions for adjustment of the Combination Ratio based upon fluctuations in the price of the Falcon Common Stock or the R&B Common Stock. Accordingly, the value of the stock consideration to be received by the holders of R&B Common Stock and the holders of the Falcon Common Stock upon the consummation of the Mergers is not presently ascertainable and will depend upon the market price of the Parent Common Stock at the Effective Time, which in turn will be affected by the market price of the Falcon Common Stock at the Effective Time. On July 9, 1997, the last full trading day prior to the public announcement of the proposed Mergers, the closing prices of the Falcon Common Stock and the R&B Common Stock on the NYSE Composite Tape were $27.78 and $28.13, respectively, which constituted a ratio of 1 to 1.01. On November 19, 1997, the last trading day prior to the date of the filing with the Commission of the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part, the closing prices of the Falcon Common Stock and the R&B Common Stock on the NYSE Composite Tape were $31.75 and $36.88, respectively, which constituted a ratio of 1 to 1.16. HOLDERS OF FALCON COMMON STOCK AND R&B COMMON STOCK ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE MERGERS. The Merger Agreement does not provide Falcon or R&B the right to terminate the agreement based upon fluctuations in the price of Falcon Common Stock or R&B Common Stock.

AVAILABILITY OF FINANCING

        Falcon and R&B expect that the combined company will require additional capital in order to pursue the continued capital expansion strategy contemplated by Falcon and R&B. The Mergers may constitute an event of default under the existing credit agreements of Falcon and R&B. Falcon and R&B expect to enter into new credit agreements or, in the alternative, to obtain waivers from their respective lenders with regard to any event of default which may occur as a result of the Mergers and to seek additional financing to implement that strategy. Nevertheless, the Mergers may adversely affect Parent's ability to obtain capital to implement its contemplated capital expenditure program.

INTERESTS OF MANAGEMENT

        Certain members of R&B's management have interests in the Mergers that are in addition to the interests of Falcon stockholders and R&B stockholders generally. The Mergers will give rise to certain entitlements and benefits pursuant to the R&B Employment Agreements (as hereinafter defined). It is estimated that certain members of R&B's management will receive in the aggregate approximately $25 million in cash upon consummation of the Mergers. See "THE MERGERS--Interests of Certain Persons in the Mergers."

ANTI-TAKEOVER PROVISIONS

        Certain provisions of the Parent Certificate, the Parent Bylaws, the Rights Agreement and the DGCL could discourage potential acquisition proposals and delay or prevent a change in control of Parent. The provisions of the Parent Certificate and Parent Bylaws include a classified Board of Directors, prohibiting stockholder action by written consent, prohibiting Parent stockholders from calling special meetings of the Board of Directors and imposing certain supermajority voting requirements on Parent stockholders. In addition, the Rights Agreement, to be adopted at or prior to the Effective Time of the Mergers, will cause substantial dilution to a person or group that attempts to acquire 15% or more of the outstanding shares of the Parent Common Stock. Moreover, the Parent Board of Directors, without further stockholder approval, may fix the rights and preferences of one or more series of a class of Parent Preferred Stock that could have the effect of delaying, deterring or preventing a change in control of Parent. Parent also is subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. See "DESCRIPTION OF PARENT CAPITAL STOCK--Parent Rights" and "--Parent Preferred Stock" and "COMPARISON OF RIGHTS OF FALCON STOCKHOLDERS AND R&B STOCKHOLDERS."


                                   THE COMPANIES

FALCON DRILLING COMPANY, INC.

        Falcon is a provider of contract drilling and workover services for the domestic and international oil and gas industry. Falcon's rig fleet consists of barge drilling rigs, barge workover rigs, jackup rigs, submersible rigs and drillships. Falcon's barge rig fleet is the largest in the world. Falcon also owns tugboats, crewboats and utility barges, which are primarily used in conjunction with its barge drilling and workover operations. Falcon markets its rigs and vessels to oil and gas companies and turnkey operators. Falcon's fleet operates in the U.S. Gulf Coast and Gulf of Mexico, Venezuela, Brazil, West Africa, India, and Southeast Asia.

        At September 30, 1997, Falcon had total assets of $793.0 million and stockholders' equity of $347 million.

        For the three months ended September 30, 1997, Falcon reported revenues of $136.7 million, net income of $28.5 million and net income per common share of $.36, compared with $90.9 million, $11.0 million and $.15, respectively, for the three months ended September 30, 1996. Falcon's continued earnings growth for the third quarter of 1997 reflected high utilization and increasing dayrates in Falcon's domestic offshore and barge drilling divisions. For more information about Falcon's results of operations for the quarter ended September 30, 1997, reference is made to the Falcon Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1997, which is incorporated herein by reference. See "AVAILABLE INFORMATION " and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

        Falcon was incorporated as a Delaware corporation in October 1991. Falcon's principal executive offices are located at 1900 West Loop South, Suite 1800, Houston, Texas 77027 and its telephone number is (713) 623-8984.

        For more information about Falcon, reference is made to the 1996 Falcon Form 10-K which is incorporated herein by reference. See
"AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE."

READING & BATES CORPORATION

        R&B, a Delaware corporation organized in 1955, provides contract drilling and other related services in major offshore oil and gas producing areas worldwide. R&B began as one of the first offshore contract drillers in 1956, and considers itself one of the most experienced offshore drilling contractors in the world. R&B's mobile offshore fleet currently consists of three fourth-generation and two third-generation semisubmersible drilling units, a third-generation deepwater semisubmersible support vessel, two second-generation semisubmersible drilling units, nine international-class 300 foot cantilever jackups, two self-erecting tenders and one floating production vessel.

        R&B's fleet is internationally diversified. Three of R&B's drilling units are located in the Gulf of Mexico. The remainder of R&B's units are located in various parts of the world, including in waters offshore Angola, Australia, Egypt, India, Indonesia, Ireland, Italy, The Netherlands, Nigeria and the United Kingdom.

        At September 30, 1997, R&B had total assets of $1.03 billion and shareholders' equity of $504.6 million.

        For the three months ended September 30, 1997, R&B reported operating revenues of $109.6 million, net income of $6.4 million applicable to common stockholders and primary net income per common share of $.09, compared with $76.4 million, $21.4 million and $.34, respectively, for the three months ended September 30, 1996. R&B's financial performance for the third quarter of 1997 reflected continuing strength in R&B's contract drilling business, partially offset by dry-hole expenses in its oil and gas exploration business. For more information about R&B's results of operations for the quarter ended September 30, 1997, reference is made to the R&B Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1997, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

        The principal executive offices of R&B are located at 901
Threadneedle, Suite 200, Houston, Texas 77079. R&B's telephone number is
(281) 496-5000. For more information about R&B, reference is made to the 1996 R&B Form 10-K which is incorporated herein by reference. See
"AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE."

R&B FALCON CORPORATION

        Parent, a newly formed Delaware corporation, has not conducted any business activities to date, other than those incident to its formation, its execution of the Merger Agreement and related agreements and its participation in the preparation of this Joint Proxy Statement/Prospectus. Accordingly, Parent has no assets, operations or expenses to date other than incident to those activities. Immediately following the consummation of the Mergers, Parent will become a holding company for Falcon and R&B and their respective subsidiaries. Accordingly, the business of Parent, through its wholly owned subsidiaries Falcon and R&B and their respective subsidiaries, will be the businesses currently conducted by Falcon and R&B and their respective subsidiaries. Immediately upon consummation of the Mergers, based upon the number of shares outstanding on the record dates, the former stockholders of Falcon will own approximately 48% of the outstanding Parent Common Stock and the former stockholders of R&B will own approximately 52% of the outstanding Parent Common Stock.

        The principal executive offices of Parent are located at 1900 West Loop South, Suite 1800, Houston, Texas 77027. Parent's telephone number is (713) 623-8984.


                        THE FALCON SPECIAL MEETING

PURPOSE OF THE FALCON SPECIAL MEETING

        The purpose of the Falcon Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus.

        THE FALCON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE FALCON MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, FALCON AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT FALCON STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

DATE, PLACE AND TIME

        The Falcon Special Meeting will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas, on December 23, 1997, commencing at 9:00 a.m., Central Time.

RECORD DATE

        The Falcon Board has fixed the close of business on November 20, 1997 (the "Falcon Record Date") as the record date for the determination of stockholders entitled to notice of and to vote at the Falcon Special Meeting. As of the Falcon Record Date, there were issued and outstanding and entitled to vote 79,350,778 shares of Falcon Common Stock.

REQUIRED VOTE

        The affirmative vote of a majority of the shares of Falcon Common Stock outstanding on the Falcon Record Date is required to approve and adopt the Merger Agreement. Each share of Falcon Common Stock is entitled to one vote on each matter on which the respective holders of such shares are entitled to vote as set forth above at the Falcon Special Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information with respect to the shares of Falcon Common Stock owned of record and beneficially as of October 14, 1997 (except as indicated in note 3 to the table) and the anticipated beneficial ownership, after giving effect to the Mergers, of Parent Common Stock, by (i) each current director of Falcon, (ii) each executive officer of Falcon, and (iii) all directors and executive officers of Falcon as a group (all share information for the Falcon Common Stock has been adjusted to reflect the two-for-one stock split effected on July 15, 1997 (the "Split")).


                                                                Percent of      Percent of
                                                               Falcon Common   Parent Common
                                         Number of Shares of    Stock Prior     Stock After
       Name                             Falcon Common Stock   to Mergers (1)      Mergers
       ----                             --------------------  ------------------------------

Purnendu Chatterjee.................       19,422,056(2)           24.5%           11.8%
Robert F. Fulton....................           80,000(3)            *                *
Douglas A.P. Hamilton...............          316,140               *                *
Kenneth H. Hannan, Jr...............               --              --               --
James R. Latimer, III...............           14,200(4)            *                *
Leighton E. Moss....................           13,332(5)            *                *
Michael E. Porter...................           25,000               *                *
Robert H. Reeves, Jr................           60,000(6)            *                *
Bernie W. Stewart...................           30,000(7)           --               --
Steven A. Webster...................        5,306,242(8)            6.7%           3.2%
William R. Ziegler..................        3,842,600(9)            4.8%           2.3%
Executive officers and directors
   as a group (15 persons)..........      30,485,515(10)           38.4%           18.5%

-------------------------
*       Less than one percent.

(1) Based upon a total of 79,350,778 shares of Falcon Common Stock outstanding on the Falcon Record Date, before taking into account any outstanding options, warrants or convertible securities of Falcon or other commitments with respect to the issuance of Falcon Common Stock.

(2) Includes 18,360,786 shares of Falcon Common Stock beneficially owned by S-C Rig Investments, L.P., the sole general partner of which is S-C Rig Co., a company owned and controlled by Dr.
        Chatterjee.

(3) Includes 80,000 shares issuable upon the exercise of vested options. Does not include 60,000 shares issuable upon the exercise of options that do not vest until February 1998.

(4) Does not include 10,000 shares issuable upon the exercise of options that do not vest until February 1998.

(5) Does not include 13,336 shares issuable upon the exercise of options that do not vest until January 1998 and thereafter.

(6) Includes 60,000 shares issuable upon the exercise of vested stock options.

(7) Includes 7,500 shares issuable upon the exercise of vested options. Does not include 120,000 shares issuable upon the exercise of stock options that vest as to 30,000 shares on April
        15, 1998 and each anniversary thereof.

(8) Includes (i) 885,000 shares owned by Linda M. Webster, the spouse of Steven A. Webster, (ii) 1,838,600 shares owned by FDI Marine,
        Inc., of which Mr. Webster is an officer and director and of which Linda Webster is a principal stockholder, (iii) 1,089,600 shares owned by Falcon Drilling Services, Inc., of which Mr.
        Webster is an officer and director and of which Linda Webster is a principal stockholder, (iv) 86,400 shares owned beneficially by Taladro Associates, of which Mr. Webster is a partner, (v)
        559,800 shares owned by NFM Gulf Enterprises, Inc., of which Mr.
        Webster is an officer, director and principal stockholder, (vi)
        50,000 shares owned by Cerrito Partners, 57,360 shares beneficially owned by Cerrito Investments I-A, L.P., and 11,880 shares owned by Webster Family Investments, investment partnerships of which Mr. Webster is the general partner or an officer of the general partner, and (vii) 133,332 shares issuable upon exercise of vested stock options awarded under Falcon's 1995
        Stock Option Plan. Does not include 66,668 shares issuable upon the exercise of stock options awarded under Falcon's 1995 Stock
        Option Plan that do not vest until January 1998.

(9)     Includes (i) 1,838,600 shares owned by FDI Marine, Inc., of which
        Mr. Ziegler is an officer, director and principal stockholder,
        (ii) 1,089,600 shares owned by Falcon Drilling Services, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, (iii) 86,400 shares owned beneficially by Taladro
        Associates, of which Mr. Ziegler is a partner, (iv) 559,800 shares owned by NFM Gulf Enterprises, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, and (v) 63,000 shares issuable upon exercise of vested stock options.

(10) Includes (i) an aggregate of 1,315,942 shares owned by executive officers that are not named executive officers and (ii) 60,000 shares issuable upon exercise of vested stock options to executive officers that are not named executive officers.
        Excludes 13,336 shares issuable upon exercise of options to an executive officer that is not a named executive officer, which options do not vest until January 1998 or later.


        The following table sets forth information as to stockholders known to Falcon to be the beneficial owners of more than 5% of Falcon
Common Stock. The information with respect to Falcon Common Stock is based on information known to Falcon as of October 14, 1997 regarding the beneficial ownership of voting securities of Falcon.



                                              Shares of         Percent of      Percent of
                                            Falcon Common      Falcon Stock    Parent Common
Name and Address of                          Stock Owned         Prior to       Stock After
  Beneficial Owners                         Beneficially           Mergers         Mergers
-------------------                        --------------      ------------    -------------
Purnendu Chatterjee.................       19,422,056(1)           24.5%           11.8%
  888 Seventh Avenue
  Suite 3000
  New York, New York 10106
FMR Corporation.....................        6,339,200(2)            8.0%           3.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
S-C Rig Investments, L.P............       18,360,786(3)           23.1%           11.2%
  888 Seventh Avenue
  Suite 3000
  New York, New York 10106
Steven A.  Webster..................        5,306,242(4)            6.7%           3.2%
  1900 West Loop South
  Suite 1800
  Houston, Texas 77027
William R.  Ziegler.................        3,842,600(5)            4.8%           2.3%
  666 Third Avenue
  New York, New York 10017

--------------------
(1) Includes 18,360,786 shares of Falcon Common Stock beneficially owned by S-C Rig Investments, L.P., the sole general partner of which is S-C Rig Co., a company owned and controlled by Dr. Chatterjee.

(2) The number of shares owned by FMR is as of March 31, 1997. FMR has sole dispositive power for all of such shares and sole voting power with respect to 375,200 of such shares.

(3) Does not include 3,016 shares issuable upon exercise of a warrant that is exercisable only to the extent that certain other outstanding options and warrants to purchase Falcon Common Stock are exercised.

(4) Includes (i) 885,000 shares owned by Linda M. Webster, the spouse of Steven A. Webster, (ii) 1,838,600 shares owned by FDI Marine, Inc., of which Mr. Webster is an officer and director and of which Linda Webster is a principal stockholder, (iii) 1,089,600 shares owned by Falcon Drilling Services, Inc., of which Mr. Webster is an officer and director and of which Linda Webster is a principal stockholder, (iv) 86,400 shares owned beneficially by Taladro Associates, of which Mr. Webster is a partner, (v) 559,800 shares owned by NFM Gulf Enterprises, Inc., of which Mr. Webster is an officer, director and principal stockholder, (vi) 50,000 shares owned by Cerrito Partners, 57,360 shares beneficially owned by Cerrito Investments I-A, L.P., and 11,880 shares owned by Webster Family Investments, investment partnerships of which Mr. Webster is the general partner or an officer of the general partner, and (vii) 133,332 shares issuable upon exercise of vested stock options awarded under Falcon's 1995 Stock Option Plan. Does not include 66,668 shares issuable upon the exercise of stock options awarded under Falcon's 1995 Stock Option Plan that do not vest until January 1998.

(5) Includes (i) 1,838,600 shares owned by FDI Marine, Inc., of which Mr. Ziegler is an officer, director and principal stockholder,
        (ii) 1,089,600 shares owned by Falcon Drilling Services, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, (iii) 86,400 shares owned beneficially by Taladro Associates, of which Mr. Ziegler is a partner, (iv) 559,800 shares owned by NFM Gulf Enterprises, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, and (v) 63,000 shares issuable upon exercise of vested stock options.

VOTING AND REVOCATION OF PROXIES

        Proxy cards for use at the Falcon Special Meeting accompany this Joint Proxy Statement/Prospectus. A stockholder may use the proxy card if he or she is unable to attend the meeting in person or wishes to have his or her shares voted by proxy even if he or she does attend the meeting. A proxy may be revoked by the person giving it at any time before it is exercised by providing written notice of such revocation to the Secretary of Falcon, by submitting a proxy having a later date or by appearing at the meeting and electing to vote in person. Any proxy validly submitted and not revoked will be voted in the manner specified therein by the stockholder. IF NO SPECIFICATION IS MADE, SHARES OF FALCON COMMON STOCK REPRESENTED BY PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Abstentions and broker non-votes will have the effect of a vote against approval of the Merger Agreement. The Falcon Board knows of no other matter that will be presented for action at the Falcon Special Meeting. If, however, any other matter properly comes before the Falcon Special Meeting, the persons named in the proxy or their substitutes will vote thereon in accordance with their best judgment. Discretionary authority granted in proxy cards voting against the approval and adoption of the Merger Agreement will not be used to adjourn the Falcon Special Meeting in order to solicit additional votes in favor of the Merger Agreement.

SOLICITATION OF PROXIES

        Falcon will bear the cost of the solicitation of proxies from its stockholders, except that Falcon and R&B will share equally the cost of printing and mailing this Joint Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of Falcon and its subsidiaries may solicit proxies from Falcon stockholders by telephone or telegram or in person. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and Falcon will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

        McKenzie Partners of New York, New York, will assist in the solicitation of proxies by Falcon for a fee of $20,000 plus reasonable out-of-pocket expenses. If you require additional copies of either this Joint Proxy Statement/Prospectus or the Falcon proxy card, or you have questions, please contact McKenzie Partners at 1-800-322-2885 (toll free).


                         THE R&B SPECIAL MEETING

PURPOSE OF THE R&B SPECIAL MEETING

        The purpose of the R&B Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus.

        THE R&B BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE R&B MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, R&B AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT R&B
STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

DATE, PLACE AND TIME

        The R&B Special Meeting will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas, on December 23, 1997 commencing at 9:00 a.m., Central Time.

RECORD DATE

        The R&B Board has fixed the close of business on November 20, 1997 (the "R&B Record Date") as the record date for the determination of stockholders entitled to notice of and to vote at the R&B Special Meeting. As of the R&B Record Date, there were issued and outstanding and entitled to vote 72,230,879 shares of R&B Common Stock and 50 shares of R&B Class A Stock.

REQUIRED VOTE

        The affirmative vote of the holders of shares of R&B Common Stock and R&B Class A Stock representing a majority of the votes entitled to be cast by the holders of the shares of R&B Common Stock and R&B Class A Stock outstanding on the R&B Record Date, voting together as a single class, is required to approve and adopt the Merger Agreement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, based on information as of October 14, 1997, the beneficial ownership of R&B Common Stock and the anticipated beneficial ownership, after giving effect to the Mergers, of R&B Common Stock, as to (a) each R&B director, (b) each of the five most highly compensated executive officers of R&B, based on 1996 compensation of R&B executive officers, and (c) all current R&B directors and executive officers, as a group.


                                                                Percent of      Percent of
                                            Shares of R&B       R&B Common     Parent Common
                                             Common Stock       Stock Prior     Stock After
       Name                              Owned Beneficially     to Mergers         Mergers
       ----                              ------------------     -----------    -------------
A.L. Chavkin........................         24,000 (1)(2)          *                *
C.A. Donabedian.....................         14,760 (2)             *                *
T. Kalborg..........................          9,000 (2)             *                *
M.A.E. Laqueur......................        327,168(2)(3)           *                *
P.B. Loyd, Jr.......................      1,022,915(4)(5)(7)        1.4%             *
J.W. McLean.........................         10,000 (2)             *                *
C.K. Rhein, Jr.(Deceased)...........          5,920 (4)(6)          *                *
R.L. Sandmeyer......................          9,020 (2)             *                *
L.E. Voss, Jr.......................         24,000 (8)             *                *
T.W. Nagle..........................        170,847 (7)             *                *
W.K. Hillin.........................         36,146 (7)             *                *
C.R. Ofner..........................         91,679 (7)             *                *
D.L. McIntire.......................         17,218 (7)             *                *
Directors and Executive Officers as a
     Group (including those  listed above -
     13 persons)....................      1,762,673 (7)             2.4%           1.1%

-------------------
*      less than 1 percent

(1) Mr. Chavkin is President of Chemical Investments, Inc. ("Chemical"), an affiliate of Chase Capital Partners and Chase Manhattan Corporation. Chemical is a stockholder of R&B holding 547,309 shares of R&B Common Stock as of March 14, 1997. No beneficial ownership amount is included in the table for Mr. Chavkin with respect to Chemical's ownership of R&B Common Stock and beneficial ownership is disclaimed by Mr. Chavkin.

(2) The number set forth in the table includes options to purchase 15,000 shares of R&B Common Stock granted to non-employee directors pursuant to R&B's 1995 Director Stock Option Plan (the "R&B 1995 Director Plan") at a price of $7.375 per share held by each of Messrs. Chavkin and Laqueur and 5,000 of such options held by Mr. Donabedian. The number set forth in the table also includes 9,000 shares of restricted stock granted to each non-employee director (Messrs. Chavkin, Donabedian, Kalborg, Laqueur, McLean and Sandmeyer) pursuant to R&B's 1996 Director Stock Option Plan (the "R&B 1996 Director Plan").

(3) The shares listed for Mr. Laqueur include those beneficially owned by him through his control of Workships Intermediaries N.V., a stockholder of R&B.

(4) R&B granted restricted stock awards under R&B's 1992 Long-Term Incentive Plan (the "R&B 1992 LTIP") to each of Messrs. Loyd and Rhein, of 120,000 shares and 90,000 shares of R&B Common Stock, respectively. Such shares awarded are restricted as to transfer until vested pursuant to a schedule whereby 1/24th of the total number of shares is vested per calendar quarter through March 31, 1998 (subject to certain conditions including the occurrence of a change of control of R&B and/or continued employment). The shares listed for Mr. Loyd include such 120,000 shares, net of 35,750 shares that Mr. Loyd has surrendered to R&B to satisfy certain tax withholding obligations. Pursuant to an agreement between R&B and R&B Investment Partnership, L.P., such 90,000 shares awarded to Mr. Rhein were payable to and beneficially owned by WHR Management Company, L.P., and such shares are not included in the shares listed for Mr. Rhein. Restrictions as to transfer with respect to such 90,000 shares granted to Mr. Rhein terminated, and the balance of such shares became vested, upon Mr. Rhein's resignation as Vice Chairman of R&B in May 1996. Mr. Rhein was killed in an aircraft accident in July 1996.

(5) The shares of R&B Common Stock listed for Mr. Loyd include those reported as beneficially owned by Greenwing Investments, Inc. Mr. Loyd controls Greenwing Investments, Inc. and may be deemed to have voting and dispositive power with respect to the 1,733 shares of R&B Common Stock beneficially owned by Greenwing Investments, Inc. as of March 14, 1997.

(6) Mr. Rhein resigned as Vice Chairman of R&B in May 1996 and was killed in an aircraft accident in July 1996. The shares listed for Mr. Rhein include 5,920 shares of R&B Common Stock owned by a trust for the benefit of Mr. Rhein's children.

(7) R&B has granted options to purchase and restricted shares of R&B Common Stock to certain key employees pursuant to its 1990 Stock Option Plan (the "R&B 1990 Plan"), the R&B 1992 LTIP and R&B's 1995 Long-Term Incentive Plan (the "R&B 1995 LTIP " and together with the R&B 1992 LTIP, the "R&B LTIPs") and options to purchase and restricted shares of R&B Common Stock to non-employee directors pursuant to the R&B 1995 Director Plan and the R&B 1996 Director Plan (see Footnote (2) above). The shares listed for Messrs. Loyd, Nagle and Ofner include 900,000, 150,000 and 60,000 shares, respectively, the beneficial ownership of which each such officer has the right to acquire pursuant to currently exercisable options granted under the R&B 1990 Plan, the R&B 1992 LTIP and/or the R&B 1995 LTIP. The shares listed for Mr. Nagle include 150,000 shares which he has the right to acquire under options granted under the R&B 1995 LTIP which vest as to 50,000 shares each on December 5, 1997, 1998 and 1999. The shares listed also include restricted stock awards of 85,000 to Mr. Loyd under the R&B 1995 LTIP which vest on December 3, 1999, restricted stock awards to Messrs. Nagle, Hillin, Ofner and McIntire of 20,000, 19,000, 17,000 and 12,000 shares, respectively, under the R&B 1995 LTIP which vest on December 5, 1998, and restricted stock awards to Messrs. Hillin, Ofner and McIntire, of 9,000, 9,000 and 5,200 shares, respectively, under the R&B 1995 LTIP which vest on December 3, 1999. The shares listed for directors and executive officers as a group include a total of 1,145,000 shares, the beneficial ownership of which such directors and officers have the right to acquire pursuant to currently exercisable options granted under the R&B 1990 Plan, the R&B 1992 LTIP, the R&B 1995 LTIP and the R&B 1995 Director Plan.

(8)    Mr. Voss resigned from R&B in November 1996.


        The following table sets forth information as to (a) the beneficial ownership of each person known to R&B to own more than 5% of the outstanding shares of R&B Common Stock and (b) the anticipated beneficial ownership of each person expected by R&B to own more than 5% of the outstanding shares of Parent Common Stock. The information with respect to R&B Common Stock is based on information known to R&B as of October 14, 1997 regarding the beneficial ownership of voting securities of R&B.


                                                                Percent of      Percent of
                                            Shares of R&B       R&B Common     Parent Common
      Name and Address of                    Common Stock       Stock Prior     Stock After
       Beneficial Owner                  Owned Beneficially     to Mergers         Mergers
      -------------------                ------------------     -----------    -------------
Nicholas-Applegate Capital
    Management......................       4,947,867 (1)            6.9%           3.0%
    600 West Broadway, 29th Floor
    San Diego, California 92101
FMR Corp., Edward C. Johnson 3d;
    Fidelity Management & Research
    Company; Fidelity Magellan Fund
    and Fidelity Management Trust
    Company.........................       4,452,600 (2)            6.2%           2.7%
    82 Devonshire Street
    Boston, Massachusetts 02109

------------------------
(1) Based upon information contained in a Schedule 13G dated February 3, 1997, filed by Nicholas-Applegate Capital Management ("Nicholas-Applegate"). The Schedule 13G indicates that Nicholas-Applegate has the sole power to direct the disposition of 4,947,867 of such shares of R&B Common Stock and the sole power to vote 4,183,333 of such shares of R&B Common Stock.

(2) Based upon information contained in a Schedule 13G, as amended as of February 14, 1997, filed by FMR Corp. Such Schedule 13G sets forth the following information: FMR Corp., a Massachusetts corporation, is the beneficial owner of 4,452,600 shares of R&B Common Stock. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 3,007,700 shares of R&B Common Stock as a result of acting as investment adviser to several investment companies (the "Funds") registered under the Investment Company Act of 1940. The Chairman of FMR Corp., Edward
        C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds have power to dispose of 2,935,400 shares of R&B Common Stock listed in the table. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' respective Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in
        Section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,444,900 shares of the Common Stock listed in the table as a result of its serving as investment manager of several institutional accounts. Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 1,444,900 shares of R&B Common Stock listed in the table and sole power to vote or to direct the voting of 1,444,900 of such shares. Mr. Johnson owns 12.0%, and Abigail P. Johnson owns 24.5% of the outstanding voting common stock of FMR Corp. Various Johnson family members and trusts for the benefit of Johnson family members own FMR Corp. voting common stock. These Johnson family members, through their ownership of such common stock and a voting agreement, form a controlling group with respect to FMR Corp.


VOTING AND REVOCATION OF PROXIES

        Proxy cards for use at the R&B Special Meeting accompany this Joint Proxy Statement/Prospectus. A stockholder may use the proxy card if he or she is unable to attend the meeting in person or wishes to have his or her shares voted by proxy even if he or she does attend the meeting. A proxy may be revoked by the person giving it at any time before it is exercised by providing written notice of such revocation to the Secretary of R&B, by submitting a proxy having a later date or by appearing at the meeting and electing to vote in person. Any proxy validly submitted and not revoked will be voted in the manner specified therein by the stockholder. IF NO SPECIFICATION IS MADE, R&B COMMON STOCK OR R&B CLASS A STOCK, AS APPLICABLE, REPRESENTED BY PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Because approval of the Merger Agreement by R&B stockholders requires the affirmative vote of the holders of shares of R&B Common Stock and R&B Class A Stock representing a majority of the votes entitled to be cast by the holders of the shares of R&B Common Stock and R&B Class A Stock outstanding on the R&B Record Date, voting together as a single class, abstentions and broker non-votes will have the effect of a vote against approval and adoption of the Merger Agreement. The R&B Board knows of no other matter that will be presented for action at the R&B Special Meeting. If, however, any other matter properly comes before the R&B Special Meeting, the persons named in the proxy or their substitutes will vote thereon in accordance with their best judgment. Discretionary authority granted in proxy cards voting against the approval and adoption of the Merger Agreement will not be used to adjourn the R&B Special Meeting in order to solicit additional votes in favor of the Merger Agreement.

SOLICITATION OF PROXIES

        R&B will bear the cost of the solicitation of proxies from its stockholders, except that Falcon and R&B will share equally the cost of printing and mailing this Joint Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of R&B and its subsidiaries may solicit proxies from R&B stockholders by telephone or telegram or in person. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and R&B will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

        Georgeson & Company Inc. of New York, New York will assist in the solicitation of proxies by R&B for a fee of $10,000 plus reasonable out-of-pocket expenses. If you require additional copies of either this Joint Proxy Statement/Prospectus or the R&B proxy card, or you have questions, please contact Georgeson at 1-800-223-2064 (toll free).


                               THE MERGERS

BACKGROUND OF THE MERGERS

        The terms of the Merger Agreement are the result of arm's length negotiations between representatives of Falcon and R&B. The following is a brief discussion of the background of these negotiations, the Mergers and related transactions.

        In the middle of April 1997, the chief executive officers of Falcon and R&B discussed a possible merger between the two companies. The chief executive officer of Falcon initiated merger discussions with the chief executive officer of R&B in furtherance of Falcon's business strategy to increase Falcon's presence in the deepwater drilling market. In light of the familiarity of the chief executive officers of both Falcon and R&B with the operations of the other, and because both Falcon and R&B viewed the proposed transaction as a strategic merger of equals and not as an acquisition, neither Falcon nor R&B reviewed other possible merger candidates. Over the succeeding weeks, they met and held telephone conversations to discuss further a possible business combination. On April 15, 1997, R&B management notified Morgan Stanley, its financial advisor, of the possibility of a combination between Falcon and R&B and requested its assistance in analyzing such a combination. On April 29, 1997, Falcon and R&B entered into confidentiality agreements and began reviewing additional information. Thereafter, CSFB, Falcon's financial advisor, and Morgan Stanley, R&B's financial advisor, commenced a preliminary review of information on each company's operations. Over the next several weeks, both companies and their financial advisors continued their review.

        At the end of May 1997, representatives of CSFB and Morgan Stanley met and discussed various aspects of a proposed transaction and preliminarily discussed the economic terms of a proposed combination.

        Throughout the month of June, representatives of Falcon and R&B and their respective financial advisors met several times to continue their due diligence investigation and to discuss further various aspects of a possible combination, including the economic terms of a potential combination. During the first week of July, representatives of Falcon and R&B and their respective financial and legal advisors had more detailed discussions with respect to the terms on which a possible combination between Falcon and R&B might be effected.

        On July 8, 1997, the Board of Directors of R&B met to consider the proposed combination of R&B and Falcon. The R&B Board received a presentation from R&B management on the strategic implications of the proposed transaction for R&B and the combined company. Morgan Stanley reviewed with the R&B Board various financial aspects of the proposed transaction. The R&B Board also discussed the various terms of the proposed combination with R&B management, Morgan Stanley and R&B's legal counsel, including the structure of the transaction and proposed management of the combined entity. R&B management noted that substantial issues remained open, including final agreement on the merger consideration.

        Also that day, certain members of Falcon management met with the Falcon Board (two of whom participated by telephone) to provide them with a status report concerning the progress of the negotiations between the two companies. On July 8, 1997 and July 9, 1997 representatives of the two companies and their respective advisors continued to meet to discuss open issues and the details of the proposed merger but were unable to reach agreement with respect to the economic terms of a potential combination.

        Prior to the meetings of the Boards of Directors of Falcon and R&B on July 10, 1997, representatives of R&B and their respective advisors continued negotiations regarding the economic terms of a potential transaction as well as the specific terms of the proposed merger agreement relating to permitted solicitations of and responses to competing offers, termination of the merger agreement, fees payable in the event of a termination of the merger agreement and the proposed stock option agreements described under the caption "CERTAIN RELATED TRANSACTIONS." At the conclusion of these discussions, such representatives agreed on the economic terms in the proposed merger agreement (including the Combination Ratio of 1.18 shares of Parent Common Stock for each share of R&B Common Stock and 1 share of Parent Common Stock for each share of Falcon Common Stock) and reciprocal stock option agreements that would be recommended to the respective Boards of Directors.

        On July 10, 1997, the Boards of Directors of Falcon and R&B met separately to discuss the proposed merger agreement and related transactions. After a period of deliberation during which the Falcon Board considered, among other things, the oral opinion (which was subsequently confirmed in writing) of CSFB that, as of such date, and based upon and subject to the matters set forth therein, the Combination Ratio (which was defined for purposes of the opinion as the exchange ratio of one share of Parent Common Stock for each share of Falcon Common Stock, together with the exchange ratio of 0.59 shares of Parent Common Stock for each share of R&B Common Stock, and which did not take into account the two-for-one stock split of Falcon Common Stock effected on July 15, 1997) was fair to the holders of Falcon Common Stock from a financial point of view, the Falcon Board unanimously approved the Merger Agreement and the related transactions. See "--Opinions of Financial Advisors--Falcon" below for a discussion of CSFB's opinion and presentation to the Falcon Board.

        At its meeting on July 10, 1997, the R&B Board received a further presentation from R&B management regarding the strategic implications of the proposed combination, and engaged in a detailed review of the material terms of the proposed merger agreement. The R&B Board also discussed the financial and accounting implications of the proposed transaction with R&B management and its advisors. The independent directors of the R&B Board also met, in executive session, to review the implications of the proposed transaction for the executive officers of R&B. At this meeting, the R&B Board also received the written opinion of Morgan Stanley that, as of such date, and subject to the assumptions made, matters considered and limits on review set forth therein, the Merger Consideration (which was defined for purposes of the opinion as the exchange ratio of 1.18 shares of Parent Common Stock for each share of R&B Common Stock), pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of shares of R&B Common Stock and unanimously approved the Merger Agreement and the related transactions. See "--Opinions of Financial Advisors--R&B" below for a discussion of Morgan Stanley's opinion and presentations to the R&B Board.

        The Combination Ratio was the result of intense negotiations over the course of the time the proposed Mergers were being negotiated. The key principles which governed the negotiations included the following:
(1) the transaction would be a strategic merger of equals with the combination ratio based on the market ratio of the two stocks; (2) the market ratio could be adjusted to reflect the anticipated after-tax cash flow contribution of each of Falcon and R&B to the combined entity in 1998; and (3) the market ratio could also be adjusted to reflect a perceived market discount to the R&B Common Stock because of the relatively undeveloped stage of its exploration and production business. The market ratio varied somewhat depending upon the time frame over which it was computed, but it was approximately 1.06 at the time that economic discussions commenced and had ranged from an average of 1.03 for the 30 days preceding July 10 to an average of 1.12 for the 60 days preceding July 10 to an average of 1.19 for the 90 days preceding July 10. The remaining factors exerted significant influence over the negotiations in the direction of increasing it above the market ratio, but the precise degree of that influence cannot be quantified in view of the range of average market ratios over time. The parties' completion of the negotiations incorporated the conclusion that the Combination Ratio basically reflected a market-to-market exchange with some adjustment for a perceived discount in R&B's market price for its exploration and production business.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND REASONS FOR THE MERGERS

        Falcon

        At a special meeting held on July 10, 1997, the Falcon Board unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Falcon and its stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby. At such meeting, the Falcon Board recommended that the Falcon stockholders approve and adopt the Merger Agreement. In reaching these determinations, the Falcon Board consulted with management of Falcon, as well as Falcon's financial and legal advisors.

        The Falcon Board and Falcon senior management have continually reviewed the current and future state of Falcon's strategic position and its short-term and long-term prospects. In particular, the Falcon Board believed that it would likely be in the best interests of Falcon and its stockholders to enter into a strategic business combination that would provide diversification of Falcon into different marine drilling markets.

        In light of, among other things, the review described in the immediately preceding paragraph, the Falcon Board determined that it would be in the best interests of Falcon and its stockholders to approve the Merger Agreement and the transactions contemplated thereby. In approving the Merger Agreement and the transactions contemplated thereby, the Falcon Board considered a number of positive and negative factors, including, but not limited to, the following:

        (i) the Mergers will diversify Falcon's offshore drilling fleet, making the combined company's overall results of operations less affected by fluctuations in the strength of individual drilling markets;

        (ii) R&B, which has been involved in the offshore drilling business for approximately forty years, will provide added credibility and established relationships with major oil and gas companies engaged in offshore exploration;

        (iii) the market capitalization of the combined company will be almost double that of Falcon's current market capitalization, providing enhanced liquidity for Falcon's stockholders;

        (iv) the technical expertise of R&B in the deepwater area will provide support to Falcon in the planned expansion of Falcon's deepwater operations;

        (v) the belief that the combined company would be better able to respond to the needs of customers, the increased competitiveness of the drilling industry and the opportunities that changes in the drilling industry might bring;

        (vi) the conservative capitalization and near-term cash flow of R&B will, over time, enhance the overall credit quality of Falcon;

        (vii) information with respect to the financial condition, business, operations and prospects of both Falcon and R&B on both a historical and prospective basis, including certain information reflecting the two companies on a pro forma combined basis;

        (viii) the presentations made by CSFB at the July 10, 1997 Falcon Board meeting and the oral opinion of CSFB (which was subsequently confirmed in writing) that, as of such date and based upon and subject to the matters set forth therein, the Combination Ratio was fair to the holders of Falcon Common Stock from a financial point of view (see "--Opinions of Financial Advisors--Falcon" below for a discussion of CSFB's presentations to the Falcon Board);

        (ix) the burden of integrating the personnel of the two companies, including the possibility that it would be necessary to relocate the headquarters of both companies to a single facility that could accommodate the personnel of the combined companies;

        (x) the loss of autonomy of Falcon, in light of the fact that the Parent Board of Directors would be composed of ten directors, five of which would be appointed by R&B;

        (xi) R&B's commitment to its exploration business which diverges from Falcon's focus in the contract drilling business;

        (xii) the significant costs that would be incurred in the form of termination payments to R&B officers and directors upon consummation of the Mergers; and

        (xiii) the disparity in compensation and benefits afforded to R&B executives compared to Falcon executives.

        The foregoing discussion of the information and factors considered by the Falcon Board is not intended to be exhaustive but includes all material factors considered by the Falcon Board. The Falcon Board did not assign relative weights to the above factors or determine that any factor was of particular importance. A determination of various weightings would, in the view of the Falcon Board, be impractical. Rather, the Falcon Board viewed its position and recommendations as being based on the totality of the information presented to, and considered by, it. In addition, individual members of the Falcon Board may have given different weight to different factors.

        The Falcon Board recognized that, while there can be no assurance as to the level of growth or profits to be attained by Parent in the future and there can be no assurance that the requisite antitrust approvals for the Mergers will be obtained, the Mergers and the transactions contemplated thereby give Falcon stockholders the opportunity to receive Parent Common Stock pursuant to the Falcon Merger and thereby benefit from the expected future growth and profits of the combined company.

        It is expected that if the Mergers are not consummated, Falcon's current management, under the general direction of the Falcon Board, will continue to manage Falcon as an ongoing business.

        FOR THE REASONS DESCRIBED ABOVE, THE FALCON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE FALCON MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, FALCON AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT FALCON STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

R&B

        The R&B Board believes that the offshore drilling industry is entering an era of change as enhanced technology lowers finding costs and enables development of the deepwater drilling business. However, the R&B Board also believes that the ability to compete effectively in this environment will require technological leadership, the capital resources necessary to finance the construction of new generations of deepwater vessels, and the management expertise required to operate in an increasingly sophisticated environment. The R&B Board believes that the new management challenges include customer relationships that are evolving into new patterns, including partnering, and the fact that drilling activity is increasingly international in scope.

        The R&B Board believes that the Mergers represent a unique opportunity to create a preeminent offshore drilling company with broad diversification and strong growth potential and the ability to compete effectively in the new environment. The Mergers will create one of the largest offshore drilling companies in the world, with a leading position in international, deepwater and consolidated transition zone drilling. The combined entity will benefit from the combination of the technical and engineering skills, financial resources and diverse customer relationships of each company. In particular, the R&B Board believes that the combined company's capital structure should facilitate access to financing and that the combined company should benefit from the availability of the experienced management teams and employees of both companies given the tight labor market affecting the industry.

        Parent will have one of the largest fleets in the world capable of drilling in more than 3,000 feet of water, with 5 vessels currently in service, and another 6 vessels scheduled for construction or upgrade. Parent will also possess one of the world's largest jack-up fleets with 25 rigs, with capabilities ranging from 200 to 300 feet. The R&B Board believes that, with this fleet, the combined entity will be positioned to benefit from the expected increase in exploration and development in West Africa, South America, the North Sea, the Gulf of Mexico and Southeast Asia. The R&B Board also believes that Parent will be a leading competitor in consolidated transition zone drilling. With 41 domestic drilling barges, 10 domestic workover barges, three Maracaibo barges and 101 inland marine service units, the R&B Board believes Parent will have the ability to deploy to growing international markets and develop complementary marine services operations. The Mergers will also create a company with the largest construction program in the industry, with long-term contracts for three drillship conversions, two new drillships and a new generation semisubmersible.

        For the foregoing reasons, the R&B Board believes that the Mergers and the Merger Agreement are in the best interests of R&B and its stockholders. The following are the material factors considered by the R&B Board in reaching its conclusions, certain of which factors contained both positive and negative elements:

        (i) the judgment, advice and analyses of its management with respect to the conditions in the offshore drilling industry, the strategic options available to R&B, the likelihood of future consolidation in the offshore drilling industry and the strategic, financial and operational benefits of the Mergers, which benefits include, among others, the enhanced ability of Parent to compete in the emerging offshore drilling environment, the availability to Parent of the capital resources to produce new generations of drilling equipment, the potential for flexible and rapid growth, the creation of broader, more diverse customer relationships, the availability of experienced management and employee teams and increased liquidity and access to financing on the part of Parent;

        (ii) information concerning the business, results of operations, financial position and prospects of each of R&B and Falcon;

        (iii)  current economic and market conditions;

        (iv) information concerning the current and historical stock price performance of R&B and Falcon;

        (v) the terms and conditions of the Merger Agreement (including the Merger Consideration and the fact that the transaction is structured as a merger of equals with R&B designating five of the ten directors of the combined entity and the combined entity including the "R&B" name), which were viewed as providing an equitable basis for the Mergers from the standpoint of R&B;

        (vi) the fact that Paul Loyd, Jr., the Chairman and Chief Executive Officer of R&B, would be the Chairman and Steven Webster, the Chairman and Chief Executive Officer of Falcon and a former member of the R&B Board who is known to the members of the current R&B Board, would be the Chief Executive Officer of the combined company;

        (vii) the advice of its counsel that the transaction could be accomplished on a tax-free basis for federal income tax purposes;

        (viii) presentations from officers of R&B, representatives of outside counsel and representatives of Morgan Stanley with respect to the business, financial, accounting and legal due diligence investigations performed with respect to Falcon (see "--Opinions of Financial Advisors--R&B" below for a discussion of Morgan Stanley's presentations to the R&B Board);

        (ix) the fact that the Merger Agreement provides that the employment of certain officers of R&B and Reading & Bates Drilling Co., a wholly owned subsidiary of R&B, including Messrs. Loyd, Nagle, Hillin, Ofner, Bakonyi and McIntire, would be terminated at the consummation of the Mergers (although Parent would not be prohibited from offering employment to any of such officers after the consummation of the Mergers), thus resulting in those individuals receiving lump sum payments and other benefits under their employment contracts with R&B with an aggregate value of approximately $25 million (see "--Interests of Certain Persons in the Mergers --R&B" for a more detailed discussion of the amounts to be paid to these employees, as well as a description of the other material interests of these employees in the Mergers);

        (x) analysis and advice from R&B management, Morgan Stanley and R&B's independent auditors with respect to the pro forma impact of the Mergers on the combined financial statements of Falcon and R&B, and the expected effects of such pro forma impacts;

        (xi) the opinion of Morgan Stanley, as of the date of its opinion, and subject to certain considerations as set forth therein as to the fairness, from a financial point of view, of the Merger
Consideration, pursuant to the Merger Agreement;

        (xii) financial information indicating that the Merger Consideration provided for each share of R&B Common Stock $32.78 in the form of Parent Common Stock, based on the last reported sale price of Falcon Common Stock as reported on the NYSE Composite Tape on Wednesday, July 9, 1997, the last trading day prior to approval and execution of the Merger Agreement, representing a premium of 16.0% over the last reported sale price of R&B Common Stock on that date; and

        (xiii) the provisions of the Merger Agreement that would restrict the ability of the R&B Board to solicit or negotiate alternative proposals, would require the R&B Board to recommend the R&B Merger to its stockholders, would (under certain limited circumstances) allow R&B to terminate the Merger Agreement and would require R&B under certain circumstances to pay a termination fee to Falcon, and the related provisions of the Stock Option Agreements.

        The foregoing discussion of the information and factors considered by the R&B Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Mergers, the R&B Board did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors. Moreover, individual members of the R&B Board may have given different weights to different factors.

        FOR THE REASONS DESCRIBED ABOVE, THE R&B BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE R&B MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, R&B AND ITS STOCKHOLDERS, AND
UNANIMOUSLY RECOMMENDS THAT R&B STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

Falcon

        Opinion of CSFB

        CSFB has acted as financial advisor to Falcon in connection with the Mergers. CSFB was selected by Falcon based on CSFB's experience, expertise and familiarity with Falcon and its business. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        In connection with CSFB's engagement, Falcon requested that CSFB evaluate the fairness of the Combination Ratio from a financial point of view. On July 10, 1997, CSFB delivered to the Falcon Board an oral opinion (which was subsequently confirmed in writing) that, as of such date and based upon and subject to the matters set forth therein, the Combination Ratio (which was defined for purposes of the opinion as the exchange ratio of one share of Parent Common Stock for each share of Falcon Common Stock, together with the exchange ratio of 0.59 shares of Parent Common Stock for each share of R&B Common Stock, and which did not take into account the Split) was fair to the holders of Falcon Common Stock from a financial point of view. CSFB subsequently confirmed its July 10, 1997 opinion by delivering to the Falcon Board its written opinion dated the date hereof (the "CSFB Opinion"), that, as of such date and based upon and subject to the matters set forth therein, the Combination Ratio was fair to the holders of Falcon Common Stock from a financial point of view.

        A COPY OF THE CSFB OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CSFB, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. CSFB HAS CONSENTED TO THE USE OF THE CSFB OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND A COPY OF ITS CONSENT HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS FORMS A PART. STOCKHOLDERS OF FALCON ARE URGED TO READ THE CSFB OPINION CAREFULLY IN ITS ENTIRETY. THE CSFB OPINION IS ADDRESSED TO THE FALCON BOARD AND RELATES ONLY TO THE FAIRNESS OF THE COMBINATION RATIO FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF FALCON COMMON STOCK, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE FALCON SPECIAL MEETING. THE SUMMARY OF THE CSFB OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE CSFB OPINION.

        In arriving at its opinion, CSFB reviewed certain publicly available business and financial information relating to Falcon and R&B, as well as the Merger Agreement and the Stock Option Agreements. CSFB also reviewed certain other information, including financial forecasts for Falcon and R&B and for the synergistic values and operating cost savings expected to be achieved through the combination of operations of Falcon and R&B, provided to CSFB by Falcon and R&B, and met with the managements of Falcon and R&B to discuss the businesses and prospects of Falcon and R&B as well as such synergistic values and operating cost savings. CSFB also considered certain financial and stock market data of Falcon and R&B and compared that data with similar data for other publicly held companies in businesses similar to Falcon and R&B, and considered the financial terms of certain other business combinations and other transactions that had recently been effected. CSFB also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant.

        In connection with its review, CSFB did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, CSFB assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Falcon and R&B as to the future financial performance of Falcon and R&B as well as the synergistic values and operating cost savings expected to be achieved through the combination of the operations of Falcon and R&B. In addition, CSFB did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Falcon or R&B, nor was CSFB furnished with any such evaluations or appraisals. The CSFB Opinion was necessarily based upon information available to CSFB, and financial, economic, market and other conditions as they existed and could be evaluated on the date of the CSFB Opinion. CSFB did not express any opinion as to the actual value of the Parent Common Stock when issued pursuant to the Mergers or the prices at which the Parent Common Stock will trade subsequent to the Mergers. CSFB assumed, with the consent of Falcon, that each of the Mergers will be treated as a tax-free reorganization pursuant to Sections 351 and/or 368 of the Internal Revenue Code of 1986, as amended. Although CSFB evaluated the Combination Ratio from a financial point of view, CSFB was not requested to, and did not, recommend the specific consideration payable in the Mergers, which consideration was determined through negotiations between Falcon and R&B. No other limitations were imposed on CSFB with respect to the investigations made or procedures followed by CSFB in rendering its opinions.

        In preparing its opinion dated July 10, 1997, CSFB performed a variety of financial and comparative analyses, including those described below. The summary of CSFB's analyses set forth below does not purport to be a complete description of the analyses underlying CSFB's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CSFB did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

        In performing its analyses, CSFB made numerous assumptions with respect to Falcon, R&B, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Falcon or R&B. No company, transaction or business used in such analyses as a comparison is identical to Falcon or R&B or the Mergers, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. CSFB's opinion dated July 10, 1997 and the presentation made by it to the Falcon Board on that date were among several factors considered by the Falcon Board in its evaluation of the Mergers and should not be viewed as, and were not, determinative of the decision of the Falcon Board with respect to the Combination Ratio.

        The following is a summary of the analyses performed by CSFB in connection with the preparation of its opinion dated July 10, 1997. On July 3, 1997, Falcon announced the Split. CSFB performed its analyses and rendered its opinion dated July 10, 1997 on a pre-Split basis. The summary also provides, in parentheses, adjustments for the Split. CSFB reviewed and updated its analyses in connection with the preparation of the CSFB Opinion.

        Discounted Cash Flow Analysis. Based on certain financial forecasts provided by the managements of Falcon and R&B, CSFB estimated the present value of forecasted streams of unlevered free cash flows that each of Falcon and R&B could produce on a stand-alone basis for the fiscal years 1997 through 2006. The unlevered free cash flows were developed based on certain operating and financial assumptions, estimates and other information regarding the respective businesses of Falcon and R&B, including estimated dayrate, utilization, operating costs and related capital expenditures of the respective rigs of Falcon and R&B which were discussed with the managements of Falcon and R&B. This analysis indicated an implied reference range of enterprise value (which was defined by CSFB as equity value plus debt, minority interest and preferred stock minus cash) and an implied fully diluted common equity reference range for Falcon of approximately $2.4 billion to $2.9 billion and $54.07 to $66.57 per share ($27.04 to $33.29 per share adjusted for the Split), respectively. For R&B, this analysis indicated an implied enterprise reference range and an implied fully diluted common equity reference range of approximately $2.6 billion to $3.0 billion and $32.44 to $37.90 per share, respectively.

        Selected Companies Analysis. CSFB also compared certain publicly available financial, operating and stock market data of Falcon and R&B to corresponding data of selected publicly traded companies in the offshore drilling industry (based on estimates generated internally by CSFB equity research or compiled by First Call Corporation or the Institutional Brokers Estimate System). The companies reviewed were Atwood Oceanics Inc., Cliffs Drilling Co., Diamond Offshore Drilling Inc., Ensco International Inc., Global Marine Inc., Marine Drilling Companies, Inc., Noble Drilling Corp., Rowan Companies, Inc. and Transocean Offshore Inc. (collectively, the "Selected Companies"). CSFB then calculated multiples for each of the selected Companies based on their closing stock prices on July 9, 1997. This analysis indicated, for the Selected Companies, multiples of (i) enterprise value to estimated 1997 and 1998 earnings before interest, taxes, depreciation and amortization ("EBITDA") ranging from 10.0x to 12.5x and 7.0x to 9.0x, respectively, (ii) equity value to estimated 1997 and 1998 net income ranging from 18.0x to 22.0x and 12.0x to 15.0x, respectively, and (iii) equity value to after-tax cash flow (which was defined by CSFB as net income plus depreciation) ranging from 13.0x to 16.0x and 8.5x to 11.0x, respectively. CSFB then calculated imputed enterprise and per share equity reference ranges for Falcon and R&B by applying these multiples to corresponding financial data of Falcon and R&B. This analysis indicated an implied enterprise reference range and fully diluted common equity reference range for Falcon of approximately $2.2 billion to $2.9 billion and $49.07 to $66.57 per share ($24.54 to $33.29 per share adjusted for the Split), respectively. For R&B, this analysis indicated an implied enterprise reference range and fully diluted common equity reference range of approximately $2.4 billion to $3.0 billion and $29.71 to $37.90 per share, respectively.

        Selected Acquisitions Analysis. Using publicly available information, CSFB analyzed the purchase prices and implied transaction multiples paid in the following selected transactions in the offshore drilling industry since April 1996: the acquisition by Pride Petroleum Services Inc. of certain rigs owned by Noble Drilling Corp., the acquisition by Parker Drilling Corp. of Mallard Bay Drilling Co., the acquisition by Sonat Offshore Drilling Inc. of Transocean ASA, the acquisition by Ensco International Inc. of Dual Drilling Co., the acquisition by Noble Drilling Co. of Neddrill Holding B.V., the acquisition by Cliffs Drilling Co. of Southwestern Offshore Corp. and the acquisition by Diamond Offshore Drilling Inc. of Arethusa (Off-Shore) Limited (collectively, the "Selected Transactions"). All multiples were based upon historical financial information available at the time of announcement of the transaction. This analysis indicated a range of multiples for the Selected Transactions of enterprise value relative to latest 12 months' revenues, EBITDA and earnings before interest and taxes ("EBIT") of 3.0x to 5.0x, 18.0x to 22.0x and 20.0x to 23.0x,
respectively. CSFB then calculated imputed enterprise and fully diluted common equity reference ranges for Falcon and R&B by applying these multiples to corresponding financial data of Falcon and R&B. This analysis resulted in an implied enterprise reference range and fully diluted common equity reference range for Falcon of approximately $2.3 billion to $2.8 billion and $51.57 to $64.07 per share ($25.79 to $32.04 per share adjusted for the Split), respectively. For R&B, this analysis resulted in an implied enterprise reference range and fully diluted common equity reference range of approximately $2.6 billion to $3.2 billion and $32.44 to $40.63 per share, respectively.

        Aggregate Reference Ranges. On the basis of the valuation methodologies employed in the analyses described above, CSFB derived an aggregate enterprise reference range and fully diluted common equity reference range for Falcon of approximately $2.4 billion to $2.9 billion and $54.07 to $66.57 per share ($27.04 to $33.29 per share adjusted for the Split), respectively. CSFB derived an aggregate enterprise reference range and fully diluted common equity reference range for R&B of approximately $2.6 billion to $3.0 billion and $32.44 to $37.90 per share, respectively. CSFB noted that, based on the closing stock price of Falcon Common Stock on July 9, 1997 (the day before the Mergers were announced) of $55.56, the Combination Ratio implied a per share value for R&B of approximately $32.78 compared to the closing price of R&B on that day of $28.13, reflecting a premium of approximately 16.6%.

        Exchange Ratio Analyses. CSFB also conducted the following relative valuation analyses and compared the Combination Ratio of 0.59 (1.18 adjusted for the Split) with the exchange ratios implied by such analyses:

               Historical Stock Trading Exchange Ratio Analysis. CSFB performed an exchange ratio analysis comparing the average closing stock prices for Falcon and R&B during the one day, one week, one month, three months and one year periods preceding July 9, 1997. This comparison yielded implied exchange ratios ranging from 0.49 to 0.74 (0.98 to 1.48 adjusted for the Split).

               Aggregate Reference Ranges Exchange Ratio Analysis. CSFB performed an exchange ratio analysis comparing the aggregate per share equity reference ranges derived from the discounted cash flow analysis, the selected companies analysis and the selected acquisitions analysis described above of approximately $54.07 to $66.57 for Falcon ($27.04 to $33.29 adjusted for the Split) and approximately $32.44 to $37.90 for R&B. Based on the midpoint of the aggregate reference range for Falcon, or $60.33 ($30.17 adjusted for the Split), this comparison resulted in implied exchange ratios ranging from 0.54 to 0.63 (1.08 to 1.26 adjusted for the Split).

               Contribution Exchange Ratio Analysis. Using estimated calendar years 1997 and 1998 financial data for Falcon and R&B, CSFB performed an exchange ratio analysis comparing the relative contributions of Falcon and R&B to the revenues, EBITDA, EBIT, net income and after-tax cash flow of the combined company. This analysis yielded implied exchange ratios ranging from 0.43 to
        0.66 (0.86 to 1.32 adjusted for the Split).

        Pro Forma Merger Analysis. CSFB analyzed the potential pro forma effect of the Mergers on Falcon's earnings per share ("EPS") for the years 1997 and 1998 that the managements of Falcon and R&B anticipated could result from the Mergers, based upon financial forecasts provided by Falcon and R&B management and after giving effect to Falcon management's pre-tax cost savings estimates. This analysis indicated that the proposed Mergers could be accretive to Falcon's EPS in 1997 and 1998 assuming the transaction receives pooling of interests accounting treatment. If the Mergers were accounted for as a purchase under generally accepted accounting principles, this analysis indicated that the Mergers could be dilutive to Falcon's EPS in 1997 and 1998. CSFB also analyzed the potential pro forma effect of the Mergers on Falcon's cash flow per share and reviewed certain 1997 estimated pro forma credit statistics of the combined entity resulting from the Mergers, including EBITDA to estimated interest expense, total debt to EBITDA and total debt to total book capitalization. The actual results achieved by the combined company may vary from projected results and the variations may be material.

        Other Factors and Analyses. In the course of preparing its opinion, CSFB performed certain other analyses and considered certain other information and data, including, among other things, (i) the trading characteristics of Falcon Common Stock and R&B Common Stock, (ii) the share price premiums paid in certain offshore drilling transactions,
(iii) the profile of the stockholders of Falcon and R&B and (iv) equity research coverage of Falcon and R&B provided by securities analysts.

        Miscellaneous. Pursuant to the terms of CSFB's engagement, set forth in a letter agreement between Falcon and CSFB dated May 20, 1997, Falcon has agreed to pay CSFB the following fees, as compensation for its services in connection with the Mergers: (i) a financial advisory fee of $100,000, (ii) an announcement fee of $500,000, payable upon public announcement of the Mergers and (iii) a transaction fee in an amount equal to 0.45% of the aggregate consideration received by Falcon or its stockholders in connection with the Mergers, as calculated and payable upon the closing of the Mergers. The financial advisory fee and the announcement fee will be creditable against the transaction fee. Falcon has also agreed to reimburse CSFB for reasonable out-of-pocket expenses incurred by CSFB in performing its services, including reasonable fees and expenses of CSFB's legal counsel, and to indemnify CSFB and certain related persons and entities against certain liabilities, including liabilities under the federal securities laws, arising out of CSFB's engagement.

        In the ordinary course of its business, CSFB and its affiliates may actively trade the debt and equity securities of both Falcon and R&B for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. CSFB also acted as lead manager for Falcon's public offering of the Falcon Common Stock in December 1996.

R&B

        Opinion of Morgan Stanley

        R&B retained Morgan Stanley to act as its financial advisor in connection with the Mergers. Morgan Stanley was selected by the R&B Board to act as R&B's financial advisor based on Morgan Stanley's qualifications, expertise and reputation, as well as Morgan Stanley's investment banking relationship and familiarity with R&B.

        Morgan Stanley has delivered its written opinion dated July 10, 1997, to the R&B Board of Directors, to the effect that, on and as of the date of such opinion, and based on assumptions made, matters considered, and limits of review, as set forth in the opinion, the Merger Consideration (which was defined for the purposes of the opinion as the exchange ratio of 1.18 shares of Parent Common Stock for each share of R&B Common Stock), pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of R&B Common Stock.

        THE FULL TEXT OF MORGAN STANLEY'S OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. R&B STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF R&B COMMON STOCK AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF R&B COMMON STOCK AS TO HOW TO VOTE AT THE R&B SPECIAL MEETING. THE SUMMARY OF THE MATERIAL ELEMENTS OF MORGAN STANLEY'S OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

        In connection with rendering its opinion, Morgan Stanley: (i) reviewed certain publicly available financial statements and other information of R&B and Falcon; (ii) reviewed certain internal financial statements and other financial and operating data concerning R&B and Falcon prepared by the managements of R&B and Falcon, respectively; (iii) analyzed certain financial forecasts prepared by the managements of R&B and Falcon, respectively; (iv) discussed the past and current operations and financial condition and the prospects of R&B and Falcon with senior executives of R&B and Falcon, respectively; (v) reviewed the reported prices and trading activity for the R&B Common Stock and Falcon Common Stock; (vi) compared the financial performance of R&B and Falcon and the prices and trading activity of R&B Common Stock and Falcon Common Stock with that of certain other comparable publicly traded companies and their securities; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (viii) participated in discussions and negotiations among representatives of R&B and Falcon and their financial and legal advisors; (ix) reviewed the draft Merger Agreement and certain related documents; and (x) performed such other analyses and considered such other factors as it deemed appropriate.

        In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. In addition, Morgan Stanley assumed that the financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performances of R&B and Falcon. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of R&B and Falcon nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date thereof.

        In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of R&B or any of its assets, nor did Morgan Stanley negotiate with any of the parties, other than Falcon, which expressed interest to Morgan Stanley in the possible acquisition of, or merger with R&B or certain of its constituent business.

        The following is a summary of the material analyses and examinations performed by Morgan Stanley in preparation of its opinion dated July 10, 1997 and reviewed with the R&B Board on the same day:

        Peer Group Comparison. As part of its analysis, Morgan Stanley compared certain financial information of R&B and Falcon with that of a group of offshore drilling companies, consisting of Diamond Offshore Drilling, Inc., Ensco International Incorporated, Global Marine Inc., Noble Drilling Corp., Rowan Companies, Inc., Santa Fe International Corp. and Transocean Offshore Inc. (collectively, the "Offshore Drilling Comparables"). Such financial information included the price to earnings multiple, price to cash flow multiple and market capitalization to EBITDA. In particular, such analyses indicated that as of July 9, 1997 based on a compilation of earnings projections by securities research analysts, R&B traded at 11.7 and 9.8 times forecasted earnings and 9.2 and 8.0 times forecasted cash flow for the calendar years 1998 and 1999, respectively, and R&B market capitalization represented 6.9 times 1998 forecasted EBITDA and Falcon traded at 14.3 and 9.0 times forecasted earnings and 11.3 and 7.7 times forecasted cash flow for the calendar years 1998 and 1999, respectively, and Falcon market capitalization represented 8.0 times 1998 forecasted EBITDA compared to a range of 12.1 to 13.9 times 1998 earnings, 10.0 to 11.6 times 1999 earnings, 8.4 to
11.1 times 1998 cash flow and, 7.4 to 9.6 times 1999 cash flow and a market capitalization of 6.9 to 11.6 times 1998 EBITDA for the Offshore Drilling Comparables.

        No company utilized as a comparison in the comparable companies analysis is identical to R&B or Falcon. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of R&B and Falcon, such as the impact of competition on R&B or Falcon and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of R&B or Falcon or the industry or in the financial markets in general.

        Historical Exchange Ratio Analysis. Morgan Stanley also reviewed the ratio of R&B Common Stock to Falcon Common Stock trading prices over the latest one month, three month, six month and one year periods. These ratios ranged from approximately 1.000 to 1.560 times and, based on the closing price of R&B Common Stock and Falcon Common Stock on July 9, 1997 of $28.25 and $27.78, respectively, the ratio was 1.017 times. Morgan Stanley noted that the exchange ratio represented by the Merger Consideration for R&B Common Stock represents approximately a 16.0% premium to the ratio based on the July 9, 1997 closing prices.

        Contribution Analysis. Morgan Stanley analyzed the pro forma contribution of each of R&B and Falcon to Parent. Such analysis included, among other things, relative contributions of EBITDA, net income and cash flow. In particular, such analysis showed that R&B would contribute approximately 46.9% of the 1997 EBITDA, 52.2% of the 1997 net income and 50.9% of the 1997 cash flow. Morgan Stanley noted that the Merger Consideration for R&B Common Stock represented 52% of the combined ownership of Parent on a fully diluted basis.

        Net Asset Value Analysis. Morgan Stanley performed a net asset value calculation for R&B and Falcon based on estimates of the market value of each company's drilling fleets prepared by the respective managements of each company. Morgan Stanley reviewed the total market value of each fleet provided by R&B and Falcon and then adjusted these values for each company's other assets and liabilities including debt and cash to arrive at the market net asset values. Morgan Stanley also performed a similar analysis of the net asset value of R&B and Falcon based on estimates of the replacement cost of each company's drilling fleet. Based on this analysis, Morgan Stanley calculated per share market net asset values of $20.26 and $17.51 for R&B and Falcon, respectively. These values represented an implied exchange ratio of 1.16 compared to the exchange ratio represented by the Merger Consideration pursuant to the Merger Agreement of 1.18. Morgan Stanley calculated per share replacement cost net asset values of $34.52 and $38.63 for R&B and Falcon, respectively. These values represented an implied exchange ratio of 0.89.

        Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis of R&B and Falcon based on certain financial forecasts based on estimated future dayrates, utilization rates and remaining useful lives of the drilling fleet of R&B and Falcon (including planned upgrades and new builds) prepared in consultation with the respective managements of each company for the fiscal years 1997 through 2022. Morgan Stanley discounted the unlevered free cash flows of each drilling fleet over the forecast period at a range of discount rates of 10.0% to 12.0%, representing an estimated weighted average cost of capital range for R&B and Falcon, and terminal values based on perpetual growth rates of 3% to arrive at a range of present values for the drilling fleet. Such present values were then adjusted for each company's other assets and long-term liabilities including debt, net of cash and option proceeds, to arrive at a net asset value. Based on this analysis, Morgan Stanley calculated per share values for R&B ranging from approximately $22.86 to $32.85 and for Falcon ranging from approximately $22.26 to $27.86. These values represented implied exchange ratios of
1.03 to 1.18 compared to the exchange ratio represented by the Merger Consideration pursuant to the Merger Agreement of 1.18.

        Pro Forma Analysis of the Mergers. Morgan Stanley analyzed the pro forma impact of the Mergers on Parent's earnings per share for the fiscal years 1998 and 1999. The year of the analysis period is based on the assumption that 1998 constitutes the first full year subsequent to the Mergers. Such analysis was based on cash flow and earnings estimates for the aforementioned fiscal year projections for R&B and Falcon prepared by the respective managements of each company. Morgan Stanley noted that the Mergers would be slightly dilutive to R&B shareholders in 1998 but accretive in 1999 with respect to cash flow per share and, assuming the Mergers would be treated as a pooling of interests for accounting purposes, the Mergers would be modestly dilutive to R&B shareholders in 1998 and 1999 with respect to earnings per share.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the processes underlying its opinion. The range of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of R&B or Falcon.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of R&B or Falcon. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view to holders of R&B Common Stock of the Merger Consideration pursuant to the Merger Agreement in the Mergers and were provided to the R&B Board of Directors in connection with the delivery of Morgan Stanley's opinion dated July 10, 1997. The analyses do not purport to be appraisals or to reflect the prices at which R&B or Falcon might actually be sold. In addition, as described above, Morgan Stanley's opinion and presentation to the R&B Board was one of the many factors taken into consideration by the R&B Board in making its determination to approve the Mergers. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the R&B Board's or R&B management's opinion with respect to the value of R&B or of whether the R&B Board or R&B management would have been willing to agree to a different conversion ratio pursuant to the Merger Agreement.

        The consideration to be received by the shareholders of R&B pursuant to the Mergers was determined through negotiations between R&B and Falcon and was approved by the R&B Board of Directors. Morgan Stanley provided advice to R&B during the course of such negotiations; however, the decision to enter into the Merger Agreement and to accept the conversion ratio of 1.18 shares of Parent Common Stock for each share of R&B Common Stock was solely that of the R&B Board.

        R&B retained Morgan Stanley because of its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the course of its market-making and other trading activities, Morgan Stanley may, from time to time, have a long or short position in, and buy and sell, securities of R&B or Falcon. In the past, Morgan Stanley and its affiliates have provided financial advisory service to R&B and have received customary fees in connection with these services.

        R&B has agreed to pay Morgan Stanley a fee for its financial advisory services in connection with the Mergers. R&B has agreed to pay Morgan Stanley (i) an advisory fee estimated to be between $250,000 and $300,000 which is payable in the event that the Mergers are not completed and (ii) if the Mergers are successfully completed, a transaction fee between 0.37% to 0.415% of the aggregate value of R&B at the time of closing of the Mergers, against which any advisory fee paid will be credited. In addition, R&B has agreed to reimburse Morgan Stanley for its expenses related to the engagement and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley, or any of its affiliates against certain liabilities and expenses, including liabilities under federal securities laws, in connection with Morgan Stanley's engagement.

MERGER CONSIDERATION

        R&B. Upon consummation of the R&B Merger, each share of R&B Class A Stock (provided the holders of R&B Class A Stock grant the requisite two-thirds approval of the R&B Merger) and each share of R&B Common Stock (collectively, the "R&B Stock") outstanding immediately prior to the Effective Time shall be converted into 1.18 shares of Parent Common Stock. If the holders of R&B Class A Stock do not grant the requisite two-thirds approval, each issued and outstanding share of R&B Class A Stock will be converted into the right to receive an amount of money in cash equal to the sum of $12.00 plus all unpaid and cumulative dividends accrued or in arrears to the Effective Time. Prior to the Effective Time, there has been no public market for the Parent Common Stock.

        Notwithstanding the foregoing, holders of R&B Stock otherwise entitled to fractional shares of Parent Common Stock will be entitled to receive, from American Stock Transfer & Trust Company, as exchange agent (the "Exchange Agent"), in accordance with the Merger Agreement, a cash payment in lieu of such fractional shares, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock, as applicable, which would otherwise have been issued.

        Following the R&B Merger, all shares of R&B Stock outstanding prior to the R&B Merger will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of R&B Stock (the "R&B Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) certificates ("Parent Certificates") representing the number of whole shares of Parent Common Stock, if any, into which such shares have been converted, (ii) certain dividends and other distributions, (iii) cash in lieu of fractional shares of Parent Common Stock, if any, without interest, and (iv) in the case of shares of R&B Class A Stock, if the holders of R&B Class A Stock do not grant the requisite two-thirds approval of the Merger Agreement, cash in an amount per share equal to the sum of $12.00 plus all accrued and unpaid cumulative dividends.

        Falcon. Upon consummation of the Falcon Merger, each share of Falcon Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Parent Common Stock. Prior to the Effective Time, there has been no public market for the Parent Common Stock.

        Following the Falcon Merger, all shares of Falcon Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Falcon Common Stock (the "Falcon Certificates" and together with the R&B Certificates, the "Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) Parent Certificates representing the number of whole shares of Parent Common Stock into which such shares have been converted and (ii) certain dividends and other distributions.

        Stock Options and Benefit Plans. For a description of the treatment of the R&B and Falcon stock options and employee benefit plans. See "THE MERGER AGREEMENT--Stock Options; --Employee Benefits and
Restricted Stock."

        Appraisal Rights.  See "--Appraisal Rights."

EFFECTIVE TIME

        The Mergers will become effective at such time as is specified in the certificates of merger for each of the R&B Merger and the Falcon Merger (together, the "Certificates of Merger") which are to be filed with the Secretary of the State of the State of Delaware. Such filings are anticipated to take place as soon as practicable after receipt of stockholder approval, all required regulatory approvals and the satisfaction or waiver of the other conditions to the Mergers. It is currently anticipated that the Effective Time will occur during the fourth quarter of 1997. There can be no assurance, however, that the required regulatory approvals will be obtained, or that the other conditions to the Mergers will be satisfied by such date. See "THE MERGER AGREEMENT--Conditions Precedent to the Mergers" and "OTHER MATTERS--Regulatory Approvals."

DIVIDENDS

        Parent has no current intention to pay dividends with respect to the Parent Common Stock. See "DESCRIPTION OF PARENT CAPITAL STOCK--Parent Common Stock."

STOCK EXCHANGE LISTING

        The Parent Common Stock to be issued in the Mergers has been approved for listing on the NYSE, subject to official notice of issuance, and will trade on the NYSE under the symbol "FLC." Prior to the Effective Time, there has been no public market for Parent Common Stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

Parent Board

        As of the Effective Time, the Parent Board will have 10 members, with five members designated by the R&B Board and five members designated by the Falcon Board. R&B and Falcon will select their designees from among the current members of the Board of Directors of R&B and Falcon, respectively. If an individual so selected consents to serve as a director, such individual shall be elected as a director of Parent, effective as of the Effective Time. Mr. Loyd and Mr. Webster will serve on the Parent Board. Mr. Webster was a director of R&B and Mr. Loyd was a director of Falcon, until they resigned their respective directorships in June 1996. To date, Falcon and R&B have not decided who, in addition to Messrs. Webster and Loyd, will be designated to serve on the Parent Board.

Falcon

        Equity Awards

        See "THE MERGER AGREEMENT--Stock Options" for information concerning the treatment of options to purchase shares of Falcon Common Stock upon consummation of the Mergers.

        Additional information relating to executive compensation and various benefit arrangements of Falcon is set forth in, and incorporated herein by reference to, Falcon's 1996 Proxy Statement (the relevant portions of which are incorporated into the 1996 Falcon Form 10-K). See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

R&B

        Equity Awards

        See "THE MERGER AGREEMENT--Stock Options" for information concerning the treatment of options to purchase shares of R&B Common Stock upon consummation of the Mergers.

        Additional information relating to executive compensation and various benefit arrangements of R&B is set forth in, and incorporated herein by reference to, R&B's 1996 Proxy Statement (the relevant portions of which are incorporated into the R&B Form 10-K). See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

        R&B Employment Agreements

        Each of Messrs. Loyd, Nagle, Hillin, Ofner, Bakonyi and McIntire is a party to an employment agreement with R&B (as amended through the date hereof, collectively, the "R&B Employment Agreements") providing for a continuing three-year employment period. Pursuant to the R&B Employment Agreements, if any such officer terminates his employment for good reason or without any reason during a "window period" (as defined below), R&B will (a) make a lump sum payment in cash to him, within 30 days after the date of termination, equal to the sum of (i) the officer's annual base salary earned through the date of termination, (ii) a bonus based on the highest annual bonus paid or accrued for the benefit of the officer during the three-year period preceding the date of termination, prorated in accordance with the period in the current year prior to the date of termination, and (iii) any compensation previously deferred or earned by the officer (together with any accrued interest or earnings thereon), any unreimbursed expenses and any accrued vacation paid, (b) make a lump sum payment in cash to him, within 30 days after the date of termination, equal to an amount determined by multiplying 1.25 times the sum of the highest aggregate annual base salary and annual bonus paid to the officer with respect to any one fiscal year ending within the three-year period ending on the date of termination times three and (c) continue to provide certain benefits for a period of three years following the date of termination or as long as such plan or benefits allow. As used in the R&B Employment Agreements, "window period" means the period commencing with the date of any change of control (which would be deemed to occur for purposes of the R&B Employment Agreements upon the consummation of the Mergers) and expiring (x) 180 days immediately following any change of control or (y) the date on or following any change of control that the resulting surviving entity expressly assumes the obligations of R&B and assigns the officer a position with such surviving entity with the authority, duties and responsibilities commensurate in all material respects as those in effect immediately prior to such change of control. The 1996 base salaries under the R&B Employment Agreements were as follows: P. B. Loyd, Jr., $450,000; T. W. Nagle, $240,000; W. K. Hillin, $205,000; C. R. Ofner, $185,000; A. Bakonyi, $162,000; and D. L.
McIntire, $129,000.

        The consummation of the Mergers constitutes a "change of control" under the R&B Employment Agreements and will entitle each officer to terminate his employment during the "window period" and receive a lump sum payment of all amounts specified therein. As of the Effective Time, the employment of each such R&B officer will be terminated. Accordingly, each such officer will be entitled to receive from and be paid by R&B the amounts provided for in his R&B Employment Agreement. The Merger Agreement does contemplate that Parent may offer employment to any or all such officers upon such terms and conditions as Parent deems appropriate. None of such officers has any assurance that he will be offered employment following the Mergers or regarding the terms of any such employment, although Mr. Loyd will be Chairman of Parent immediately following the Mergers.

        In its consideration of the Mergers and the Merger Agreement, the R&B Board determined that the termination of the R&B Employment
Agreements was a reasonable and appropriate way of facilitating selection and retention of the best management team for the combined company going forward.

        The R&B Employment Agreements also provide that if any payment to one of these employees will be subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), a "gross-up" payment will be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable. Such "gross-up" payment, if required, will also compensate such officers for any tax under Section 4999 with respect to the acceleration of certain Stock Options and restricted stock awards described under "--Equity Arrangements" below.

        The following table sets forth the names, position and expected cash amounts payable (including any "gross-up" payments) under the R&B Employment Agreements (calculated as if the Mergers had been consummated on December 31, 1997) to the R&B officers who are expected to receive benefits under the R&B Employment Agreements.

                                                                MAXIMUM CASH
      NAME                        POSITION                     AMOUNT PAYABLE
      ----                        --------                     --------------

P. B. Loyd, Jr.     President and Chief Executive Officer        $10,789,397

T. W. Nagle         Executive Vice President, Finance and        $ 3,812,746
                    Administration

W. K. Hillin        Senior Vice President, General Counsel       $ 2,974,650
                    and Secretary

C. R. Ofner         Vice President - Business Development        $ 2,916,813

D. L. McIntire      Vice President - Human Resources             $ 1,891,857

A. Bakonyi          President - Reading & Bates Drilling         $ 2,995,924
                    Co., a wholly owned subsidiary of R&B


        In connection with the Option Rescission (as defined under "--Other Arrangements" below), each of these officers will become entitled to an expected 1997 bonus described under "--Other Arrangements" below. An estimate of such 1997 bonus is included in the above table.

        Equity Arrangements

        Pursuant to the Merger Agreement, all outstanding Stock Options will be converted into options to purchase Parent Common Stock. See "THE MERGER AGREEMENT--Stock Options." Under the terms of the R&B LTIPs, the vesting of all Stock Options outstanding under the R&B LTIPs will be accelerated at the Effective Time in accordance with their preexisting terms. On the date of this Joint Proxy Statement/Prospectus, the following R&B employees held the following unvested R&B Employee Stock Options under the R&B LTIPs: P. B. Loyd, Jr., none; T. W. Nagle, 150,000 options with an average exercise price of $28.00 per share of R&B Common Stock; W. K. Hillin, none; C. R. Ofner, none; D. L. McIntire, none; and
A. Bakonyi, 4,000 options with an average exercise price of $9.00 per share of R&B Common Stock.

        Under the R&B LTIPs, the vesting of all grants of restricted R&B Common Stock will be accelerated at the Effective Time in accordance with their preexisting terms. On the date of this Joint Proxy Statement/Prospectus, the following R&B employees held the following numbers of shares of restricted R&B Common Stock under the R&B LTIPs: P.
B. Loyd, Jr., 85,000 shares; T. W. Nagle, 20,000 shares; W. K. Hillin, 28,000 shares; C. R. Ofner, 26,000 shares; D. L. McIntire, 17,200 shares; and A. Bakonyi, 25,000 shares.

        Under the R&B 1995 Director Plan, the vesting of all options to purchase R&B Common Stock will be accelerated at the Effective Time. On the date of this Joint Proxy Statement/Prospectus, the non-executive directors of R&B (who are the only eligible participants) as a group held under this Plan unvested options to purchase 5,000 shares of R&B Common Stock at an average price of $7.375 per share of R&B Common Stock.

        Under the R&B 1996 Director Plan, the vesting of restricted shares of R&B Common Stock will be accelerated at the Effective Time. On the date of this Joint Proxy Statement/Prospectus, the non-executive directors of R&B (who are the only eligible participants) as a group held under this Plan 54,000 restricted shares of R&B Common Stock.

        Other Arrangements

        In April 1997, each of Messrs. Loyd, Nagle, Hillin, Ofner, McIntire and Bakonyi agreed to forego (a) any increase in his annual base salary awarded in fiscal year 1997 and effective for fiscal year 1998,
(b) any annual bonus for fiscal year 1997, and (c) any restricted stock grants awarded in fiscal year 1997 in consideration for receiving in the aggregate 770,000 options to purchase shares of R&B Common Stock at an exercise price of $23.75 per share of R&B Common Stock. In connection with the Mergers, each of these persons and R&B have agreed, subject to consummation of the Mergers on a "pooling of interests" basis, to rescind such option grants (the "Option Rescission") and restore the foregone compensation.

        Based on their current compensation levels, the amount of the expected 1997 cash bonus will be: P. B. Loyd, Jr., approximately $1,040,000; T. W. Nagle, approximately $302,500; W. K. Hillin, approximately $247,500; C. R. Ofner, approximately $233,200; D. L. McIntire, approximately $155,100; and A. Bakonyi, approximately $242,000. Based on an exercise price of $23.75 per share of R&B Common Stock for each rescinded option and a closing sale price per share of R&B Common Stock of $40.125 as of November 17, 1997, the aggregate positive difference between the exercise price of such options and the value of the R&B Common Stock that may be purchased pursuant to such options for each employee is: P. B. Loyd, Jr., approximately $5,076,250; T. W. Nagle, approximately $1,965,000; W. K. Hillin, approximately $1,637,500; C. R. Ofner, approximately $1,637,500; D. L. McIntire, approximately $655,000; and A. Bakonyi, approximately $1,637,500.

        In connection with the Mergers, the non-employee directors of R&B will receive cash payments pursuant to R&B's director pension plan. The expected amounts of these payments are as follows: J. McLean, $114,917;
R. Sandmeyer, $146,888; C. Donabedian, $123,832; T. Kalborg, $70,487; A.
Chavkin, $69,303; and M. Laqueur, $105,462.

        Indemnification and Insurance

        Pursuant to the Merger Agreement, Parent will, for six years from the Effective Time, indemnify all the current or former directors or officers of R&B and Falcon for acts or omissions occurring prior to the Effective Time to the same extent as such indemnified parties are entitled to indemnification under each of R&B's and Falcon's charter or bylaws or in any agreement. In addition, for three years from the Effective Time, Parent shall maintain in effect R&B's current directors' and officers' liability insurance policy and Falcon's directors' and officers' liability insurance policy. See "THE MERGER AGREEMENT--Indemnification; Directors' and Officers' Insurance."

ANTICIPATED ACCOUNTING TREATMENT

        Prior to entering into the Merger Agreement, each of Falcon and R&B reviewed relevant data and consulted their respective independent accounting firms to determine the appropriate accounting method for the Mergers under APB Opinion No. 16. Based upon that review and consultation, Falcon and R&B concluded that they are required to account for the Mergers as a pooling of interests and will do so in accordance with APB Opinion No. 16. Accordingly, under generally accepted accounting principles, the assets and liabilities of Falcon and R&B will be recorded on the books of Parent at their values on the books of Falcon and R&B at the time of the consummation of the Mergers. If completed as proposed, no goodwill will be created as a result of the Mergers.

        Pursuant to the Merger Agreement, each of Falcon and R&B are required to use its reasonable best efforts to deliver from each party who may be deemed to be an "affiliate" of such party (collectively, the "Affiliates") for purposes of SEC Accounting Series Release No. 130, as amended by Release No. 135, to the other party an Affiliate Letter, pursuant to which, among other things, each Affiliate agrees, with certain limited exceptions, not to sell, transfer or otherwise dispose of any interest in, or reduce such party's risk with respect to, the Falcon Common Stock or the R&B Common Stock during the period commencing 30 days preceding the Effective Time until such time as consolidated financial results covering at least 30 days of post-Mergers combined results of operations of Falcon and R&B have been published.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax considerations of the Mergers to holders of Falcon Common Stock and R&B Common Stock who hold such common stock as a capital asset (generally, property held for investment). The summary is based upon the Code, as currently in effect, applicable Treasury Regulations promulgated thereunder, judicial decisions and current administrative rulings, any of which may be changed at any time with retroactive effect. The summary does not address all aspects of United States federal income taxation that may be relevant to particular taxpayers in light of their personal investment circumstances or to taxpayers subject to special treatment under United States federal income tax laws (including, for example, life insurance companies, foreign persons, tax-exempt entities and holders who acquired their Falcon Common Stock or R&B Common Stock pursuant to the exercise of employee stock options or otherwise as compensation). In addition, the summary does not address any aspect of state, local or foreign taxation.

        The obligations of Falcon and R&B to effect the Mergers are conditioned on delivery of an opinion to Falcon from Skadden, Arps, Slate, Meagher & Flom LLP, its counsel, and to R&B from Cravath, Swaine & Moore, its counsel, each dated as of the Effective Time, based upon certain customary representations and assumptions set forth therein, that the Mergers qualify under Sections 351 and/or 368(a) of the Code as tax-free transactions for United States federal income tax purposes. Opinions of counsel are not binding on the Internal Revenue Service ("IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the Mergers. Accordingly, there can be no assurance that the IRS will not challenge such conclusion or that a court will not sustain such challenge. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP and Cravath, Swaine & Moore, as of the date hereof, the material U.S. federal income tax consequences of the Mergers will be:

        (i) No gain or loss will be recognized by Parent, Falcon, R&B, Falcon Sub or R&B Sub in connection with Mergers.

        (ii) No gain or loss will be recognized by holders of Falcon Common Stock or R&B Common Stock who exchange their common stock for Parent Common Stock pursuant to the Mergers (except with respect to cash received by holders of R&B Common Stock in lieu of fractional shares of Parent Common Stock).

        (iii) The aggregate tax basis of the Parent Common Stock received in the Mergers will equal the aggregate tax basis of the Falcon Common Stock or R&B Common Stock surrendered in exchange therefor (reduced by any amount allocable to the fractional share interests in Parent Common Stock for which cash is received).

        (iv) The holding period for the Parent Common Stock received in the Mergers will include the holding period for the Falcon Common Stock or R&B Common Stock surrendered in exchange therefor.

        A holder of R&B Common Stock who receives cash in lieu of a fractional share of Parent Common Stock will recognize capital gain or loss equal to the difference between the tax basis of such fractional share (as calculated above) and the cash received in lieu thereof. Pursuant to recently enacted legislation, in the case of an individual holder of R&B Common Stock, any such capital gain will be subject to a maximum federal income tax rate of (i) 20% if the holder's holding period in such shares was more than 18 months at the Effective Time, and (ii) 28% if the holder's holding period was more than one year but not more than 18 months at the Effective Time.

        In the event that Falcon or R&B is unable to obtain its respective opinion of counsel, dated as of the Effective Time, substantially to the effect set forth above, each of Falcon and R&B expects that it would assess the reasons for the failure to obtain such opinion and the anticipated tax treatment of the Mergers in light of such failure, and make a determination at such time, consistent with the fiduciary duties of its respective Board of Directors and its obligations under applicable law, as to whether such condition should be waived. The votes of stockholders will be resolicited in the event of such a failure to obtain tax opinions substantially to the effect set forth above, if the parties determine to waive such conditions to the consummation of the Mergers. As of the date of this Joint Proxy Statement/Prospectus, neither Falcon or R&B has any intention of waiving the condition as to the receipt of opinions of counsel substantially similar to the effect set forth herein.

        THIS UNITED STATES FEDERAL INCOME TAX DISCUSSION MAY NOT APPLY TO ALL HOLDERS OF FALCON COMMON STOCK OR R&B COMMON STOCK. SUCH HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS.

APPRAISAL RIGHTS

        Under the DGCL, holders of R&B Common Stock and Falcon Common Stock are not entitled to appraisal rights in connection with the Mergers.

        Holders of record of R&B Class A Stock who do not vote in favor of the Merger Agreement and who otherwise comply with the applicable statutory procedures summarized herein will be entitled to appraisal rights under Section 262 of the DGCL ("Section 262"). A person having a beneficial interest in shares of R&B Class A Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

        THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS REPRINTED IN ITS ENTIRETY AS APPENDIX F. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF R&B CLASS A STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. AS DESCRIBED MORE FULLY BELOW, NOTWITHSTANDING THE AVAILABILITY OF APPRAISAL RIGHTS TO HOLDERS OF R&B CLASS A STOCK, IT IS R&B'S VIEW THAT THE AMOUNT PER SHARE OF R&B CLASS A STOCK RECEIVED IN AN APPRAISAL PROCEEDING SHOULD BE LIMITED TO $12.00 PLUS ACCRUED AND UNPAID CUMULATIVE DIVIDENDS (AND ANY INTEREST DETERMINED APPROPRIATE BY THE DELAWARE CHANCERY COURT).

        In general, under the DGCL, a stockholder entitled to appraisal rights who follows the procedures set forth in Section 262 will be entitled to have his shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Mergers, together with a fair rate of interest, if any, as determined by such court.

        Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262.

        This Joint Proxy Statement/Prospectus constitutes such notice to the holders of R&B Class A Stock and the applicable statutory provisions of the DGCL are attached to this Joint Proxy Statement/Prospectus as Appendix F. Any holder of shares of R&B Class A Stock who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Appendix F carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

        A holder of R&B Class A Stock (hereinafter "Appraisal Shares") wishing to exercise such holder's appraisal rights (a) must not vote in favor of the Merger Agreement and (b) must deliver to R&B prior to the vote on the Merger Agreement at the R&B Special Meeting, a written demand for appraisal of such holder's Appraisal Shares. A holder of Appraisal Shares wishing to exercise such holder's appraisal rights must be the record holder of such Appraisal Shares on the date the written demand for appraisal is made and must continue to hold such Appraisal Shares of record until the consummation of the R&B Merger. Accordingly, a holder of Appraisal Shares who is the record holder of Appraisal Shares on the date the written demand for appraisal is made, but who thereafter transfers such Appraisal Shares prior to the consummation of the R&B Merger, will lose any right to appraisal in respect of such Appraisal Shares.

        Only a holder of record of Appraisal Shares is entitled to assert appraisal rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Appraisal Shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising such rights with respect to the Appraisal Shares held for other beneficial owners; in such case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned the demand will be presumed to cover all Appraisal Shares held in the name of the record owner. Stockholders who hold their Appraisal Shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE SENT OR DELIVERED TO READING & BATES CORPORATION, 901 THREADNEEDLE, SUITE 200, HOUSTON, TEXAS, 77079-2902, ATTENTION: SECRETARY.

        Within 10 days after the consummation of the R&B Merger, R&B will notify each holder of Appraisal Shares who has properly asserted appraisal rights under Section 262 and who has not voted in favor of the Merger Agreement of the date the R&B Merger became effective.

        Within 120 days after the consummation of the R&B Merger, but not thereafter, R&B or any holder of Appraisal Shares who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Appraisal Shares. R&B is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the Appraisal Shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

        Within 120 days after the consummation of the R&B Merger, any holder of Appraisal Shares who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from R&B a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. Such statements must be mailed within ten days after a written request therefor has been received by R&B.

        Section 262 provides that, if a petition for an appraisal is timely filed, after a hearing on such petition the Delaware Chancery Court will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the R&B Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the "fair value." The "fair value " of their shares as determined under Section 262 could be more than, the same as or less than the value of the consideration a holder would receive in a merger absent seeking appraisal, and investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to "fair value" under Section 262. The Delaware Supreme Court has stated that, in general, "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. R&B's Restated Certificate of Incorporation provides that "in the event of a merger or consolidation of the Corporation, the value of the Class A Stock of the Corporation (for all purposes, including the requirement of payment of such value as provided in the General Corporation Law of the State of Delaware) shall be deemed to be (and each purchaser or holder of Class A Stock by virtue of such purchase or holding shall agree that such value shall be) not in excess of an amount per share equal to the aggregate of (a) $12.00, plus (b) the amount of all unpaid cumulative dividends accrued or in arrears to the date" of the merger. On the basis of this provision and the Delaware Chancery Court's 1997 decision in In the Matter of the Appraisal of Ford Holdings, Inc. Preferred Stock, it is R&B's view, based on advice of Cravath, Swaine & Moore, counsel to R&B, that any stockholders who properly demand appraisal of Appraisal Shares will only be entitled to receive an amount of money in cash equal to the sum of $12.00 plus all accrued unpaid cumulative dividends (and any interest on such sum determined as described below).

        The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Appraisal Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Appraisal Shares entitled to appraisal.

        Any holder of Appraisal Shares who has duly demanded an appraisal in compliance with Section 262 will not, after the consummation of the R&B Merger, be entitled to vote the Appraisal Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those Appraisal Shares (except dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the consummation of the R&B Merger).

        If any stockholder who properly demands appraisal of his Appraisal Shares under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL the Appraisal Shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such Appraisal Shares in accordance with the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the consummation of the R&B Merger, or if the stockholder delivers to R&B a written withdrawal of his demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the consummation of the R&B Merger will require the written approval of R&B, and no appraisal proceeding may be dismissed as to any stockholder without approval of the Court.

        Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of such rights (in which event a stockholder will be entitled to receive the consideration receivable with respect to such Appraisal Shares in accordance with the Merger Agreement).


                           THE MERGER AGREEMENT

GENERAL

        The following description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated herein by reference and a copy of which is annexed to this Joint Proxy Statement/Prospectus as Annex A. Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

        The Merger Agreement provides for the merger of R&B Sub with and into R&B and the merger of Falcon Sub with and into Falcon. As a result of the Mergers, each of Falcon and R&B will become a wholly owned subsidiary of Parent. In the Mergers, stockholders of Falcon and R&B will receive the consideration described below. The Mergers will become effective at such time as is specified in the Certificates of Merger for each of the Mergers which are to be filed with the Secretary of the State of the State of Delaware. Such filings are anticipated to take place as soon as practicable after receipt of all required regulatory approvals and the satisfaction or waiver of the other conditions to the Mergers. It is currently anticipated that the Effective Time will occur during the fourth quarter of 1997. There can be no assurance, however, that the required regulatory approvals will be obtained, or that the other conditions to the Mergers will be satisfied, by such date. See "--Conditions Precedent to the Mergers" and "OTHER MATTERS--Regulatory Approvals."

CONSIDERATION TO BE RECEIVED IN THE MERGERS

        R&B Merger. Upon consummation of the R&B Merger, each share of R&B Common Stock and each share of R&B Class A Stock (provided the holders of R&B Class A Stock grant the requisite two-thirds approval of the R&B Merger), outstanding immediately prior to the Effective Time shall be converted into 1.18 shares of Parent Common Stock. If holders of R&B Class A Stock do not grant the requisite two-thirds approval, each issued and outstanding share of R&B Class A Stock will be converted into the right to receive an amount of money in cash from R&B equal to the sum of $12.00 plus all unpaid cumulative dividends accrued or in arrears to the Effective Time.

        Notwithstanding the foregoing, holders of R&B Stock otherwise entitled to fractional shares of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the Merger Agreement, a cash payment in lieu of such fractional shares, representing such holders' proportionate interests, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times in such manner and on such terms as the Exchange Agent shall determine in its sole judgment) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock which would otherwise have been issued.

        All such shares of R&B Stock converted as provided in the preceding paragraphs will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of R&B Certificates shall cease to have any rights with respect thereto, except the right to receive (i) Parent Certificates representing the number of whole shares of Parent Common Stock into which such shares have been converted, if applicable, (ii) certain dividends and other distributions,
(iii) cash in lieu of fractional shares of Parent Common Stock, if applicable, and (iv) in the case of R&B Class A Stock, if the holders of R&B Class A Stock do not grant the requisite two-thirds voting approval of the Merger Agreement, cash equal to the sum of $12.00 plus all unpaid cumulative dividends accrued or in arrears to the Effective Time, in each case without interest.

        Falcon Merger. Upon consummation of the Falcon Merger, pursuant to the Merger Agreement, each share of Falcon Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Parent Common Stock.

        All such shares of Falcon Common Stock converted as provided in the preceding paragraph will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of Falcon Certificates shall cease to have any rights with respect thereto, except the right to receive (i) Parent Certificates representing the number of whole shares of Parent Common Stock into which such shares have been converted, (ii) certain dividends and other distributions, and
(iii) cash in lieu of fractional shares of Parent Common Stock, in each case without interest.

EXCHANGE AGENT; PROCEDURES FOR EXCHANGE OF CERTIFICATES

        Falcon and R&B have authorized American Stock Transfer & Trust Company to act as Exchange Agent under the Merger Agreement. As of the Effective Time, Parent will deposit with the Exchange Agent, for the benefit of the holders of the Certificates, Parent Certificates representing the number of whole shares of Parent Common Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of Falcon Common Stock or R&B Stock, as the case may be. Such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as hereinafter defined) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Parent Common Stock are hereinafter referred to as the "Exchange Fund." The Exchange Agent will deliver Parent Certificates upon the surrender for exchange of the Certificates.

        As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each record holder of a Certificate a packet of information about exchanging Certificates for the property described below. The packet will include a form of letter of transmittal for the record holder to use to transmit the Certificates to the Exchange Agent, which letter of transmittal will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon actual delivery thereof to the Exchange Agent and will be in such form and have such other provisions as Falcon and R&B reasonably specify. Upon surrender for cancellation to the Exchange Agent of Certificates held by any record holder, together with such letter of transmittal duly executed and such other documents as are reasonably required by the Exchange Agent, such holder will be entitled to receive in exchange therefor: (i) a Parent Certificate representing the number of whole shares of Parent Common Stock, if any, into which the shares of Falcon Common Stock or R&B Stock, as applicable, represented by the surrendered Certificate(s) have been converted at the Effective Time, (ii) cash in lieu of any fractional share of Parent Common Stock (see "--No Fractional Shares"), (iii) the dividends and other distributions described in the next paragraph, and
(iv) any cash consideration payable to holders of R&B Class A Stock. All Certificates so surrendered will be canceled. All shares of Parent Common Stock issued upon the surrender for exchange of any Certificate in accordance with the terms of the Merger Agreement (including the cash paid in respect of any such fractional share or of any such dividends or distributions) will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Falcon Common Stock or R&B Stock, as the case may be, represented by such surrendered Certificate; provided, however, that each of Falcon and R&B is obligated to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made by Falcon and R&B, as the case may be, on such shares of Falcon Common Stock or R&B Stock, as the case may be, which remain unpaid at the Effective Time.

        No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares will be paid to any such holder pursuant to the Merger Agreement, and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock will be paid by Parent to the Exchange Agent and will be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with the exchange procedures set forth in the Merger Agreement. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there will be paid to the holder of the Parent Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to the Merger Agreement and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. Parent will make available to the Exchange Agent cash for these purposes.

        If after the Effective Time, Certificates are presented to either Parent, Falcon or R&B or the Exchange Agent for any reason, they will be canceled and exchanged as described in the three preceding paragraphs, except as otherwise provided by law. There will be no further registration of transfers on the stock transfer books of Falcon or R&B of the shares of Falcon Common Stock and R&B Stock which were outstanding immediately prior to the Effective Time.

        Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time will be delivered to Parent upon demand, and any holders of the Certificates who have not theretofore complied with the exchange provisions of the Merger Agreement may thereafter look only to Parent for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

        None of Parent, Falcon, R&B or the Exchange Agent will be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate pursuant to the Merger Agreement or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration or cash, dividends or distributions in respect of such Certificate will, to the extent permitted by applicable law, become the property of the Parent, Falcon or R&B, as appropriate, free and clear of all claims or interest of any person previously entitled thereto.

        The Exchange Agent will invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments will be paid to Parent.

        STOCKHOLDERS OF FALCON AND R&B SHOULD NOT FORWARD CERTIFICATES WITH THE ENCLOSED PROXY CARD, NOR SHOULD THEY FORWARD CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE PACKET OF INFORMATION
DESCRIBED ABOVE, INCLUDING THE LETTER OF TRANSMITTAL.

NO FRACTIONAL SHARES

        No Parent Certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the surrender of Certificates for exchange; no Parent dividend or other distribution will relate to any such fractional shares; and no such fractional shares will entitle the owner thereof to any voting or other rights of a shareholder of Parent. In lieu of any such fractional shares, each holder of shares of Falcon Common Stock and R&B Stock who would otherwise have been entitled thereto upon the surrender of Certificates for exchange will be paid cash (as described below).

        As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (i) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to the Merger Agreement over (ii) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of Falcon Common Stock, R&B Common Stock and R&B Class A Stock pursuant to the Merger Agreement (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent will, on behalf of former shareholders of Falcon, if any, and R&B, sell the Excess Shares at then prevailing prices on the NYSE, all in the manner provided for in the Merger Agreement (as described in the paragraph immediately below).

        The sale of the Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Falcon Common Stock and R&B Stock, the Exchange Agent will hold such proceeds in trust for the holders of Falcon Common Stock and R&B Stock (the "Common Shares Trust"). Falcon and R&B will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of the Common Shares Trust to which each holder of Falcon Common Stock and R&B Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which will be the amount of the fractional share interest to which such holder of Falcon Common Stock or R&B Stock is entitled (after taking into account all shares of Falcon Common Stock or R&B Stock held at the Effective Time by such holder) and the denominator of which will be the aggregate amount of fractional share interests to which all holders of Falcon Common Stock and R&B Stock are entitled.

        Notwithstanding the provisions of the Merger Agreement described in the two preceding paragraphs, Parent, Falcon and R&B may elect at their option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments above contemplated, to pay each holder of Falcon Common Stock or R&B Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder (after taking into account all shares of Falcon Common Stock or R&B Stock held at the Effective Time by such holder) would otherwise be entitled by (ii) the closing price for a share of Parent Common Stock as reported on the NYSE Composite Transactions Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source) on the closing date of the Mergers.

        As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Falcon Common Stock and R&B Stock with respect to any fractional share interest, the Exchange Agent will make available such amounts to such holders of Falcon Common Stock and R&B Stock, subject to and in accordance with the Merger Agreement. See "--Exchange Agent; Procedures for Exchange of Certificates."

REPRESENTATIONS AND WARRANTIES

        The Merger Agreement contains various representations and warranties of Falcon and R&B relating, among other things, to the following: (i) their incorporation, existence, good standing, corporate power and similar corporate matters; (ii) their capitalization; (iii) their authorization, execution, delivery and performance and the enforceability of the Merger Agreement and related matters; (iv) the absence of conflicts, violations and defaults under their certificate or articles of incorporation and bylaws and certain other agreements and documents; (v) the documents and reports filed with the Commission and the accuracy and completeness of the information contained therein; (vi) the absence of undisclosed liabilities; (vii) compliance with laws, ordinances and regulations; (viii) environmental matters; (ix) employee benefit matters; (x) the absence of certain material changes or events since December 31, 1996; (xi) pending or threatened investigations or litigation; (xii) the Registration Statement and this Joint Proxy Statement/Prospectus and the accuracy and completeness of the information contained therein and herein; (xiii) the inapplicability of their shareholder rights plans to the Mergers; (xiv) the lack of ownership of each other's stock; (xv) tax matters; (xvi) the receipt of fairness opinions from financial advisors; (xvii) the stockholders' votes of R&B (the "R&B Stockholder Approval") and of Falcon (the "Falcon Stockholder Approval") required to adopt the Merger Agreement; and (xviii) certain acts that may affect the accounting treatment of the Mergers. All representations and warranties of Falcon and R&B expire at the Effective Time.

CONDUCT OF BUSINESS PENDING THE MERGERS

        Each of Falcon and R&B has agreed that during the period from the date of the Merger Agreement through the Effective Time or the date on which the Merger Agreement terminates in accordance with its terms (the "Termination Date"), except as otherwise agreed to by the other parties to, or permitted by, the Merger Agreement, it will, and will cause each of its subsidiaries to, conduct its business operations according to their ordinary and usual course of business in substantially the same manner as conducted prior to the Merger Agreement, use its reasonable best efforts, and cause each of its subsidiaries to use its reasonable best efforts, to preserve intact its business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with any of its other Subsidiaries or may be liquidated into it or any of its Subsidiaries), keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with it and its subsidiaries. Each of Falcon and R&B has agreed to notify the other of any change or event which would have a Material Adverse Effect on Falcon or R&B, as the case may be, and to confer, at such times as the other may reasonably request, concerning its material operational matters and the general status of its ongoing operations, with representatives of the other. As used in the Merger Agreement and this Joint Proxy Statement/Prospectus, subsidiary means any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are owned directly or indirectly by Falcon or R&B, as the case may be, as of the date of the Merger Agreement.

        Without limiting the generality of the foregoing, and except as otherwise agreed to by the parties to, or permitted by, the Merger Agreement, each of Falcon and R&B has agreed that it will not: (i) and will not (except in the ordinary course of business consistent with past practice) permit any of its subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock; other than, in the case of subsidiaries of R&B, Arcade Drilling AS ("Arcade") in accordance with and to the extent permitted by the Facility Agreement, dated as of February 21, 1991, as amended to date, between Arcade, Chase Investment Bank Limited, The Chase Manhattan Bank, N.A., and the other parties thereto and other than, in the case of Falcon, for the stock dividend to holders of record on July 9, 1997, and the distribution of Rights to holders of record on July 16, 1997; (ii) propose or adopt any amendments to its corporate charter or by-laws; and (iii) and will not permit any of its Significant Subsidiaries (as defined in Rule 405 under the Securities
Act), to issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except as specifically set forth in Sections 4.2 and 5.2 of the Merger Agreement and the R&B Disclosure Schedule and the Falcon Disclosure Schedule relating thereto and except, in the case of R&B, with respect to the previously authorized grants of options under the Reading & Bates Development Co. ("Devco") 1997 Incentive Plan.

        Except as otherwise agreed to by the parties to, or permitted by, the Merger Agreement, each of Falcon and R&B also has agreed that it will not, and that it will not permit any of its subsidiaries to: (i) except
(a) in the ordinary course of business consistent with past practice or
(b) as otherwise provided in the Merger Agreement, enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers or enter into, adopt or amend any bonus, deferred compensation, stock purchase, stock option, pension, retirement or other employee benefit plan, program, agreement or arrangement other than, as to R&B, with respect to the previously authorized grants of options under the Devco 1997 Incentive Plan; (ii) authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Mergers and any mergers, consolidations or business combinations with its subsidiaries entered into in the ordinary course of business consistent with past practice), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights, in each case not in the ordinary course of business; (iii) except in the ordinary course of business in connection with employee incentive and benefit plans, programs or arrangements in existence on the date of the Merger Agreement, purchase or redeem any shares of its stock (other than, in the case of R&B, R&B Class A Stock) or any rights, warrants or options to acquire any such shares; (iv) take any actions which would, or would be reasonably likely to, prevent accounting for the Mergers in accordance with the pooling of interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board; (v) incur, assume or prepay any indebtedness or any other material liabilities, other than in the ordinary course of business consistent with past practice (except that R&B shall have the right to conclude definitive agreements, and financing and liens related thereto, with respect to: (a) agreements in principle with Shell Deepwater Development Inc. with respect to the acquisition of an RBS-6 design semi-submersible drilling unit and with Statoil with respect to a deepwater drillship; and (b) financings (and related guarantees and liens) for two joint ventures with affiliates of Conoco Inc. for two deepwater drillships and Maritime Administration Title XI financing for the upgrade of RIG 41; and except that Falcon shall have the right to enter into a credit facility or facilities in an aggregate amount not to exceed $400 million (the "Falcon Credit Facility")); (vi) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice (except that R&B shall have the right to conclude definitive agreements, and financing and liens related thereto, with respect to: (a) agreements in principle with Shell Deepwater Development Inc. with respect to the acquisition of an RBS-6 design semi-submersible drilling unit and with Statoil with respect to a deepwater drillship; and (b) financings (and related guarantees and liens) for two joint ventures with affiliates of Conoco Inc. for two deepwater drillships and Maritime Administration Title XI financing for the upgrade of RIG 41); and except that in connection with the Falcon Credit Facility, Falcon shall have the right to subject its properties or assets to Liens); (vii) make any material tax election or settle or compromise any material tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business; and (viii) agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (y) make any of its representations or warranties contained in the Merger Agreement untrue or incorrect or (z) result in any of the conditions to the Mergers set forth in the Merger Agreement not being satisfied.

        Each of Falcon and R&B also has agreed that, subject to legal restrictions applicable to it, it will afford, during normal business hours during the period prior to the earlier of the Effective Time or the Termination Date, to one another's accountants, counsel, employees, officers and other authorized representatives full and complete access to its and its subsidiaries' rigs, vessels, properties, books, contracts, commitments and records (including, but not limited to, tax returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws, and Falcon and R&B each will use its reasonable best efforts to cause its representatives to furnish promptly to one another such additional financial and operating data and other information as to its and its subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request; provided, however, that neither Falcon nor R&B nor any of their respective subsidiaries will be required to disclose information to the other that would cause significant competitive harm to such disclosing party or its affiliates if the transactions contemplated in the Merger Agreement are not consummated. All confidential information obtained by Falcon or R&B, as the case may be, will be kept confidential pursuant to the Confidentiality Agreement (as defined in the Merger Agreement).

        Each of Falcon and R&B further has agreed that they will together, or pursuant to an allocation of responsibility to be agreed upon between them, (i) prepare and file with the Commission, as soon as is reasonably practicable, this Joint Proxy Statement/Prospectus and the Registration Statement, and will use their reasonable best efforts to have the Joint Proxy Statement cleared by the Commission under the Exchange Act and the Registration Statement declared effective by the Commission under the Securities Act; (ii) as soon as is reasonably practicable take all actions as may be required under state blue sky or securities laws in connection with the issuance of shares of Parent Common Stock in the Mergers and as contemplated by the Merger Agreement;
(iii) promptly prepare and file with the NYSE and such other stock exchanges as shall be agreed upon listing applications covering the shares of Parent Common Stock issuable in the Mergers or upon exercise of R&B and Falcon stock options, warrants, conversion rights or other rights or vesting or payment of other R&B and Falcon equity-based awards and use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance; (iv) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and (v) cooperate with one another in obtaining opinions of Cravath, Swaine & Moore, counsel to R&B and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Falcon, concerning certain tax matters.

        Each of R&B and Falcon have agreed to cause the Joint Proxy Statement to be mailed to each of their stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act. In addition, each of R&B and Falcon have agreed to, as soon as practicable following the date of the Merger Agreement, to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the R&B Stockholder Approval and the Falcon Stockholder Approval and to, through its Board of Directors, recommend to its stockholders the adoption of the Merger Agreement, the R&B Merger or the Falcon Merger, as applicable, and the other transactions contemplated by the Merger Agreement. Both R&B and Falcon agreed that, subject to each of their rights to terminate the Merger Agreement, each of their obligations to call a meeting of their stockholders shall not be affected by the commencement, public proposal, public disclosure or communication to R&B or Falcon of any R&B Takeover Proposal or Falcon Takeover Proposal (as each is defined in the Merger Agreement). Each of R&B and Falcon has agreed to use their best efforts to hold their stockholders meetings on the same date and as soon as practicable after the date of the Merger Agreement. Further, each of Falcon and R&B have agreed to cause Parent to adopt the Merger Agreement and to take all additional actions as may be necessary to cause Parent to effect the transactions contemplated thereby.

NO SOLICITATION

        The Merger Agreement provides that R&B and Falcon will not, nor will they authorize or permit any of their respective directors or officers (or employees in the case of Falcon) or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time during the 20 business days prior to the publicly announced date of the Stockholders Meetings, as applicable (the "Applicable Period"), the Board of Directors of R&B or Falcon determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under applicable law, each of R&B and Falcon may, in response to a Superior Proposal (as defined below) which was not solicited by it, subject to providing prior written notice of its decision to do so to the other party, for a period of five business days (x) furnish information with respect to it and its subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations regarding such Superior Proposal.

        A "Takeover Proposal" means any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any person relating to any direct or indirect acquisition or purchase of a business or shares of any class of equity securities of a party or any of its subsidiaries (in the case of R&B, other than Devco), any tender offer or exchange offer that if consummated would result in any person beneficially owning any class of equity securities of a party or any of its subsidiaries (in the case of R&B, other than Devco), or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving a party or any of its subsidiaries (in the case of R&B, other than Devco), other than the transactions contemplated by the Merger Agreement. A "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, all outstanding shares of a party's common stock then outstanding or all or substantially all of the assets of such party, and otherwise on terms which the Board of Directors of such party determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to such party's stockholders than the R&B Merger or the Falcon Merger, as applicable, and for which financing, to the extent required, is then committed or as to which the Board of Directors of such party has received a "highly confident letter" from a nationally recognized investment bank or financial institution.

        Except as expressly permitted by the Merger Agreement, neither the Board of Directors of R&B or Falcon nor any committee thereof will
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such Board of Directors or such committee of the Mergers or the Merger Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause such party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal. Notwithstanding the foregoing, in the event that during the Applicable Period the Board of Directors of R&B or Falcon determines in good faith that there is a substantial probability that the adoption of the Merger Agreement by holders of R&B Common Stock will not be obtained due to the existence of a Superior Proposal, the Board of Directors of such party may terminate the Merger Agreement, but only at a time that is during the Applicable Period and is after the fifth business day following the other party's receipt of written notice advising such other party that the Board of Directors of such party is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. The terminating party must pay a fee in the amount of $100 million (the "Termination Fee") to the nonterminating party upon such termination. See "--Termination" and "--Termination Fees."

CONDITIONS PRECEDENT TO THE MERGERS

        The respective obligations of each party to effect the Mergers are subject, among other things, to the fulfillment or waiver of the following conditions at or prior to the Effective Time: (i) the R&B Stockholder Approval and the Falcon Stockholder Approval will have been obtained all in accordance with applicable law; (ii) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Mergers substantially on the terms contemplated by the Merger Agreement;
(iii) the approval for listing on the NYSE, subject only to official notice of issuance, of the shares of Parent Common Stock issuable in the Mergers; (iv) expiration or termination of any waiting period applicable to the consummation of the Mergers under the HSR Act, and the obtaining of all other approvals required to be obtained by Falcon and R&B, except where the failure to obtain such approvals would not have a Material Adverse Effect on Falcon or R&B, as the case may be; (v) the effectiveness of the Registration Statement and the absence of a stop order suspending such effectiveness; and (vi) Falcon and R&B having received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP and Cravath, Swaine & Moore, respectively, relating to certain tax matters. See "THE MERGERS--Material Federal Income Tax Considerations."

        The obligation of R&B to effect the R&B Merger is also subject to the fulfillment or waiver of the following additional conditions: (i) the representations and warranties of Falcon contained in the Merger Agreement being true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except
(A) for changes specifically permitted by the terms of the Merger Agreement, (B) that the accuracy of representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be determined as of such date, and (C) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Falcon and (ii) Falcon having performed in all material respects all obligations and having complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Effective Time.

        The obligation of Falcon to effect the Falcon Merger is also subject to the fulfillment or waiver of the following additional conditions: (i) the representations and warranties of R&B contained in the Merger Agreement being true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except (A) for changes specifically permitted by the terms of the Merger Agreement, (B) that the accuracy of representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date will be determined as of such date, and (C) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on R&B and (ii) R&B having performed in all material respects all obligations and having complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Effective Time.

STOCK OPTIONS

        At the Effective Time of the Mergers, each outstanding option will be converted into an option to acquire (i) in the case of options to purchase Falcon Common Stock, one share of Parent Common Stock and (ii) in the case of options to purchase R&B Common Stock, 1.18 shares of Parent Common Stock. In the case of an option to purchase Falcon Common Stock, the aggregate exercise price and the exercise price per share of Parent Common Stock will not be adjusted at the Effective Time of the Mergers. In the case of options to purchase R&B Common Stock, the options will be adjusted to put the holder thereof in the same economic position as such holder would have been in had the options been exercised immediately prior to the Effective Time. Accordingly, each option to purchase a share of R&B Common Stock outstanding at the Effective Time will become an option to purchase that number of shares of Parent Common Stock equal to 1.18 times the number of shares of R&B Common Stock which could have been obtained upon the exercise thereof immediately prior to the Effective Time at an exercise price per share equal to the exercise price for such option (as in effect immediately prior to the Effective Time of the Mergers) divided by 1.18. Parent will assume the obligations of Falcon and R&B with respect to such options. Except as described above, the terms of such options shall continue to apply in accordance with the terms of the plans and agreements under which they were issued, including any provisions for acceleration.

EMPLOYEE BENEFITS AND RESTRICTED STOCK

        Simultaneously with each of the R&B Merger and the Falcon Merger, each outstanding award (including restricted stock, stock equivalents and stock units) ("Award") under any employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by R&B or Falcon which provide for grants of equity-based awards shall be amended or converted into a similar instrument of Parent, in each case with such adjustments to the terms of such Awards as are appropriate to preserve the value inherent in such Awards with no detrimental effects on the holders thereof. The other terms of each Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration. With respect to any restricted stock awards as to which the restrictions shall have lapsed on or prior to the Effective Time in accordance with the terms of the applicable plans or award agreements, shares of such previously restricted stock shall be converted in accordance with the conversion provisions of the Merger Agreement.

        Falcon and R&B agreed that each of their respective employee incentive or benefit plans, programs and arrangements and non-employee director plans will be amended, to the extent necessary and appropriate, to reflect the transactions contemplated by the Merger Agreement, including, but not limited to, the conversion of shares of Falcon Common Stock and R&B Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by the Merger Agreement.

        The employment of each of P. B. Loyd, Jr., T. W. Nagle, C. R. Ofner, A. Bakonyi, D. L. McIntire and W. K. Hillin, all of whom are officers of R&B and/or Reading & Bates Drilling Co., a wholly owned subsidiary of R&B, will be terminated as of the Effective Time. As a consequence, Falcon and R&B agreed that R&B will pay the total amount due under such agreements to all such executive officers at the Effective Time. See "THE MERGERS--Interests of Certain Persons in the Mergers."

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

        Parent has agreed that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Indemnified Parties") of each of Falcon or R&B as provided in its charter or by-laws or in any agreement will survive the Mergers and will continue in full force and effect in accordance with their terms. Parent has agreed that, for six years from the Effective Time, it will indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

        Parent has also agreed that, for three years from the Effective Time, it will maintain in effect (i) R&B's current director and officers' liability insurance policy (the "R&B Policy") covering those persons who are currently covered by the R&B Policy and (ii) Falcon's directors' and officers' liability insurance policy (the "Falcon Policy"), which policy Falcon will obtain prior to the Effective Time and which policy will be substantially similar to the R&B Policy, covering those persons who are covered by the Falcon Policy and persons who are directors of Parent; provided, however, that in no event will Parent be required to expend in any one year an amount in excess of 150% of (i) the annual premiums currently paid by R&B for the R&B Policy, or (ii) the annual premiums to be paid by Falcon for the Falcon Policy, for such insurance; and, provided further, however, that if the annual premiums of such insurance coverage exceed such amount, Parent will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

TERMINATION

        The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Mergers by the respective stockholders of R&B and Falcon: (i) by the mutual written consent of R&B and Falcon;
(ii) by either Falcon or R&B if the Effective Time has not occurred on or before January 31, 1998; provided, that the party seeking to so terminate the Merger Agreement has not breached in any material respect its obligations under the Merger Agreement in any manner that has proximately contributed to the failure to consummate the Mergers on or before such date; (iii) by either Falcon or R&B if (a) a statute, rule, regulation or executive order has been enacted, entered or promulgated prohibiting the consummation of the Mergers substantially on the terms contemplated by the Merger Agreement or (b) an order, decree, ruling or injunction has been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers substantially on the terms contemplated by the Merger Agreement and such order, decree, ruling or injunction has become final and non-appealable; provided, that the party seeking to so terminate the Merger Agreement has used its reasonable best efforts to remove such injunction, order or decree; (iv) by either Falcon or R&B, if the R&B Stockholder Approval or the Falcon Stockholder Approval have not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof; (v) by R&B or Falcon if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach; (vi) by either Falcon, on the one hand, or R&B, on the other hand, if during the Applicable Period, its Board of Directors determines in good faith that there is a substantial probability that its stockholders will not approve and adopt the Merger Agreement due to the existence of a Superior Proposal and if such terminating party has complied with certain notice requirements; or (vii) by either Falcon, on the one hand, or R&B, on the other hand, if the other party or any of its officers and directors has taken any of the actions that would be prohibited by the covenant described under "--No Solicitation" above.

TERMINATION FEES

        Each of Falcon and R&B is liable to the other for a Termination Fee of $100 million if the Merger Agreement is terminated under certain circumstances.

        In general, the Termination Fee is payable by Falcon if the R&B stockholders have not voted to disapprove the Mergers and: (i) R&B terminates the Merger Agreement due to Falcon's breach of its covenant not to solicit or negotiate the acquisition by a third party of stock or assets of Falcon; (ii) either party terminates the Merger Agreement due to failure to obtain the necessary stockholder approvals or to consummate the Mergers prior to January 31, 1998, and Falcon has received a proposal from a third party to acquire the stock or substantially all of the assets of Falcon; or (iii) Falcon terminates the Merger Agreement because it has received a proposal from a third party to purchase the stock or substantially all of the assets of Falcon, and the Falcon Board determines that such proposal is more favorable to Falcon stockholders than the Mergers and creates a substantial probability that the Falcon stockholders will not approve the Mergers; provided, in the case of (i) and (ii) above, no Termination Fee is payable unless within eighteen months of the termination Falcon enters into an agreement for or consummates a transaction whereby a third party acquires twenty percent of any class of stock of Falcon, or a business, that constitutes twenty percent or more of the revenues, net income or assets of Falcon.

        In general, the Termination Fee is payable by R&B if the Falcon stockholders have not voted to disapprove the Mergers and: (i) Falcon terminates the Merger Agreement due to R&B's breach of its covenant not to solicit or negotiate the acquisition by a third party of stock or assets of R&B; (ii) either party terminates the Merger Agreement due to failure to obtain the necessary stockholder approvals or to consummate the Mergers prior to January 31, 1998, and R&B has received a proposal from a third party to acquire the stock or substantially all of the assets of R&B; or (iii) R&B terminates the Merger Agreement because it has received a proposal from a third party to purchase the stock or substantially all of the assets of R&B, and the R&B Board determines that such proposal is more favorable to R&B stockholders than the Mergers and creates a substantial probability that the R&B stockholders will not approve the Mergers; provided, in the case of (i) and (ii) above, no Termination Fee is payable unless within eighteen months of the termination R&B enters into an agreement for or consummates a transaction whereby a third party acquires twenty percent of any class of stock of R&B, or a business, that constitutes twenty percent or more of the revenues, net income or assets of R&B.

        The Merger Agreement further provides that if one party should fail to pay any Termination Fee due, the defaulting party must pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of the Termination Fee.

FEES AND EXPENSES

        Except for (i) the filing fee in connection with any HSR Act filing, (ii) the commissions and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with the sale of Excess Shares, (iii) the expenses incurred in connection with the printing and mailing of this Joint Proxy Statement, and (iv) all transfer taxes, which will be shared equally by R&B and Falcon, R&B and Falcon will each pay its own costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby, whether or not the Mergers are consummated.

AMENDMENT

        At any time before or after approval of the matters presented in connection with the Mergers by the respective stockholders of Falcon and R&B and prior to the Effective Time, the Merger Agreement may be amended or supplemented in writing by Falcon and R&B with respect to any of the terms contained in the Merger Agreement, except, that following approval by the stockholders of Falcon and R&B there may be no amendment or change to the provisions of the Merger Agreement with respect to the conversion ratio of shares of R&B Common Stock, R&B Class A Stock or Falcon Common Stock into shares of Parent Common Stock as provided in the Merger Agreement, without further approval by the stockholders of Falcon and R&B.

WAIVER

        The Merger Agreement permits Falcon and R&B at any time prior to the Effective Time, to: (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained therein or in any document delivered pursuant thereto; and
(iii) waive compliance with any of the agreements or conditions of the other party contained therein, in each case pursuant to a written instrument.


                       CERTAIN RELATED TRANSACTIONS

RECIPROCAL STOCK OPTION AGREEMENTS

        The following description of the Stock Option Agreements is qualified in its entirety by reference to the complete text of each of the Stock Option Agreements, which are incorporated herein by reference and copies of which are annexed to this Joint Proxy/Prospectus as Annex D and Annex E. The terms of the Stock Option Agreements are identical in all material respects other than with respect to the shares that may be purchased pursuant thereto and the exercise prices thereof. Capitalized terms not defined herein shall have the meanings set forth in the Stock Option Agreements.

        Immediately following the execution and delivery of the Merger Agreement, R&B and Falcon entered into (i) the R&B Stock Option Agreement pursuant to which R&B granted Falcon an option to purchase up to 14,340,154 shares of R&B Common Stock (or such number of shares of R&B Common Stock as represents 19.9% of the then-outstanding shares of R&B Common Stock) at a price per share of $34.00 and (ii) the Falcon Stock Option Agreement pursuant to which Falcon granted R&B an option to purchase up to 15,753,823 shares of Falcon Common Stock (or such number of shares of Falcon Common Stock as represents 19.9% of the then-outstanding shares of Falcon Common Stock) at a price per share of $27.78.

        The options are exercisable with respect to any or all of the shares subject thereto at any one time (except as described below), after a Takeover Proposal shall have been made known to either Falcon or R&B or any of their respective subsidiaries or has been made directly to the Falcon or R&B stockholders generally or any person shall have publicly announced an intention to make a Takeover Proposal. The right to purchase shares under each Stock Option Agreement will terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) six months after the first occurrence of a Purchase Event (as defined herein) occurs and (iii) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event (unless the grantee under the Stock Option Agreements (the "Grantee") has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the option will not terminate until the later of (a) six months following the time such Termination Fee becomes payable and (b) the expiration of the period in which the Grantee has such right to receive a Termination Fee). Any purchase of shares upon exercise of an option is subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of shares subject to the option illegal. In the event that any such action has not yet been obtained or made at the time the option is exercisable, which prohibits the exercise of the entire option, the option may be exercised for a lesser amount of shares than may be then acquired without such action. If the Grantee receives official notice that such action will not be issued or granted or it is not granted within six months after a partial exercise in accordance with the preceding sentence, then the Grantee may exercise the Cash-Out Right (as defined below) for any remaining shares subject to the option.

        The number and type of securities subject to the options and the purchase price therefor will be adjusted for any change in the common stock of the issuer under the Stock Option Agreements (the "Issuer") by reason of a stock dividend, reverse stock split, merger, recapitalization, combination, exchange of shares or similar transaction, such that the Grantee will receive (upon exercise of the option) the number and class of Shares or other securities or property that the Grantee would have received if the option had been exercised immediately prior to the occurrence of such event (or the record date therefore). The number of shares of common stock subject to each option will also be adjusted in the event the Issuer issues additional shares of common stock, such that the number of shares of common stock subject to the option after such issuance represents 19.9% of the shares of the Issuer's common stock then outstanding, without giving effect to shares subject to or issued pursuant to the option. In the event that the Issuer enters into an agreement to consolidate with or merge into any person other than the Grantee or one of its subsidiaries, to permit any person other than the Grantee or one of its subsidiaries to merge into the Issuer, or to sell or otherwise transfer all or substantially all of its assets to any person other than the Grantee or one of its subsidiaries, then such transaction agreement will provide that the option will, upon the consummation of such transaction, be converted into or exchanged for an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property the Grantee would have received in respect of Issuer common stock if the option had been exercised immediately prior to such consolidation, merger, sale or transfer (or the record date therefor).

        If, at any time during the period commencing on the occurrence of an event as a result of which Grantee is entitled to receive the Termination Fee pursuant to Section 8.3 of the Merger Agreement as described in "THE MERGER AGREEMENT--Termination Fees" (the "Purchase Event") and ending on the termination of the Option, the Grantee may exercise its right (the "Cash-Out Right") to have the Issuer pay to the Grantee an amount per share of Issuer common stock equal to the number of shares of Issuer common stock subject to the Cash-Out Right multiplied by the difference between (i) the average closing price on the NYSE of the Issuer's common stock for a 10-day trading period commencing on the twelfth NYSE trading day prior to the exercise of such right and (ii) the exercise price of the option.

        The Grantee has certain rights to require registration by the Issuer of any shares purchased pursuant to the option under the securities laws if necessary for the Grantee to be able to sell such shares and to require the listing of such shares on the NYSE or other national securities exchange.

        The Stock Option Agreements may not be assigned or delegated by the Grantee or Issuer thereunder without the prior written consent of the other. The shares subject to the options pursuant to the Stock Option Agreements may not be sold, assigned, transferred or otherwise disposed of except in an underwritten public offering or to a purchaser or transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately after such sale, assignment, transfer or disposal, beneficially own more than 4.9% of the then-outstanding voting power of the Issuer; provided, however, that the Grantee shall be permitted to sell any such shares if the sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Issuer's board of directors.

        The Stock Option Agreements are intended to increase the likelihood that the Mergers will be consummated on the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in either Falcon or R&B from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for Falcon Common Stock or R&B Common Stock than that implicit in the Merger Consideration or a higher price per share for Falcon Common Stock or R&B Common Stock than the market price.


                UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial statements are presented assuming the Mergers will be accounted for as a pooling of interests and reflect the combination of the historical consolidated financial statements of R&B and Falcon. The unaudited pro forma condensed combined statements of operations and balance sheet are presented as if the Mergers were consummated at January 1, 1994 and September 30, 1997, respectively. The unaudited pro forma condensed combined financial statements do not reflect expenses expected to be incurred by R&B and Falcon in connection with the Mergers, nor do they reflect any anticipated cost savings which may be realized by Parent after consummation of the Mergers.

        The pro forma information does not purport to represent what R&B's and Falcon's combined results of operations actually would have been if the Mergers had occurred as of the date indicated or will be for any future periods. The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and the notes thereto of R&B and Falcon contained elsewhere or incorporated by reference in this Joint Proxy Statement.




READING & BATES CORPORATION AND FALCON DRILLING COMPANY, INC.
COMBINED UNAUDITED PRO FORMA CONDENSED STATEMENT
OF OPERATIONS
(in thousands, except per share amounts)


                                          NINE MONTHS
                                       ENDED SEPTEMBER 30,       YEARS ENDED DECEMBER 31,
                                        1997        1996        1996       1995       1994
Operating revenues                     $658,702    $420,268    $609,564  $390,300     $307,561
                                       --------    --------    --------  --------     --------
Costs and expenses:
 Operating expenses                     369,798     238,308     331,821   249,286      216,985
 General and administrative expenses     33,050      25,803      36,967    29,208       29,795
 Depreciation and amortization           58,294      44,831      62,459    46,896       38,354
                                         ------      ------      ------    ------       ------

 Total costs and expenses               461,142    308,942      431,247   325,390      285,134
                                        -------    --------     -------   -------      -------

     Operating income                   197,560     111,326     178,317    64,910       22,427
                                        -------     -------     -------    ------       ------

Other income (expense):
 Interest expense, net of
 capitalized interest                  (30,649)    (29,448)    (40,489)  (34,617)     (26,430)
 Interest income                         4,429       2,431       3,447     3,031        4,299
 Other, net                             (1,366)       (253)     (1,001)     (759)      (3,051)
                                        -------       -----     -------     -----      -------
      Total other income (expense)     (27,586)    (27,270)    (38,043)  (32,345)     (25,182)
                                       --------    --------    --------  --------     --------
      Income (loss) before income
      taxes, minority interest and
      extraordinary gain                169,974      84,056     140,274    32,565      (2,755)
 Income taxes                            45,435      13,966      26,959     6,305       7,325
 Minority interest income                 6,851       3,642       6,684     2,813       2,636
                                          -----       -----       -----     -----       -----
    Income (loss) before
      extraordinary gain                117,688      66,448     106,631    23,447     (12,716)
Extraordinary gain                           -           -            -     3,430           -
                                       --------    --------    --------  --------     --------
   Net income (loss)                    117,688      66,448     106,631    26,877     (12,716)
Dividends and accretion on
  preferred stock                            -        3,631       3,631     5,229        5,424
                                       --------    --------    --------  --------     --------
Net income (loss) applicable to
  common stockholders                  $117,688     $62,817    $103,000   $21,648    ($18,140)
                                       --------     -------    --------   -------    ---------

Weighted average common shares          164,932     145,511     148,728   130,231      120,902
  outstanding                           -------     -------     -------   -------      -------

Net income (loss) per common share:
  Income (loss) before
  extraordinary gain                      $0.71       $0.43       $0.69     $0.14      ($0.15)
  Extraordinary gain                         -           -           -       0.03            -
                                       --------    --------    --------  --------     --------
Net income (loss)                         $0.71       $0.43       $0.69     $0.17      ($0.15)
                                       --------    --------    --------  --------     --------












        READING & BATES CORPORATION AND FALCON DRILLING COMPANY, INC.
               COMBINED UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             AS OF SEPTEMBER 30, 1997
                                  (in thousands)

                                            R&B       FALCON   ADJUSTMENTS    PARENT
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                  $31,631    $22,452  $        -      $54,083
  Short-term investments                      35,425          -           -       35,425
  Accounts receivable                         94,688     89,886           -      184,574
  Other current assets                        19,509     16,478           -       35,987
                                           ---------    -------      ------      -------
    Total current assets                     181,253    128,816           -      310,069
                                           ---------    -------      ------      -------
PROPERTY & EQUIPMENT:
  Drilling Rigs and equipment              1,059,771    680,214     (3,764)    1,736,221
  Vessels and other equipment                 60,119     49,506           -      109,625
                                           ---------    -------      ------      -------
       Total property and equipment        1,119,890    729,720     (3,764)    1,845,846
  Accumulated depreciation                 (324,980)   (85,437)           -    (410,417)
                                           ---------    -------      ------      -------
       Net property and equipment            794,910    644,283     (3,764)    1,435,429
                                           ---------    -------      ------      -------
DEFERRED CHARGES AND OTHER ASSETS             58,520     19,856           -       78,376
                                           ---------    -------      ------      -------
TOTAL ASSETS                              $1,034,683   $792,955    ($3,764)   $1,823,874
                                           ---------    -------      ------      -------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Long-term obligations due within one       $13,499     $1,411     $     -      $14,910
year
  Accounts Payable and Accrued                45,424     41,873           -       87,297
Liabilities
  Income taxes                                 5,288      3,537           -        8,825
                                           ---------    -------      ------      -------
       Total current liabilities              64,211     46,821           -      111,032
  Long-term obligations                      360,088    340,718           -      700,806
  Other noncurrent liabilities                54,786          -           -       54,786
  Deferred income taxes                      (2,051)     58,475           -       56,424
                                           ---------    -------      ------      -------
    Total liabilities                        477,034    446,014           -      923,048
                                           ---------    -------      ------      -------
MINORITY INTEREST                             53,035          -           -       53,035
                                           ---------    -------      ------      -------
STOCKHOLDERS' EQUITY:
  Common stock                                 3,608        793     (2,755)        1,646
  Capital in excess of par value             393,794    242,122       2,755      638,671
  Retained earnings                          119,721    104,026     (3,764)      219,983
  Other                                     (12,509)          -           -     (12,509)
                                           ---------    -------      ------      -------
    Total stockholders' equity               504,614    346,941     (3,764)      847,791
                                           ---------    -------      ------      -------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                  $1,034,683   $792,955    ($3,764)   $1,823,874
                                           ---------    -------      ------      -------


        READING & BATES CORPORATION AND FALCON DRILLING COMPANY, INC.
                       NOTES TO COMBINED UNAUDITED PRO FORMA
                          CONDENSED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

        a) All share and per share amounts have been adjusted to reflect the Split. Common stock outstanding as of September 30, 1997 was as follows (in thousands):

                                           R&B          Falcon    Parent
                                           -------      -------   ------
          Historical (post Split)          72,157       79,284    151,441
          Adjust for 1.18 conversion
            factor                         12,988            -     12,988
                                           ------       ------    -------
          Pro forma                        85,145       79,284    164,429
                                           ------       ------    -------


        b) In 1996 R&B sold the drilling unit, the "D.K. McIntosh" to Falcon. The resulting gain of $3.8 million recorded by R&B has been eliminated from the accompanying pro forma condensed financial statements by decreasing drilling property and equipment, net income and retained earnings.

        c) Certain prior period amounts in the historical consolidated financial statements of R&B and Falcon have been reclassified for comparative purposes in the combined unaudited pro forma condensed financial statements. These result in the reclassification of gains and losses from property dispositions as a component of operating expense; the reclassification of amortization of deferred financing costs as an interest expense and the reclassification of foreign currency translation gain as other, net. Additionally, certain reclassifications have been made to general and administrative expenses and operating expenses to conform the classification of these costs by R&B and Falcon. Such reclassifications had no effect on the net income (loss) or the overall financial condition of Parent. A summary by year of the reclassification entries, increase (decrease), made to Falcon's statement of operations to conform to the classification by R&B follows (in thousands):


                                    Nine Months Ended    Years Ended December 31,
                                      September 30,
                                    -----------------    ------------------------
                                     1997       1996      1996     1995     1994
                                     ----       ----      ----     ----     ----
Foreign currency translation gain      -         -         -         1,023    -
Other, net                             -         -         -        (1,023)   -
(Reclassify foreign currency translation gains as other, net to conform with R&B classification.)

Amortization of deferred costs          (460)     (604)   (1,088)    (847)    -
Operating expenses                       460       604     1,088      847     -
(Reclassify amortization of deferred mobilization expense as operating expenses to conform with R&B classification.)

Amortization of deferred costs        (1,384)   (1,504)   (1,814)  (1,293)    (690)
Interest expense, net of               1,384     1,504     1,814    1,293      690
capitalized interest
(Reclassify amortization of deferred financing charges to interest expense to conform with R&B classification.)

Other, net                              1,467       897   (1,262)  (1,199)  (1,036)
Interest income                        (1,467)     (897)   1,262    1,199    1,036
(Reclassify interest income to interest income from other, net to conform with R&B classification.)

Operating expenses                    (2,504)     (775)   (2,282)  (1,425)  (1,337)
Other, net                             2,504       775     2,282    1,425    1,337
(Reclassify gains on asset disposals to operating expense from other, net to conform with R&B classification.)

Operating expenses                      5,157     2,783     3,788    1,802       85
General and administrative             (5,157)   (2,783)   (3,788)  (1,802)     (85)
expenses

(Reclassify shore based support expenses from general and administrative expenses to operating expenses to conform with R&B classification.)

        d) Merger expenses, not included in the pro forma statements, are expected to be approximately $70.0 million which includes financial advisor, attorney and audit fees, and expenses associated with R&B executive terminations and acceleration of vesting of R&B's employee stock grants.

PRO FORMA EARNINGS (LOSS) PER SHARE

        a) All share and per share amounts have been adjusted to reflect the Split.

        b) The pro forma average common shares have been computed by adjusting the historical outstanding common and common equivalent shares of Falcon (adjusted for the Split) at a ratio of one-to-one and those of R&B at a ratio of 1.18 to one.

        The following is a reconciliation of the historical average common and common equivalent shares outstanding to the pro forma amounts (in thousands):

                                      Nine Months Ended
                                         September 30,            Years Ended December 31,
                                      -----------------           ------------------------
                                        1997         1996         1996       1995        1994
                                        ----         ----         ----       ----        ----
Falcon historical                      79,896       35,991       36,238     29,593      26,880
Adjust for 2 for 1 stock split              -       35,991       36,238     29,593      26,880
                                       ------       ------       ------     ------      ------
Adjusted totals for Falcon             79,896       71,982       72,476     59,186      53,760
                                       ------       ------       ------     ------      ------
R&B historical                         72,064       62,313       64,620     60,208      56,900
Adjust for 1.18 conversion factor      12,972       11,216       11,632     10,837      10,242
                                       ------       ------       ------     ------      ------
Adjusted totals for R&B                85,036       73,529       76,252     71,045      67,142
                                       ------       ------       ------     ------      ------
Pro forma weighted average
common shares outstanding             164,932      145,511      148,728    130,231     120,902
                                       ------       ------       ------     ------      ------

ADDITIONAL PRO FORMA INFORMATION

        The consummation of the Mergers will cause a "change of control" as defined in Falcon's bond indentures representing outstanding principal indebtedness of $290 million at September 30, 1997. Accordingly, within thirty days after the Mergers, Falcon will be required to make a purchase offer to each bond holder at a price equal to 101% of the aggregate principal amount outstanding or approximately $293 million, plus accrued interest. The number of bond holders which will tender their bonds and the amount of principal tendered for redemption is primarily dependent on the credit market conditions and Falcon's credit rating during the period (up to 60 days) that the purchase offer remains open. Several of Falcon's bond indentures provide Falcon with an option to redeem such obligations at a premium at varying times and premium rates prior to maturity which may also affect the amount tendered for payment. Of the $290 million of outstanding principal indebtedness at September 30, 1997 which is subject to the "change in control" provisions, $280 million have fixed rates of interest and have recently been trading at amounts in excess of the redemption price Falcon is required to offer. Because credit market conditions and Falcon's credit rating are subject to change, it is difficult to predict the amount of bonds which may be tendered following the consummation of the Mergers. Management estimates that it is probable that bonds with an aggregate principal balance outstanding ranging from $0 to $55 million will be tendered representing up to 50% of the outstanding principal balance of the $110 million 9 3/4% Senior Notes due 2001 (the "Senior Notes"), due to Falcon's early redemption option and the relatively low redemption price provided by this indenture. Also considering the above factors, management believes it is reasonably possible that bonds with an aggregate principal balance of $110 million will be tendered consisting of the Senior Notes. Should the amounts be tendered, management believes the redemption will be funded through a commitment Falcon has received from a financial institution for a $300 million short-term credit facility. Management believes Falcon would be able to subsequently refinance any borrowing pursuant to the $300 million short-term credit facility with long-term public debt.

        Assuming that $55 million of the Senior Notes had been redeemed and $55 million of the $300 million short-term credit facility had been borrowed on January 1, 1996, the pro forma effects are not material to the combined pro forma condensed statements of operations of R&B and Falcon for the year ended December 31, 1996 and for the nine months ended September 30, 1997.

        Assuming that $55 million of the Senior Notes now repaid from borrowing against the $300 million short-term credit facility on September 30, 1997, the combined pro forma condensed balance sheet as of September 30, 1997 would reflect an increase in long-term obligations due within one year of $55 million to $69.9 million and long-term obligations would decrease by $55 million to $645.8 million.


                              OTHER MATTERS

REGULATORY APPROVALS

        Under the HSR Act and the regulations promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and specified waiting period requirements have been satisfied. Falcon and R&B each filed a Notification and Report Form with respect to the Mergers on August 8, 1997 with the Antitrust Division and the FTC. The waiting period under the HSR Act expired on September 6, 1997. The clearance process does not confer antitrust immunity and therefore it is possible that, at any time before or after the Effective Time, the FTC or the Antitrust Division could take such additional action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Mergers or seeking the divestiture of Falcon or R&B by Parent, in whole or in part, or the divestiture of substantial assets of Falcon, R&B, Parent or their respective subsidiaries. State Attorneys General and private parties may also bring legal action under Federal or state antitrust laws in certain circumstances. Based on an examination of information available to Falcon, R&B and Parent relating to the businesses in which Falcon, R&B, Parent and their respective subsidiaries are engaged, Falcon, R&B and Parent believe that such further legal actions are unlikely and that the consummation of the Mergers will not violate the antitrust laws.


                   DESCRIPTION OF PARENT CAPITAL STOCK

        The authorized capital stock of Parent consists of 550,000,000 shares of Parent Common Stock, par value $.01 per share and 50,000,000 shares of preferred stock of Parent, par value $.01 per share (the "Parent Preferred Stock") issuable from time to time in series by resolution of the Parent Board. It is anticipated that approximately 164,583,216 shares of Parent Common Stock will be issued and outstanding immediately after completion of the Mergers. The following description of Parent's capital stock does not purport to be complete and is qualified in its entirety by reference to Delaware law and Parent's Certificate of Incorporation.

PARENT COMMON STOCK

        The shares of Parent Common Stock to be issued in the Mergers, when issued pursuant to the Merger Agreement, will be fully paid and nonassessable. Each holder of Parent Common Stock will be entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Each share of Parent Common Stock will have an equal and ratable right to receive dividends as may be declared by the Board of Directors of Parent out of funds legally available therefor and to share equally and ratably in all assets available for distribution to stockholders upon dissolution or liquidation. No holder of Parent Common Stock has any preemptive right to subscribe for any securities of Parent.

        The Transfer Agent and Registrar for the Parent Common Stock is American Stock Transfer & Trust Company.

PARENT PREFERRED STOCK

        The Parent Board will be authorized, pursuant to Parent's Certificate of Incorporation, to issue Parent Preferred Stock from time to time in one or more series, each of which will have such designation or title fixed by the Parent Board prior to the issuance of any shares thereof. Each such class or series of Parent Preferred Stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as will be stated in such resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the Parent Board prior to the issuance of any shares thereof pursuant to the authority vested in it. No Parent Preferred Stock will be issued in the Mergers, however, 1,688,000 shares of Parent Preferred Stock have been designated Series A Junior Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), for issuance in connection with the exercise of the Rights described below.

PARENT RIGHTS

        At or prior to the Effective Time of the Mergers, Parent will adopt the Rights Agreement and distribute one Right for each share of Parent Common Stock outstanding. Accordingly, each share of Parent Common Stock issued in connection with the Mergers will have associated therewith one Right. Pursuant to the Rights Agreement, each Right will entitle the registered holder to purchase from Parent one one-hundredth of a share of Series A Preferred Stock, at a purchase price of $150 per one one-hundredth of a share, subject to adjustment. The following description of the Rights Agreement is a summary of the material terms thereof and is qualified in its entirety by reference to the complete text of the Rights Agreement, which is incorporated by reference and a copy of which is filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part.

        At the Effective Time, the Rights will be attached to all outstanding shares of Parent Common Stock and will be represented by the certificates representing such shares. No separate certificates evidencing the Rights (the "Rights Certificates") will be distributed prior to the Distribution Date (as defined below). The Rights will separate from the Parent Common Stock and a "Distribution Date" will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Parent Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as the Board of Directors shall determine) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Parent Common Stock (the "Tender Offer Date"). Until the Distribution Date, (i) the Rights will be evidenced by the Parent Common Stock certificates and will be transferred with and only with such Parent Common Stock certificates, (ii) Parent Common Stock certificates will contain a notation incorporating the Rights Agreement by reference, and
(iii) the surrender for transfer of any certificates for Parent Common Stock outstanding will also constitute the transfer of the Rights associated with the Parent Common Stock represented by such certificates. Pursuant to the Rights Agreement, Parent reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series A Preferred Stock will be issued (or fractions that are integral multiples of one one-hundredth of a share).

        The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 1, 2007, or such later date as the Board of Directors establishes under certain circumstances, unless earlier redeemed by Parent as described below.

        As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Parent Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Parent Common Stock outstanding prior to the Distribution Date will be issued with Rights.

        Each share of Series A Preferred Stock purchased upon exercise of the Rights will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (i) $1.00 per share, and (ii) 100 times the dividend, if any, declared per share of Parent Common Stock. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to a minimum preferential liquidation payment equal to 100 times the par value per share plus an amount equal to accrued and unpaid dividends and distributions to the date of such payment. Each share of Series A Preferred Stock will have 100 votes and will vote together with the Parent Common Stock. In the event of any merger, consolidation or other transaction in which shares of Parent Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount per share of Parent Common Stock received in such merger, consolidation or other transaction. These rights are protected by customary antidilution provisions. The shares of Series A Preferred Stock will, if issued, be junior to any other series of Preferred Stock which may be authorized and issued by Parent, unless the terms of any such other series provide otherwise. Because of the nature of the Series A Preferred Stock's dividend, liquidation and voting rights, the value of one one-hundredth of a share of Series A Preferred Stock purchasable upon the exercise of each Right should approximate the value of one share of Parent Common Stock.

        In the event that any Person becomes the beneficial owner of 15% or more of the then outstanding shares of Parent Common Stock (unless such acquisition is made pursuant to a tender or exchange offer for all outstanding shares of Parent Common Stock, upon terms and conditions determined by a majority of the Continuing Directors (as defined below) to be in the best interests of Parent and its stockholders (a "Qualifying Offer")), each holder of a Right (other than an Acquiring Person, certain related parties and transferees) will thereafter have the right to receive, upon exercise, Parent Common Stock (or, in certain circumstances, cash, property or other securities of Parent), having a value equal to two times the exercise price of the Right. For example, at an exercise price of $150 per Right, each Right not owned by an Acquiring Person (or by certain related parties or transferees) following the event set forth above would entitle its holder to purchase $300 worth of Parent Common Stock (or other consideration, as noted above) for $150. Assuming that the Parent Common Stock had a per share market price of $300 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Parent Common Stock for $150. The Rights are not exercisable following the occurrence of any of the events described above until such time as the Rights are no longer redeemable by Parent as described below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

        In the event that at any time following the Stock Acquisition Date, (i) Parent is acquired in a merger or business combination transaction in which it is not the surviving corporation (other than a merger consummated pursuant to a Qualifying Offer); (ii) Parent is the surviving corporation in a business combination transaction (other than such a transaction consummated pursuant to a Qualifying Offer) but all or part of the outstanding shares of Parent Common Stock are changed or exchanged for stock or other securities of any person or cash or any other property; or (iii) more than 50% of the combined assets or earning power is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets or earning power by or to subsidiaries of Parent as specified in the Rights Agreement), each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise thereof, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events described in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

        In order to prevent dilution, the Purchase Price payable, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time (x) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (y) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or securities convertible into Series A Preferred Stock at less than the current market price of the Series A Preferred Stock, or (z) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets (other than dividends payable in Series A Preferred Stock) or subscription rights or warrants (other than those referred to in clause (y) above).

        With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Series A Preferred Stock are required to be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred Stock) and, in lieu thereof, Parent may make an adjustment in cash based on the market price of the Series A Preferred Stock on the trading day prior to the date of exercise.

        At any time until ten business days following the Stock Acquisition Date, Parent may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, shares of Parent Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

        For purposes of the Rights Agreement, the term "Continuing Director" means any member of the Board of Directors of Parent who was a member of the Board at the Effective Time, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Parent, including, without limitation, the right to vote or to receive dividends.

        Any of the provisions of the Rights Agreement may be amended by the Board of Directors of Parent prior to the Distribution Date, other than the redemption price and the number of one one-hundredths of a share of Series A Preferred Stock for which a right is exercisable, and the Purchase Price may not be reduced. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights or to shorten or lengthen any time period under the Rights Agreement, except that no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable. The Final Expiration Date (as defined in the Rights Agreement) may be changed and the Purchase Price may be increased at any time prior to a Stock Acquisition Date or a Tender Offer Date.

        The Rights have certain anti-takeover effects. They may reduce or eliminate (i) "two-tiered" or other partial offers which do not offer fair value for all of the Parent Common Stock; (ii) the accumulation by a third party of 15% or more of the Parent Common Stock in open-market or private purchases in order to influence or control the business and affairs of Parent without paying an appropriate premium for a controlling position in Parent; and (iii) the accumulation of shares of Parent Common Stock by third parties in market transactions for the primary purpose of attempting to cause Parent to be sold. In addition, the Rights will cause substantial dilution to a person or group that attempts to acquire Parent in a manner defined as a Triggering Event unless the offer is conditioned on a substantial number of Rights being acquired. The Rights should not, however, affect any prospective offeror willing to make an offer for all outstanding shares of Parent Common Stock and other voting securities at a price and on terms which are in the best interests of Parent and its stockholders as determined by the Board of Directors or affect any prospective offeror willing to negotiate with the Board of Directors because as part of any negotiated transaction the Rights would either be redeemed or otherwise made inapplicable to the transaction. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten business days following a Stock Acquisition Date, redeem all, but not less than all, of the then outstanding Rights at the $.01 redemption price.


                                MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         As of the Effective Time, the Parent Board will have 10 members, with five members designated by the R&B Board and five members designated by the Falcon Board. R&B and Falcon will select their designees from among the current members of the Board of Directors of R&B and Falcon, respectively. If an individual so selected consents to serve as a director, such individual shall be elected as a director of Parent, effective as of the Effective Time. Mr. Loyd will be a director and Chairman of the Board of Parent and Mr. Webster will be a director and the Chief Executive Officer and President of Parent. To date, Falcon and R&B have not determined any other directors who will be designated to serve on the Parent Board and have not determined any other officers who will serve as officers of Parent.

COMPENSATION OF EXECUTIVE OFFICERS

        Parent has not yet paid any compensation to its chief executive officer or any of its other executive officers and the compensation of such executive officers has not yet been determined. The Parent Board expects to form a Compensation Committee composed of non-employee members of the Parent Board to recommend the form and amount of compensation to be paid to the executive officers of Parent.

        It is anticipated that when the Compensation Committee meets to determine such compensation, which meeting is not expected to occur until after the Effective Time, the Compensation Committee will generally adhere to compensation policies which reflect the belief that (i) Parent must attract and retain individuals of outstanding ability and motivate and reward such individuals for sustained performance, (ii) a substantial portion of an executive's compensation should be at risk based upon the executive's performance and that of Parent, (iii) within these parameters, levels of compensation should generally be in line with that offered by comparable corporations. On an ongoing basis, subject to any existing employment agreement, the type and amount of compensation to be paid by Parent to its officers will be entirely discretionary and within the subjective judgment of the Compensation Committee.

        For information concerning the compensation paid to the chief executive officer and the other four most highly compensated executive officers of Falcon for the 1996 fiscal year, see the 1997 Proxy Statement for Falcon. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

        For information concerning the compensation paid to the chief executive officer and the other four most highly compensated executive officers of R&B for the 1996 fiscal year, see the 1997 Proxy Statement for R&B. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

COMPENSATION OF DIRECTORS

        Compensation for non-employee Directors will be reviewed annually by the Compensation Committee of the Parent Board of Directors. The Committee's goal of attracting and retaining qualified Directors is supported through a competitive compensation program that provides remuneration (including stock-based compensation) which strengthens the mutuality of interests with other stockholders.

        Parent expects to pay its non-employee directors an annual retainer fee for membership on the Board of Directors as well as fees for attendance at each Board and Committee meeting the amounts of which will be determined by the Board.


        COMPARISON OF RIGHTS OF FALCON STOCKHOLDERS
                     AND R&B STOCKHOLDERS

        Falcon and R&B are both incorporated under the laws of the State of Delaware. Upon consummation of the Mergers, the holders of Falcon Common Stock and R&B Common Stock upon exchange of their respective shares of stock will become holders of Parent Common Stock, and their rights as such will be governed by the DGCL, the Amended and Restated Certificate of Incorporation of Parent and the Parent Bylaws (the "Parent Certificate" and "the Parent Bylaws," respectively) as in effect at the Effective Time. The following is a comparison of the material rights of the holders of Falcon Common Stock. R&B Common Stock and Parent Common Stock.

         The following summary does not purport to be a complete statement of the provisions affecting, and the differences between, the rights of holders of Falcon Common Stock, R&B Common Stock and Parent Common Stock. This summary is qualified in its entirety by reference to the DGCL, the Parent Certificate and the Parent Bylaws, the Restated Certificate of Incorporation and Bylaws of Falcon (the "Falcon Certificate" and the "Falcon Bylaws," respectively), and the Restated Certificate of Incorporation and Bylaws of R&B (the "R&B Certificate" and the "R&B Bylaws," respectively). Copies of the Parent Certificate and the Parent Bylaws are attached to this Joint Proxy Statement/Prospectus as Appendix G and Appendix H, respectively.

AUTHORIZED CAPITAL STOCK

        Falcon

        The Falcon Certificate authorizes 100,000,000 shares of Falcon Common Stock and 526,489 shares of Falcon preferred stock, no par value per share.

        R&B

        The R&B Certificate authorizes 425,000,000 shares of R&B Common Stock, 285 shares of R&B Class A Stock (less those which have been converted into R&B Common Stock) and 10,000,000 shares of R&B preferred stock, par value $1.00 per share.
        Parent

        The Parent Certificate authorizes 550,000,000 shares of Parent Common Stock and 50,000,000 Shares of Parent Preferred Stock, par value $.01 per share.

BOARD OF DIRECTORS

        Falcon

        The Falcon Certificate provides that the number of directors comprising the Falcon Board shall be as stated in the Falcon Bylaws. The Falcon Board can amend the Falcon Bylaws to change the number of directors without stockholder approval. The Falcon Bylaws currently provide that the Falcon Board consist of not less than one (1) nor more than fifteen (15) persons. The Falcon Board currently consists of seven
(7) directors. The Falcon Board is divided into three classes of directors as equal in number as possible. The term of office of each class is three (3) years, each term expiring in a different year. The Falcon Certificate also requires that no more than a minority of the directors necessary to constitute a quorum of the Falcon Board may be non-United States citizens.

        R&B

        The R&B Certificate provides that the number of directors comprising the R&B Board shall not be less than three (3) persons nor more than eighteen (18) persons, the exact number thereof to be determined from time to time by resolution of the R&B Board. The R&B Board currently consists of seven (7) directors. The R&B Board is divided into three classes of as equal a number of directors as possible. The term of office of each different class is three (3) years, each term expiring in a different year.

        Parent

        The Parent Certificate provides that the number of directors shall be fixed from time to time by, or in the manner provided in, the Parent Bylaws. The Parent Bylaws are substantially similar to the current Falcon Bylaws with respect to the number of Directors. The Parent Board of Directors shall initially have ten (10) members, with five (5) directors being nominated by Falcon and five (5) directors being nominated by R&B. The Parent Certificate also provides for a staggered Board of Directors consisting of three classes, Class I, Class II and Class III. The initial directors in Classes I, II and III will be elected for terms expiring, respectively, on the first, second and third annual stockholders meetings following the Effective Time. Directors elected thereafter will serve for terms expiring on the third annual stockholders meeting following the stockholders meeting at which they are elected. Directors elected to fill a vacancy or newly created directorship shall serve the unexpired portion of the term of the class to which they are elected. The Parent Certificate also requires that no more than a minority of the directors necessary to constitute a quorum of the Falcon Board may be non-United States citizens.

MONETARY LIABILITY OF DIRECTORS

        Falcon, R&B and Parent

        The Falcon Certificate, the R&B Certificate and the Parent Certificate each provide for the elimination of personal monetary liability of directors to the fullest extent permissible under DGCL.

VOTING RIGHTS

        Falcon and Parent

        Each share of Falcon Common Stock and Parent Common Stock is entitled to one vote.

        R&B

        Each share of R&B Common Stock is entitled to one vote, and each share of R&B Class A Stock is entitled to four votes. The R&B Certificate also provides for cumulative voting of the shares of R&B Class A Stock in the election of directors.

FOREIGN OWNERSHIP LIMITATION

        Falcon

        The Falcon Certificate provides that transfers of any class of Falcon Common Stock that would result in persons who are not citizens of the United States owning in excess of 45% of the outstanding shares of stock of Falcon will be void and ineffective.

        R&B

        The R&B Certificate does not contain any restrictions on the foreign ownership of the stock of R&B.

        Parent

        The Parent Certificate contains a provision similar to the provision in the Falcon Certificate with respect to the ownership of Parent Common Stock by persons who are not citizens of the United States except that the Parent Certificate limits ownership of Parent Common Stock by persons who are not citizens of the United States to 24%.

INTERESTED STOCKHOLDERS

        R&B

        The R&B Certificate prohibits, except under certain circumstances, R&B (or any subsidiary of R&B) from engaging in certain significant business transactions with an "Interested Stockholder" (defined as a person who acquires beneficial ownership of 10% or more of the outstanding shares of R&B's voting stock). Prohibited transactions include, among others, any merger with an Interested Stockholder; any disposition of assets of R&B, having an aggregate fair market value of $10,000,000 or more, to an Interested Stockholder; any reclassification of the voting stock of R&B or of any subsidiary beneficially owned by an Interested Stockholder which increases the proportionate share of the outstanding stock held by the Interested Stockholder; and any plan for the dissolution or liquidation of R&B, or any subsidiary, proposed by or on behalf of an Interested Stockholder. The above prohibitions do not apply, in general, if (i) the transaction is approved by 80% of the voting power of outstanding shares of R&B voting stock; or (ii) the specific transaction is approved by a majority of the R&B "Continuing Directors" and certain "fair price" provisions are complied with.

        Falcon and Parent

        Neither the Falcon Certificate nor the Parent Certificate contains a similar provision with respect to transactions with Interested Stockholders.

REMOVAL OF DIRECTORS AND FILLING VACANCIES ON THE BOARD OF DIRECTORS

        Falcon

        Under the DGCL, a director of a corporation with a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise. The Falcon Certificate provides that directors may be removed only for cause by the affirmative vote of 66 2/3% or more of the voting power of the outstanding capital stock of Falcon entitled to vote at an election of directors. The Falcon Bylaws provide further that a director may be removed for cause only upon a finding that
(i) the director engaged in fraudulent or dishonest conduct, or gross abuse of authority or discretion, and (ii) removal is in the best interest of Falcon.

        The Falcon Certificate provides that any vacancy, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, shall be filled by a majority vote of the remaining directors then in office, even if less than a quorum exists.

        R&B

        The R&B Certificate is silent on the removal of directors, and under the DGCL, R&B stockholders representing a majority of the voting power of the outstanding shares entitled to vote at an election of directors may remove an R&B director, but only for cause.

        The R&B Certificate is substantially similar to the Falcon Certificate with respect to the filling of vacancies on the Board of Directors except that the R&B Certificate provides that a sole remaining director has the power to fill any vacancy.

        Parent

        The Parent Certificate is substantially similar to the R&B Certificate with respect to the removal of directors and the filling of vacancies, except that, similar to Falcon, the Parent Certificate provides that vacancies on the Parent Board, however created, may only be filled by a majority vote of the remaining directors then in office, even if less than a quorum exists.

STOCKHOLDER ACTION WITHOUT A MEETING

        Falcon

        The Falcon Bylaws provide that any stockholder action required or permitted at any annual or special stockholder meeting may not be taken by written consent without a meeting unless such written consent is signed by the holders of outstanding shares of Falcon constituting not less than the minimum number of votes required to authorize or take such action at a properly called stockholder meeting. The Falcon Bylaws provide further that no consent of stockholders shall be effective unless the action taken thereby has been previously authorized by a majority of the Falcon Board.

        R&B

        The R&B Certificate provides that no action required or permitted to be taken at an annual meeting or special meeting of stockholders may be taken by written consent without a meeting except (i) any action which may be taken solely upon the vote or consent of holders of R&B Class A Stock or any series of preferred stock of R&B, or (ii) any action taken upon the written consent of all stockholders of R&B entitled to vote thereon.

        Parent

        The Parent Certificate prohibits action by written consent of stockholders.

SPECIAL MEETINGS OF STOCKHOLDERS

        Falcon

        The Falcon Certificate provides that a special meeting of stockholders may be called by a majority of the Falcon Board and shall be called at the written request of persons holding at least 20% of the issued and outstanding stock of Falcon entitled to vote.

        R&B

        The R&B Bylaws provide that a special meeting of stockholders may be called by the Chairman or the President and shall be called by the Chairman, the President or the Secretary at the request in writing of a majority of the R&B Board.

        Parent

        The Parent Certificate is substantially similar to the R&B Bylaws with respect to the calling of special meetings of stockholders.

CHARTER AND BYLAW AMENDMENTS

        Falcon and Parent

        The Falcon Certificate provides that the affirmative vote of the holders of 66 2/3% of all classes of capital stock entitled to vote in the election of directors is required to alter, amend or adopt any charter provisions inconsistent with Article EIGHTH (which contains, among other things, provisions with respect to the supermajority stockholder vote required for Bylaw amendments, the staggered board, removal and replacement of directors, written consent and the calling of special stockholder meetings). The Falcon Certificate also provides that a majority of the total number of authorized directors has the power to adopt, amend or repeal the Falcon Bylaws and that the affirmative vote of the holders of 66 2/3% of the voting power of the then issued and outstanding shares of capital stock entitled to vote in the election of directors is required to adopt, amend or repeal the Falcon Bylaws. The Parent Certificate is substantially similar to the Falcon Certificate.

        R&B

        The R&B Certificate provides that the affirmative vote of the holders of 80% of the outstanding shares of capital stock entitled to vote in the election of directors is required to amend, modify or repeal any the provisions set forth in Section 1 of Article FIFTH (which contains, among other things, provisions with respect to the staggered board and the filling of vacancies and newly created directorships). In addition, the R&B Certificate requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock to amend, modify or repeal the charter provisions with respect to (i) business combination transactions with "Interested Stockholders," and (ii) unanimous written consent of stockholders. See "--Interested Stockholders" and "--Stockholder Action Without a Meeting" above.

        The R&B Bylaws provide that they may be altered or repealed by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat or by the affirmative vote of a majority of the R&B Board.

                                      EXPERTS

        The consolidated balance sheets of Falcon as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1996, have been incorporated by reference in this Joint Proxy Statement/Prospectus in reliance upon the report of Arthur Andersen LLP, independent certified public accountants, and upon the authority of said firm as experts in giving said reports.

        The consolidated financial statements of R&B have been incorporated by reference in this Joint Proxy Statement/Prospectus in reliance upon the report of Arthur Andersen LLP, independent certified public accountants, and upon the authority of such firm as experts in giving said reports.

        Representatives of Arthur Andersen LLP are expected to be present at the R&B Special Meeting and at the Falcon Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                   LEGAL MATTERS

        The validity of the Parent Common Stock offered hereby will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP. In addition, Cravath, Swaine & Moore and Skadden, Arps, Slate, Meagher & Flom LLP have delivered opinions to R&B and Falcon, respectively, as to certain tax matters.

                             STOCKHOLDER PROPOSALS

        If the Mergers are consummated, neither Falcon nor R&B will hold an annual meeting of stockholders in 1998. In the event 1998 annual meetings of stockholders are held for Falcon and R&B, stockholder proposals must be received by Falcon and R&B at their respective principal executive offices not later than January 1, 1998 and November 29, 1997, respectively. Any stockholder proposal must satisfy the conditions established by the Commission for the stockholder proposals to be included in either Falcon's or R&B's proxy materials for their respective meetings.





                                                                       ANNEX A


                         AGREEMENT AND PLAN OF MERGER

                                    among

                            R&B FALCON CORPORATION

                            FDC ACQUISITION CORP.

                      READING & BATES ACQUISITION CORP.

                        FALCON DRILLING COMPANY, INC.

                                     and

                         READING & BATES CORPORATION

                          Dated as of July 10, 1997


                               TABLE OF CONTENTS

                                   ARTICLE I

          The Mergers . . . . . . . . . . . . . . . . . . . . .   3

               Section 1.1.  The FDC Merger . . . . . . . . . .   3
               Section 1.2.  The R&B Merger . . . . . . . . . .   4
               Section 1.3.  Closing  . . . . . . . . . . . . .   4
               Section 1.4.  Effective Time . . . . . . . . . .   4
               Section 1.5.  Effects of the Mergers . . . . . .   5
               Section 1.6.  Directors  . . . . . . . . . . . .   5
               Section 1.7.  Parent Charter Documents . . . . .   5

                                  ARTICLE II

          Effect of the Mergers on the Stock of
          FDC and R&B; Exchange  of  Certificates . . . . . . .   6

               Section 2.1.  Effect on FDC Stock  . . . . . . .   6
               Section 2.2.  Effect on R&B Stock  . . . . . . .   6
               Section 2.3.  Exchange of Certificates . . . . .   8

                                  ARTICLE III
          Governance  . . . . . . . . . . . . . . . . . . . . .  14

               Section 3.1.  Board of Directors of Parent . . .  14
               Section 3.2.  Key Executive Officers of Parent .  14
               Section 3.3.  Name . . . . . . . . . . . . . . .  14

                                  ARTICLE IV

          Representations and Warranties of R&B . . . . . . . .  15

               Section 4.1.  Organization, Qualification,
                              Etc.  . . . . . . . . . . . . . .  15
               Section 4.2.  Capital Stock  . . . . . . . . . .  16
               Section 4.3.  Corporate Authority Relative to
                              this Agreement; No Violation  . .  17
               Section 4.4.  Reports and Financial
                              Statements. . . . . . . . . . . .  18
               Section 4.5.  No Undisclosed Liabilities.  . . .  19
               Section 4.6.  No Violation of Law. . . . . . . .  19
               Section 4.7.  Environmental Laws and
                              Regulations.  . . . . . . . . . .  20
               Section 4.8.  No Undisclosed Employee Benefit
                              Plan Liabilities or Severance
                              Arrangements  . . . . . . . . . .  20
               Section 4.9.  Absence of Certain Changes or
                              Events. . . . . . . . . . . . . .  21
               Section 4.10. Litigation.  . . . . . . . . . . .  21
               Section 4.11. Joint Proxy Statement; Regis-
                              tration Statement; Other
                              Information . . . . . . . . . . .  21
               Section 4.12. R&B Rights Plan  . . . . . . . . .  22
               Section 4.13. Lack of Ownership of FDC Common
                              Stock . . . . . . . . . . . . . .  22
               Section 4.14. Tax Matters  . . . . . . . . . . .  22
               Section 4.15. Opinion of Financial Advisor . . .  24
               Section 4.16. Required Vote of R&B Stock-
                              holders . . . . . . . . . . . . .  24
               Section 4.17. Pooling of Interests . . . . . . .  24

                                  ARTICLE V

          Representations and Warranties of FDC . . . . . . . .  24

               Section 5.1.  Organization, Qualification,
                              Etc.  . . . . . . . . . . . . . .  25
               Section 5.2.  Capital Stock  . . . . . . . . . .  25
               Section 5.3. Corporate Authority Relative to
                              this Agreement; No Violation  . .  26
               Section 5.4.  Reports and Financial Statements .  28
               Section 5.5.  No Undisclosed Liabilities . . . .  29
               Section 5.6.  No Violation of Law  . . . . . . .  29
               Section 5.7.  Environmental Laws and Regu-
                              lations . . . . . . . . . . . . .  29
               Section 5.8.  No Undisclosed Employee Benefit
                              Plan Liabilities or Severance
                              Arrangements  . . . . . . . . . .  29
               Section 5.9.  Absence of Certain Changes or
                              Events  . . . . . . . . . . . . .  30
               Section 5.10. Litigation . . . . . . . . . . . .  30
               Section 5.11. Joint Proxy Statement;
                              Registration Statement; Other
                              Information . . . . . . . . . . .  30
               Section 5.12. Lack of Ownership of R&B Common
                              Stock . . . . . . . . . . . . . .  31
               Section 5.13. FDC Rights Plan  . . . . . . . . .  31
               Section 5.14. Tax Matters  . . . . . . . . . . .  31
               Section 5.15. Opinion of Financial Advisor . . .  32
               Section 5.16. Required Vote of FDC Stock-
                              holders . . . . . . . . . . . . .  33
               Section 5.17. Pooling of Interests . . . . . . .  33

                                  ARTICLE VI

          Covenants and Agreements  . . . . . . . . . . . . . .  33

               Section 6.1.  Conduct of Business by R&B and
                              FDC . . . . . . . . . . . . . . .  33
               Section 6.2.  Investigation  . . . . . . . . . .  39
               Section 6.3.  Cooperation  . . . . . . . . . . .  40
               Section 6.4.  Affiliate Agreements . . . . . . .  42
               Section 6.5.  R&B Employee Stock Options,
                              Incentive and Benefit Plans . . .  43
               Section 6.6.  FDC Employee Stock Options,
                              Incentive and Benefit Plans . . .  44
               Section 6.7.  Filings; Other Action  . . . . . .  46
               Section 6.8.  Further Assurances . . . . . . . .  46
               Section 6.9.  Takeover Statute . . . . . . . . .  46
               Section 6.10. No Solicitation by R&B . . . . . .  47
               Section 6.11. No Solicitation by FDC . . . . . .  49
               Section 6.12. Public Announcements . . . . . . .  52
               Section 6.13. Indemnification and Insurance  . .  52
               Section 6.14. Accountants' "Comfort" Letters . .  53
               Section 6.15. Additional Reports . . . . . . . .  53
               Section 6.16. Stockholder Rights Plans . . . . .  54
               Section 6.17. Stockholder Litigation . . . . . .  54

                                 ARTICLE VII

          Conditions to the Mergers . . . . . . . . . . . . . .  54

               Section 7.1.  Conditions to Each Party's
                              Obligation to Effect the Merger .  54
               Section 7.2.  Conditions to Obligations of R&B
                              to Effect the R&B Merger. . . . .  55
               Section 7.3.  Conditions to Obligations of FDC
                              to Effect the FDC Merger  . . . .  56

                                 ARTICLE VIII

          Termination, Waiver, Amendment and Closing  . . . . .  57

               Section 8.1.  Termination or Abandonment . . . .  57
               Section 8.2.  Effect of Termination  . . . . . .  58
               Section 8.3.  Termination Fee  . . . . . . . . .  58
               Section 8.4.  Amendment or Supplement  . . . . .  61
               Section 8.5.  Extension of Time, Waiver, Etc.  .  61

                                  ARTICLE IX

          Miscellaneous . . . . . . . . . . . . . . . . . . . .  62

               Section 9.1.  No Survival of Representations
                              and Warranties  . . . . . . . . .  62
               Section 9.2.  Expenses . . . . . . . . . . . . .  62
               Section 9.3.  Counterparts; Effectiveness  . . .  62
               Section 9.4.  Governing Law  . . . . . . . . . .  62
               Section 9.5.  Notices  . . . . . . . . . . . . .  62
               Section 9.6.  Assignment; Binding Effect . . . .  63
               Section 9.7.  Severability . . . . . . . . . . .  64
               Section 9.8.  Enforcement of Agreement . . . . .  64
               Section 9.9.  Entire Agreement; No Third-Party
                              Beneficiaries . . . . . . . . . .  64
               Section 9.10. Headings . . . . . . . . . . . . .  64
               Section 9.11. Definitions. . . . . . . . . . . .  64
               Section 9.12. Finders or Brokers . . . . . . . .  65

               Exhibit A -- Form of R&B Affiliate Letter
               Exhibit B -- Form of FDC Affiliate Letter


                    THIS AGREEMENT AND PLAN OF MERGER, dated as of July 10, 1997 (the "Agreement"), among R&B FALCON CORPORATION, a Delaware corporation ("Parent"), FDC ACQUISITION CORP., a Delaware corporation ("SubF"), READING & BATES ACQUISITION CORP., a Delaware corporation ("SubR"), FALCON DRILLING COMPANY, INC., a Delaware corporation ("FDC"), and READING & BATES CORPORATION, a Delaware corporation ("R&B").

                    WHEREAS, (i) Parent is a newly formed
          corporation organized and existing under the laws of the State of Delaware, one-half of the issued and outstanding capital stock of which is owned by each of FDC and R&B;
          (ii) FDC is a corporation organized and existing under the laws of the State of Delaware; and (iii) R&B is a corporation organized and existing under the laws of the State of Delaware;

                    WHEREAS, FDC and R&B have caused Parent to form SubF and SubR, each a wholly owned subsidiary of Parent, and all the outstanding capital stock of each of SubF and SubR is owned by Parent; and

                    WHEREAS, the Board of Directors of each of FDC and R&B deem it advisable and in the best interests of their stockholders that each of FDC and R&B become subsidiaries of Parent pursuant to the Mergers (as hereinafter defined) as provided for in this Agreement;

                    WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

                    WHEREAS, for federal income tax purposes, it is intended that the transactions contemplated hereby constitute transactions described in Section 351 and/or
          Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                    WHEREAS, for financial accounting purposes, it is intended that the transactions contemplated by this Agreement will be accounted for as a pooling of interests transaction;

                    WHEREAS, immediately following the execution and delivery of this Agreement, FDC and R&B will enter into a stock option agreement (the "R&B Stock Option Agreement"), pursuant to which R&B will grant FDC the option (the "R&B Option") to purchase shares of R&B Common Stock (as hereinafter defined), upon the terms and subject to the conditions set forth therein;

                    WHEREAS, immediately following the execution and delivery of this Agreement, FDC and R&B will enter into a stock option agreement (the "FDC Stock Option Agreement" and, together with the R&B Stock Option Agreement, the "Option Agreements"), pursuant to which FDC will grant R&B the option (the "FDC Option") to purchase shares of FDC Common Stock, upon the terms and subject to the conditions set forth therein.

                    NOW, THEREFORE, in consideration of the
          representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                  ARTICLE I

                                 The Mergers

                    Section 1.1.  The FDC Merger. (a) Upon the
          terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), SubF shall merge with and into FDC (the "FDC Merger") at the Effective Time (as defined in Section 1.4), and each outstanding share of FDC Common Stock shall be converted into one share of common stock, par value $.01 per share, of Parent (the "Parent Common Stock"). FDC shall be the surviving corporation in the FDC Merger (the "FDC Surviving Corporation") and shall become a wholly owned subsidiary of Parent. From and after the Effective Time, the identity and separate existence of SubF shall cease.

                    (b) In connection with the FDC Merger, FDC and R&B shall take such actions as may be necessary to cause Parent to reserve sufficient shares of Parent Common Stock, prior to the FDC Merger, to permit the issuance of shares of Parent Common Stock (i) to the holders of FDC Common Stock as of the Effective Time in accordance with the terms of this Agreement and (ii) upon the exercise of FDC Stock Options (as defined in Section 6.6(a)) to be assumed by Parent in accordance with Section 6.6 hereof.

                    Section 1.2.  The R&B Merger.  (a) Upon the
          terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, SubR shall merge with and into R&B (the "R&B Merger," and together with the FDC Merger, the "Mergers") at the Effective Time, and each outstanding share of R&B Common Stock shall be converted into 1.18 share of Parent Common Stock. R&B shall be the surviving corporation in the R&B Merger (the "R&B Surviving Corporation" and together with the FDC Surviving Corporation, the "Surviving Corporations") and shall become a wholly owned subsidiary of Parent. From and after the Effective Time, the identity and separate existence of SubR shall cease.

                    (b) In connection with the R&B Merger, R&B and FDC shall take such actions as may be necessary to cause Parent to reserve sufficient shares of Parent Common Stock prior to the R&B Merger to permit the issuance of shares of Parent Common Stock (i) to the holders of R&B Common Stock as of the Effective Time in accordance with the terms of this Agreement and (ii) upon the exercise of R&B Stock Options (as defined in Section 6.5(a)) to be assumed by Parent in accordance with Section 6.5 hereof.

                    Section 1.3.  Closing.  The closing of the
          Mergers (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII, unless another time or date is agreed to by the parties hereto. The Closing will be held at such location as is agreed to by the parties hereto.

                    Section 1.4. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger (individually, a "Certificate of Merger" with respect to one of the Mergers, and collectively with respect to both Mergers, the "Certificates of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect both Mergers. Each Merger shall become effective at such time as is specified in the Certificate of Merger (the time at which both Mergers have become fully effective being hereinafter referred to as the "Effective Time").

                    Section 1.5.  Effects of the Mergers.

                    (a) DGCL. Each of the Mergers shall have the effects set forth in Section 259 of the DGCL.

                    (b)  Names of Surviving Corporations.  The
          names of the Surviving Corporations from and after the Effective Time shall be "Falcon Drilling Company, Inc." and "Reading & Bates Corporation," respectively, until changed or amended in accordance with applicable law.

                    (c)  Charter Documents.  At the Effective Time
          (i) the Certificate of Incorporation and Bylaws of SubF, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws, respectively, of the FDC Surviving Corporation, and (ii) the Certificate of Incorporation and Bylaws of SubR, as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the R&B Surviving Corporation.

                    Section 1.6.  Directors.  (a)  SubF.  The
          directors of SubF at the Effective Time shall be the directors of the FDC Surviving Corporation until the next annual meeting of stockholders of FDC (or their earlier resignation or removal) and until their respective successors are duly elected and qualified, as the case may be.

                    (b)  SubR.  The directors of SubR at the
          Effective Time shall be the directors of the R&B Surviving Corporation until the next annual meeting of stockholders of R&B (or their earlier resignation or removal) and until their respective successors are duly elected and qualified, as the case may be.

                    Section 1.7. Parent Charter Documents. At the Effective Time (i) the Certificate of Incorporation and Bylaws of Parent shall be in form and substance satisfactory to each of FDC and R&B prior to the mailing of the Joint Proxy Statement (as defined in Section 4.11), and (ii) Parent shall adopt a stockholder rights plan in a customary form, satisfactory to each of FDC and R&B (the "Parent Rights Plan").

                                  ARTICLE II

                    Effect of the Mergers on the Stock of
                   FDC and R&B; Exchange  of  Certificates

                    Section 2.1.  Effect on FDC Stock.  As of the
          Effective Time, by virtue of the FDC Merger and without any action on the part of SubF, FDC or the holders of any securities of SubF or FDC:

                    (a)  Cancellation of Treasury Stock and R&B
          Owned Stock. Each share of FDC Common Stock that is owned directly by FDC or by R&B shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                    (b) Conversion of FDC Common Stock. Subject to Section 2.3(e), each issued and outstanding share of FDC Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted into one fully paid and nonassessable share of Parent Common Stock (the "FDC Merger Consideration"). As of the Effective Time, all such shares of FDC Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of FDC Common Stock (the "FDC Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) certificates ("Parent Certificates") representing the number of whole shares of Parent Common Stock into which such shares have been converted, (ii) certain dividends and other distributions in accordance with Section 2.3(c), and (iii) cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.3(e), without interest.

                    (c) Conversion of Common Stock of SubF. Each issued and outstanding share of common stock, par value $.01 per share, of SubF shall be converted into one validly issued, fully paid and nonassessable share of common stock of the FDC Surviving Corporation.

                    Section 2.2.  Effect on R&B Stock.  As of the
          Effective Time, by virtue of the R&B Merger and without any action on the part of SubR, R&B or the holders of any securities of SubR or R&B:

                    (a)  Cancellation of Treasury Stock and FDC
          Owned Stock. Each share of R&B Common Stock that is owned directly by R&B or by FDC shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                    (b) Conversion of R&B Common Stock. Subject to Section 2.3(e), each issued and outstanding share of R&B Common Stock (other than shares to be cancelled in accordance with Section 2.2(a)) shall be converted into
          1.18 fully paid and nonassessable share of Parent Common Stock (the "R&B Merger Consideration"). As of the Effective Time, all such shares of R&B Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of R&B Common Stock (the "R&B Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) Parent Certificates, (ii) certain dividends and other distributions in accordance with
          Section 2.3(c), and (iii) cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.3(e), without interest.

                    (c) Conversion of R&B Class A Stock. If the holders thereof grant the requisite voting approval of the R&B Merger specified in the R&B Certificate of Incorporation, each issued and outstanding share of R&B Class A Stock (as defined in Section 4.2) shall be converted into 1.18 of a fully paid and nonassessable share of Parent Common Stock. If such holders do not grant such approval, each issued and outstanding share of R&B Class A Stock shall be converted into the right to receive an amount of money in cash from R&B equal to the sum of (i) $12 plus (ii) the amount of all unpaid cumulative dividends accrued or in arrears to the Effective Time. In the event the holders of R&B Class A Stock are entitled to receive Parent Common Stock upon conversion of their shares of R&B Class A Stock, such stockholders shall be subject to the same exchange procedures as holders of R&B Common Stock set forth in
          Section 2.3. As of the Effective Time, all such shares of R&B Class A Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of R&B Class A Stock (the "R&B Class A Certificates," and together with the R&B Certificates and the FDC Certificates, the "Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) Parent Certificates or cash in the amount described in this
          Section 2.2(c), (ii) certain dividends and other distributions in accordance with Section 2.3(c), and
          (iii) cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.3(e), without interest.

                    (d) Conversion of Common Stock of SubR. Each issued and outstanding share of common stock, par value $.01 per share, of SubR shall be converted into one validly issued, fully paid and nonassessable share of common stock of the R&B Surviving Corporation.

                    Section 2.3.  Exchange of Certificates.

                    (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by FDC and R&B (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of FDC Common Stock and shares of R&B Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, Parent Certificates representing the number of whole shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.3(e)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of FDC Common Stock and pursuant to Section 2.2 in exchange for outstanding shares of R&B Common Stock.

                    (b)  Exchange Procedures.  As soon as
          reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the FDC Merger Consideration, pursuant to Section 2.1, or the R&B Merger Consideration, pursuant to Section 2.2 (collectively, the "Merger Consideration") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as FDC and R&B may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.3(c) and cash in lieu of any fractional share in accordance with Section 2.3(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of FDC Common Stock not registered in the transfer records of FDC or of R&B Common Stock not registered in the transfer records of R&B, a Parent Certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other non-income taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Parent Certificates representing the number of whole shares of Parent Common Stock into which the shares of FDC Common Stock or R&B Common Stock formerly represented by such Certificate have been converted, certain dividends or other distributions in accordance with Section 2.3(c) and cash in lieu of any fractional share in accordance with Section 2.3(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                    (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the Parent Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. Parent shall make available to the Exchange Agent cash for these purposes.

                    (d) No Further Ownership Rights in FDC Common Stock and R&B Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of FDC Common Stock and R&B Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made by FDC on such shares of FDC Common Stock or by R&B on such shares of R&B Common Stock, as the case may be, which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the applicable Surviving Corporation of the shares of FDC Common Stock and R&B Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to a Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this
          Article II, except as otherwise provided by law.

                    (e)  No Fractional Shares.  (i)  No Parent
          Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                    (ii) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.3(a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of FDC Common Stock, R&B Common Stock and R&B Class A Stock pursuant to Section 2.3(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent will, on behalf of former stockholders of FDC, if any, and R&B, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in Section 2.3(e)(iii).

                    (iii)  The sale of the Excess Shares by the
          Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of FDC Common Stock and R&B Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of FDC Common Stock and R&B Common Stock (the "Common Shares Trust"). The Surviving Corporations will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of the Common Shares Trust to which each holder of FDC Common Stock and R&B Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of FDC Common Stock or R&B Common Stock is entitled (after taking into account all shares of FDC Common Stock or R&B Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of FDC Common Stock and R&B Common Stock are entitled.

                    (iv) Notwithstanding the provisions of Section 2.3(e)(ii) and (iii), the Surviving Corporations may elect at their option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each holder of FDC Common Stock or R&B Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of FDC Common Stock or R&B Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Parent Common Stock as reported on the NYSE Composite Transactions Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references will be deemed to mean and refer to the payments calculated as set forth in this Section 2.3(e)(iv).

                    (v)  As soon as practicable after the
          determination of the amount of cash, if any, to be paid to holders of FDC Common Stock and R&B Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of FDC Common Stock and R&B Common Stock subject to and in accordance with the terms of Section 2.3(c).

                    (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                    (g) No Liability. None of Parent, FDC, R&B or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the related Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                    (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                    (i)  Lost Certificates.  If any Certificate
          shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the related Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

                                 ARTICLE III

                                  Governance

                    Section 3.1.  Board of Directors of Parent.
          The Board of Directors of Parent shall have 10 members and shall be divided into three classes, Class I, Class II and Class III, with the term of Class I expiring at Parent's first annual meeting following the Effective Time (the "Annual Meeting"), the term of Class II expiring one year following the Annual Meeting and the term of Class III expiring two years following the Annual Meeting. The Board of Directors of each of R&B and FDC shall select from among the current members of the Board of Directors of R&B and FDC, respectively, five individuals for nomination as directors of Parent. If an individual so selected consents to serve as a director, such individual shall be elected as a director of Parent, effective as of the Effective Time, for a term expiring at Parent's next annual meeting of stockholders following the Effective Time at which the term of the class to which such director belongs expires, subject to being renominated as a director at the discretion of Parent's Board of Directors. Two designees of FDC and one designee of R&B shall be in Class I, two designees of R&B and one designee of FDC shall be in Class II, and Mr. Loyd, one other designee of R&B, Mr. Webster and one other designee of FDC shall be in Class III. Each committee of the Board of Directors shall consist of an equal number of designees of FDC and of R&B.

                    Section 3.2. Key Executive Officers of Parent. Immediately following the Effective Time, Mr. Paul B. Loyd shall be the Chairman of the Board of Parent, and Mr. Steven A. Webster shall be the Chief Executive Officer and President of Parent. Mr. Loyd shall also be the Chairman and Chief Executive Officer of Reading & Bates Development Co. ("Devco").

                    Section 3.3.  Name.  Effective as of the
          Effective Time the name of Parent shall be R&B Falcon Corporation. FDC and R&B agree that, after the Effective Time, Parent will, in connection with its business operations, use the name "Falcon" in connection with its domestic operations and the name "Reading & Bates" in connection with its international and deep water operations.

                                  ARTICLE IV

                    Representations and Warranties of R&B

                     Except as set forth on the Disclosure Schedule delivered by R&B to FDC prior to the execution of this Agreement (the "R&B Disclosure Schedule"), R&B represents and warrants to FDC that:

                    Section 4.1. Organization, Qualification, Etc. R&B is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on R&B. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to R&B or Parent, as the case may be, means such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of R&B and its Subsidiaries (as defined in Section 10.11), taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be. The copies of R&B's certificate of incorporation and by-laws which have been delivered to FDC are complete and correct and in full force and effect on the date hereof. Each of R&B's Significant Subsidiaries (as defined in Section 10.11) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on R&B. All the outstanding shares of capital stock of, or other ownership interests in, R&B's Significant Subsidiaries are validly issued, fully paid and non-assessable and are owned by R&B, directly or indirectly, free and clear of all liens, claims, charges or encumbrances, except for restrictions contained in credit agreements and similar instruments to which R&B is a party under which no event of default has occurred or arisen. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of R&B other than options to purchase common stock of Devco issued pursuant to the Reading & Bates Development Co. 1997 Incentive Plan (the "Devco Plan").

                    Section 4.2.  Capital Stock.  The authorized
          stock of R&B consists of 425,000,000 shares of common stock, par value $.05 per share ("R&B Common Stock"), 10,000,000 shares of preferred stock, par value $1.00 per share ("R&B Preferred Stock"), of which 1,000,000 shares have been designated as Series B Junior Participating Preferred Stock ("R&B Series B Preferred Stock") and 285 shares of Class A Cumulative Convertible Capital Stock, no par value ("R&B Class A Stock"). As of June 30, 1997, 72,061,079 shares of R&B Common Stock, and 60 shares of R&B Class A Stock were issued and outstanding and no shares of R&B Preferred Stock were issued or outstanding. All the outstanding shares of R&B Common Stock have been validly issued and are fully paid and non-assessable. As of July 10, 1997, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating R&B to issue any shares of its stock other than:

                    (a) rights to acquire shares of R&B Series B Preferred Stock pursuant to the Rights Agreement, dated as of March 15, 1995, between R&B and American Stock Transfer & Trust Company (the "R&B Rights Plan");

                    (b)  rights to convert shares of R&B Class A
          Stock into an aggregate of 81 shares of R&B Common Stock;

                    (c)  options and other rights to receive or
          acquire 2,567,400 shares of R&B Common Stock granted on or prior to July 10, 1997, pursuant to employee incentive or benefit plans, programs and arrangements and non-employee director plans; and

                    (d)  rights to acquire shares of R&B Common
          Stock upon conversion of R&B's 8% Senior Subordinated
          Convertible Debentures due December 31, 1998.

                    Except for the issuance of shares of R&B Common Stock pursuant to the options and other rights referred to in clauses 4.2(b), (c) and (d), since June 30, 1997, no shares of R&B Common Stock or R&B Preferred Stock have been issued.

                    Section 4.3. Corporate Authority Relative to this Agreement; No Violation. R&B has the corporate power and authority to enter into this Agreement and the R&B Stock Option Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the R&B Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of R&B and, except for the adoption of this Agreement by its stockholders, no other corporate proceedings on the part of R&B are necessary to authorize the consummation of the transactions contemplated hereby and thereby. The Board of Directors of R&B has taken all appropriate action so that none of Parent, R&B or SubR will be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of Parent, R&B and SubR entering into this Agreement or R&B entering into the R&B Stock Option Agreement and consummating the transactions contemplated hereby and thereby. The Board of Directors of R&B has determined that the transactions contemplated by this Agreement and the R&B Stock Option Agreement are in the best interest of R&B and its stockholders and to recommend to such stockholders that they adopt this Agreement. This Agreement and the R&B Stock Option Agreement have been duly and validly executed and delivered by R&B and, assuming this Agreement and the R&B Stock Option Agreement, as applicable, constitutes a valid and binding agreement of the other parties hereto and thereto, this Agreement and the R&B Stock Option Agreement constitute valid and binding agreements of R&B, enforceable against R&B in accordance with their terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). R&B is not subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the adoption of this Agreement by its stockholders, carrying out the transactions contemplated by this Agreement and the R&B Stock Option Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on R&B. Other than in connection with or in compliance with the provisions of the DGCL, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),
          Section 4043 of ERISA (as defined in Section 4.8), and any non-United States competition, antitrust and investment laws and the securities or blue sky laws of the various states (collectively, the "R&B Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by R&B of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on R&B or substantially impair or delay the consummation of the transactions contemplated hereby.

                    Section 4.4. Reports and Financial Statements. R&B has previously furnished to FDC true and complete copies of:

                    (a)  R&B's Annual Reports on Form 10-K filed
          with the Securities and Exchange Commission (the "SEC") for each of the years ended December 31, 1994 through 1996;

                    (b) R&B's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 1997;

                    (c) each definitive proxy statement filed by R&B with the SEC since December 31, 1994;

                    (d)  each final prospectus filed by R&B with
          the SEC since December 31, 1994, except any final prospectus on Form S-8; and

                    (e)  all Current Reports on Form 8-K filed by
          R&B with the SEC since January 1, 1997.

                    As of their respective dates, such reports, proxy statements and prospectuses (collectively, the "R&B SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any R&B SEC Report has been revised or superseded by a later filed R&B SEC Report, none of the R&B SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the R&B SEC Reports (including any related notes and schedules) fairly present the financial position of R&B and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1996, R&B has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

                    Section 4.5.  No Undisclosed Liabilities.
          Neither R&B nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations reflected in the R&B SEC Reports filed prior to the date hereof ("R&B Filed SEC Reports") and
          (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on R&B.

                    Section 4.6.  No Violation of Law.  The
          businesses of R&B and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws (as hereinafter defined)) except (a) as described in the R&B Filed SEC Reports and (b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on R&B.

                    Section 4.7. Environmental Laws and Regulations. Except as described in the R&B Filed SEC Reports, (a) R&B and each of its Subsidiaries is in compliance with all applicable international, federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by R&B and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on R&B; (b) neither R&B nor any of its Subsidiaries has received written notice of, or, to the knowledge of R&B, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any Person asserting an obligation to conduct investigations or clean-up activities under Environmental Law or alleging liability under or non-compliance with any Environmental Law (collectively, "Environmental Claims") which would, individually or in the aggregate, have a Material Adverse Effect on R&B; and (c) to the knowledge of R&B, there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any such Environmental Claims in the future.

                    Section 4.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements. Except as described in the R&B Filed SEC Reports, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by R&B or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and R&B and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except (a) as described in the R&B Filed SEC Reports, and (b) for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on R&B. No employee of R&B will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or arrangement as a result of the transactions contemplated by this Agreement.

                    Section 4.9.  Absence of Certain Changes or
          Events. Other than as disclosed in the R&B Filed SEC Reports, since December 31, 1996 the businesses of R&B and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on R&B.

                    Section 4.10. Litigation. Except as described in the R&B Filed SEC Reports, there are no actions, suits or proceedings pending (or, to R&B's knowledge, threatened) against or affecting R&B or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on R&B.

                    Section 4.11.  Joint Proxy Statement;
          Registration Statement; Other Information. None of the information with respect to R&B or its Subsidiaries to be included in the Joint Proxy Statement or the Registration Statement (as defined in Section 7.3(a)(i)) will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the R&B Meeting and the FDC Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by R&B with respect to information supplied in writing by FDC or any affiliate of FDC specifically for inclusion in the Joint Proxy Statement. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The letters to stockholders, notices of meeting, joint proxy statement and forms of proxies to be distributed to stockholders in connection with the Mergers and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Joint Proxy Statement".

                    Section 4.12.  R&B Rights Plan.  Under the
          terms of the R&B Rights Plan, as amended prior to the execution of this Agreement and the R&B Option Agreement, the transactions contemplated by this Agreement will not cause a Distribution Date (as such term is defined in the FDC Rights Plan) to occur or cause the rights issued pursuant to the R&B Rights Plan to become exercisable. R&B shall cause the R&B Rights Plan to be amended such that the "Final Expiration Date" (as defined in the R&B Rights Plan) shall occur immediately prior to the Effective Time.

                    Section 4.13. Lack of Ownership of FDC Common Stock. Except for the FDC Option, neither R&B nor any of its Subsidiaries owns any shares of FDC Common Stock or other securities convertible into shares of FDC Common Stock (exclusive of any shares owned by R&B's employee benefit plans).

                    Section 4.14. Tax Matters. (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of R&B, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which R&B or any of its Subsidiaries (i) is a member (a "Current R&B Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax relates to a taxable period ending on a date within the last six years (a "Past R&B Group", together with Current R&B Groups, an "R&B Affiliated Group") have been timely filed, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on R&B (it being understood that the representations made in this Section, to the extent that they relate to Past R&B Groups, are made to the knowledge of R&B). All Taxes due and owing by R&B, any Subsidiary of R&B or any R&B Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on R&B. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by R&B, any Subsidiary of R&B or any R&B Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on R&B. All assessments for Taxes due and owing by R&B, any Subsidiary of R&B or any R&B Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of the execution of the Merger Agreement, R&B will provide FDC with written schedules of (i) the taxable years of R&B for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. R&B and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on R&B.

                    (b)  Neither R&B nor any of its Subsidiaries
          knows of any fact or has taken any action that could reasonably be expected to prevent the Mergers from constituting transactions described in Sections 351 and/or 368(a) of the Code.

                    (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of R&B or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the
          Code).

                    For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                    Section 4.15.  Opinion of Financial Advisor.
          The Board of Directors of R&B has received the opinion of Morgan Stanley & Co. Incorporated, dated the date of this Agreement, substantially to the effect that, as of such date, the R&B Merger Consideration is fair to the holders of R&B Common Stock from a financial point of view.

                    Section 4.16.  Required Vote of R&B
          Stockholders. The affirmative vote of the holders of shares of R&B Common Stock and R&B Class A Stock representing a majority of the votes entitled to be cast by the holders of the outstanding shares of R&B Common Stock and R&B Class A Stock, voting together as a class (the "R&B Stockholder Approval") is required to adopt the Merger Agreement. No other vote of the stockholders of R&B is required by law, the charter or by-laws of R&B or otherwise in order for R&B to consummate the R&B Merger and the transactions contemplated hereby and by the R&B Stock Option Agreement.

                    Section 4.17.  Pooling of Interests.  To the
          knowledge of R&B, neither it nor any of its Subsidiaries has taken any action or failed to take any action which action or failure (without giving effect to any actions or failures to act by FDC or any of its Subsidiaries) would prevent the treatment of the transactions contemplated hereby as a pooling of interests for accounting purposes.

                                  ARTICLE V

                    Representations and Warranties of FDC

                    Except as set forth on the Disclosure Schedule delivered by FDC to R&B prior to the execution of this Agreement (the "FDC Disclosure Schedule," together with the R&B Disclosure Schedule, the "Disclosure Schedule"), FDC represents and warrants to R&B that:

                    Section 5.1. Organization, Qualification, Etc. FDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on FDC. The copies of FDC's Restated Certificate of Incorporation and by-laws which have been delivered to R&B are complete and correct and in full force and effect on the date hereof. Each of FDC's Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on FDC. All the outstanding shares of capital stock of, or other ownership interests in, FDC's Significant Subsidiaries are validly issued, fully paid and non-assessable and are owned by FDC, directly or indirectly, free and clear of all liens, claims, charges or encumbrances, except for restrictions contained in credit agreements and similar instruments to which FDC is a party under which no event of default has occurred or arisen. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of FDC.

                    Section 5.2.  Capital Stock.  The authorized
          capital stock of FDC consists of 100,000,000 shares of common stock, par value $0.01 per share ("FDC Common Stock"), and 526,489 shares of preferred stock, no par value ("FDC Preferred Stock") of which 100,000 shares have been designated as Series C Junior Participating Preferred Stock ("FDC Series C Preferred Stock"). As of July 9, 1997, 79,164,944 shares (after giving effect to the two-for-one stock split referred to in Section 5.2(a)) of FDC Common Stock and no shares of FDC Preferred Stock were issued and outstanding, and no shares of FDC Common Stock were held in FDC's treasury. All the outstanding shares of FDC Common Stock have been validly issued and are fully paid and non-assessable. As of July 10, 1997, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating FDC to issue any shares of its capital stock other than:

                    (a)  shares of FDC Common Stock issuable to
          holders of record of FDC Common Stock on July 9, 1997, to effect a two-for-one stock split;

                    (b) rights ("FDC Rights") to acquire shares of FDC Series C Preferred Stock pursuant to the Rights Agreement, dated as of June 25, 1997, between FDC and American Stock Transfer & Trust Company (the "FDC Rights Plan") to be distributed to holders of record of FDC Common Stock on July 16, 1997; and

                    (c)  options and other rights to receive or
          acquire 1,171,878 shares (after giving effect to the two-for-one stock split referred to in Section 5.2(a)) of FDC Common Stock granted on or prior to July 10, 1997, pursuant to employee incentive or benefit plans, programs and arrangements and non-employee director plans.

                    Except for the issuance of shares of FDC Common Stock pursuant to the options and other rights referred to in clause 5.2 (a), (b) and (c), since June 30, 1997, no shares of FDC Common Stock or FDC Preferred Stock have been issued.

                    Section 5.3. Corporate Authority Relative to this Agreement; No Violation. FDC has the corporate power and authority to enter into this Agreement and the FDC Stock Option Agreement, and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the FDC Stock Option
          Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of FDC and, except for the adoption of this Agreement by its stockholders, no other corporate proceedings on the part of FDC are necessary to authorize the consummation of the transactions contemplated hereby and thereby. The Board of Directors of FDC has taken all appropriate action so that none of Parent, FDC or SubF will be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of Parent, FDC and SubF entering into this Agreement or FDC entering into the FDC Stock Option
          Agreement and consummating the transactions contemplated hereby and thereby. The Board of Directors of FDC has determined that the transactions contemplated by this Agreement are in the best interest of FDC and its stockholders and to recommend to such stockholders that they adopt this Agreement. This Agreement and the FDC
          Stock Option Agreement have been duly and validly executed and delivered by FDC and, assuming this Agreement and the FDC Stock Option Agreement, as applicable, constitutes a valid and binding agreement of the other parties hereto and thereto, this Agreement and the FDC Stock Option Agreement constitute valid and binding agreements of FDC, enforceable against FDC in accordance with their terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors, rights generally, or by principles governing the availability of equitable remedies). FDC is not subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the adoption of this Agreement by its stockholders, carrying out the transactions contemplated by this Agreement and the FDC Stock Option Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on FDC. Other than in connection with or in compliance with the provisions of the DGCL, the Securities Act, the Exchange
          Act, the HSR Act, The Shipping Act (46 U.S.C. SECTIONS 801 et seq), Section 4043 of ERISA and any non-United States competition, antitrust and investments laws and the securities or blue sky laws of the various states (collectively, the "FDC Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by FDC of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on FDC or substantially impair or delay the consummation of the transactions contemplated hereby.

                    Section 5.4. Reports and Financial Statements. FDC has previously furnished to R&B true and complete copies of:

                    (a)  FDC's Annual Reports on Form 10-K filed
          with the SEC for each of the years ended December 31, 1994 through 1996;

                    (b) FDC's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 1997;

                    (c) each definitive proxy statement filed by FDC with the SEC since December 31, 1994;

                    (d)  each final prospectus filed by FDC with
          the SEC since December 31, 1994, except any final prospectus on Form S-8; and

                    (e)  all Current Reports on Form 8-K filed by
          FDC with the SEC since January 1, 1997.

                    As of their respective dates, such reports, proxy statements and prospectuses (collectively, "FDC SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any FDC SEC Report has been revised or superseded by a later filed FDC SEC Report, none of the FDC SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the FDC SEC Reports (including any related notes and schedules) fairly present the financial position of FDC and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1996, FDC has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

                    Section 5.5.  No Undisclosed Liabilities.
          Neither FDC nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations reflected in the FDC SEC Reports filed prior to the date hereof ("FDC Filed SEC Reports") and
          (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on FDC.

                    Section 5.6.  No Violation of Law.  The
          businesses of FDC and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 5.6 with respect to Environmental Laws) except (a) as described in the FDC Filed SEC Reports and
          (b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on FDC.

                    Section 5.7.  Environmental Laws and
          Regulations. Except as described in the FDC Filed SEC Reports, (a) FDC and each of its Subsidiaries is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by FDC and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on FDC; (b) neither FDC nor any of its Subsidiaries has received written notice of, or, to the knowledge of FDC, is the subject of, any Environmental Claims which would, individually or in the aggregate, have a Material Adverse Effect on FDC; and (c) to the knowledge of FDC, there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any such Environmental Claims in the future.

                    Section 5.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements. Except as described in the FDC Filed SEC Reports, all "employee benefit plans," as defined in Section 3(3) of ERISA, maintained or contributed to by FDC or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and FDC and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except (a) as described in the FDC Filed SEC Reports and (b) for instances of non-compliance or liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on FDC. No employee of FDC will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or arrangement as a result of the transactions contemplated by this Agreement.

                    Section 5.9.  Absence of Certain Changes or
          Events. Other than as disclosed in the FDC Filed SEC Reports, since December 31, 1996 the businesses of FDC and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on FDC.

                    Section 5.10. Litigation. Except as described in the FDC Filed SEC Reports or previously disclosed in writing to R&B, there are no actions, suits or proceedings pending (or, to FDC's knowledge, threatened) against or affecting FDC or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on FDC.

                    Section 5.11.  Joint Proxy Statement;
          Registration Statement; Other Information. None of the information with respect to FDC to be included in the Joint Proxy Statement or the Registration Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the R&B Meeting and the FDC Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by FDC with respect to information supplied in writing by R&B or any affiliate of R&B specifically for inclusion in the Joint Proxy Statement. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                    Section 5.12. Lack of Ownership of R&B Common Stock. Except for the R&B Option, neither FDC nor any of its Subsidiaries owns any shares of R&B Common Stock or other securities convertible into shares of R&B Common Stock (exclusive of any shares owned by FDC's employee benefit plans).

                    Section 5.13.  FDC Rights Plan.  Under the
          terms of the FDC Rights Plan, as amended prior to the execution of this Agreement and the FDC Option Agreement, the transactions contemplated by this Agreement will not cause a Distribution Date (as such term is defined in the FDC Rights Plan) to occur or cause the rights issued pursuant to the FDC Rights Plan to become exercisable.

                    Section 5.14. Tax Matters. (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of FDC, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which FDC or any of its Subsidiaries (i) is a member (a "Current FDC Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax relates to a taxable period ending on a date within the last six years (a "Past FDC Group", together with Current FDC Groups, a "FDC Affiliated Group") have been timely filed, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on FDC (it being understood that the representations made in this Section, to the extent that they relate to Past FDC Groups, are made to the knowledge of FDC). All Taxes due and owing by FDC, any Subsidiary of FDC or any FDC Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on FDC. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by FDC, any Subsidiary of FDC or any FDC Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on FDC. All assessments for Taxes due and owing by FDC, any Subsidiary of FDC or any FDC consolidated group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of the execution of the Merger Agreement, FDC will provide R&B with written schedules of (i) the taxable years of FDC for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. FDC and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on FDC.

                    (b)  Neither FDC nor any of its Subsidiaries
          knows of any fact or has taken any action that could reasonably be expected to prevent the Mergers from constituting transactions described in Sections 351 and/or 368(a) of the Code.

                    (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of FDC or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the
          Code).

                    Section 5.15.  Opinion of Financial Advisor.
          The Board of Directors of FDC has received the opinion of Credit Suisse First Boston Corporation dated the date of this Agreement that, as of such date and based upon and subject to the matters set forth therein, the FDC Merger Consideration was fair to FDC's stockholders from a financial point of view.

                    Section 5.16.  Required Vote of FDC
          Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of FDC Common Stock (the "FDC Stockholder Approval") is required to adopt the Merger Agreement. No other vote of the stockholders of FDC is required by law, the charter or by-laws of FDC or otherwise in order for FDC to consummate the FDC Merger and the transactions contemplated hereby and by the FDC Stock Option Agreement.

                    Section 5.17.  Pooling of Interests.  To the
          knowledge of FDC, neither it nor any of its Subsidiaries has taken any action or failed to take any action which action or failure (without giving effect to any actions or failures to act by R&B or any of its Subsidiaries) would prevent the treatment of the transactions contemplated hereby as a pooling of interests for accounting purposes.

                                  ARTICLE VI

                           Covenants and Agreements

                    It is further agreed as follows:

                    Section 6.1.  Conduct of Business by R&B and
          FDC. From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (the "Termination Date"), and except as may be agreed in writing by the other parties hereto or as may be permitted pursuant to this Agreement:

                    (a)  R&B:

                    (i)  shall, and shall cause each of its
          Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted;

                    (ii)  shall use its reasonable best efforts,
          and cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with any of its other Subsidiaries or may be liquidated into R&B or any of its Subsidiaries), keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with R&B and its Subsidiaries;

                    (iii)  shall confer at such times as FDC may
          reasonably request with one or more representatives of FDC to report material operational matters and the general status of ongoing operations (to the extent FDC reasonably requires such information);

                    (iv)  shall notify FDC of any emergency or
          other change in the normal course of its or its Subsidiaries, respective businesses or in the operation of its or its Subsidiaries, respective properties and of any complaints or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on R&B;

                    (v)  shall not, and shall not (except in the
          ordinary course of business consistent with past practice) permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock (other than Arcade Drilling AS ("Arcade") in accordance with and to the extent permitted by the Facility Agreement, dated as of February 21, 1991, as amended to date, between Arcade, Chase Investment Bank Limited, The Chase Manhattan Bank, N.A., and the other parties thereto);

                    (vi)  shall not, and shall not permit any of
          its Subsidiaries to, except (i) in the ordinary course of business consistent with past practice or (ii) as otherwise provided in this Agreement, enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers or enter into, adopt or amend any bonus, deferred compensation, stock purchase, stock option, pension, retirement or other employee benefit plan, program, agreement or arrangement ("Plan") other than with respect to the previously authorized grants of options under the Devco Plan;

                    (vii) shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the R&B Merger and any mergers, consolidations or business combinations with R&B's Subsidiaries entered into in the ordinary course of business consistent with past practice), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights, in each case not in the ordinary course of business;

                    (viii)  shall not propose or adopt any
          amendments to its corporate charter or by-laws;

                    (ix)  shall not, and shall not permit any of
          its Significant Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except as specifically set forth in Section 4.2 and the R&B Disclosure Schedule relating thereto and except with respect to the previously authorized grants of options under the Devco Plan;

                    (x) shall not, and shall not permit any of its Subsidiaries to, except in the ordinary course of business in connection with employee incentive and benefit plans, programs or arrangements in existence on the date hereof, purchase or redeem any shares of its stock (other than R&B Class A Stock) or any rights, warrants or options to acquire any such shares;

                    (xi)  shall not, and shall not permit any of
          its Subsidiaries to, take any actions which would, or would be reasonably likely to, prevent accounting for the Mergers in accordance with the pooling of interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board ("APB No. 16");

                    (xii) shall not, and shall not permit any of its Subsidiaries to, incur, assume or prepay any indebtedness or any other material liabilities, other than in the ordinary course of business consistent with past practice (except that R&B shall have the right to conclude definitive agreements, and financing and liens related thereto, with respect to: (a) agreements in principle with Shell Deepwater Development Inc. with respect to the acquisition of an RBS-6 design semi-submersible drilling unit and with Statoil with respect to a deepwater drillship; and (b) financings (and related guarantees and liens) for two joint ventures with affiliates of Conoco Inc. for two deepwater drillships and Maritime Administration Title XI financing for the upgrade of RIG 41);

                    (xiii)  shall not sell, lease, license,
          mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice (except that R&B shall have the right to conclude definitive agreements, and financing and liens related thereto, with respect to: (a) agreements in principle with Shell Deepwater Development Inc. with respect to the acquisition of an RBS-6 design semi-submersible drilling unit and with Statoil with respect to a deepwater drillship; and (b) financings (and related guarantees and liens) for two joint ventures with affiliates of Conoco Inc. for two deepwater drillships and Maritime Administration Title XI financing for the upgrade of RIG
          41);

                    (xiv) shall not, and shall not permit any of its Subsidiaries to make any material Tax election or settle or compromise any material Tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business; and

                    (xv)  shall not, and shall not permit any of
          its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (y) make any representation or warranty in
          Article IV hereof untrue or incorrect or (z) result in any of the conditions to the Mergers set forth in Article VIII not being satisfied.

                    (b) FDC:

                    (i)  shall, and shall cause each of its
          Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted;

                    (ii)  shall use its reasonable best efforts,
          and cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with any of its other Subsidiaries or may be liquidated into FDC or any of its Subsidiaries), keep available the services of its current officers and other key employees, and preserve its relationships with those persons having business dealings with FDC and its Subsidiaries;

                    (iii)  shall confer at such times as R&B may
          reasonably request with one or more representatives of R&B to report material operational matters and the general status of ongoing operations (to the extent R&B reasonably requires such information);

                    (iv)  shall notify R&B of any emergency or
          other change in the normal course of its or its Subsidiaries, respective businesses or in the operation of its or its Subsidiaries, respective properties and of any complaints or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on FDC;

                    (v)  shall not, and shall not (except in the
          ordinary course of business consistent with past practice) permit any of its Subsidiaries that is not wholly owned to, declare or pay any dividends on or make any distribution with respect to their outstanding shares of capital stock, other than in the case of FDC for the stock dividend to holders of record on July 9, 1997, and the distribution of Rights to holders of record on July 16, 1997;

                    (vi)  shall not, and shall not permit any of
          its Subsidiaries to, except (i) in the ordinary course of business consistent with past practice or (ii) as otherwise provided in this Agreement, enter into or amend any Plan;

                    (vii) shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the FDC Merger and any mergers, consolidations or business combinations with FDC's Subsidiaries entered into in the ordinary course of business consistent with past practice), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights, in each case not in the ordinary course of business;

                    (viii)  shall not propose or adopt any
          amendments to its corporate charter or by-laws;

                    (ix)  shall not, and shall not permit any of
          its Significant Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except as specifically set forth in Section 5.2 and the FDC Disclosure Schedule relating thereto;

                    (x) shall not, and shall not permit any of its Subsidiaries to, except in the ordinary course of business in connection with employee incentive and benefit plans, programs or arrangements in existence on the date hereof, purchase or redeem any shares of its stock or any rights, warrants or options to acquire any such shares;

                    (xi)  shall not, and shall not permit any of
          its Subsidiaries to, take any actions which would, or would be reasonably likely, to, prevent accounting for the Mergers in accordance with the pooling of interests method of accounting under the requirements of APB No. 16;

                    (xii) shall not, and shall not permit any of its Subsidiaries to, incur, assume or prepay any indebtedness or any other material liabilities, other than in the ordinary course of business consistent with past practice (except that FDC shall have the right to enter into a credit facility or facilities in an aggregate amount not to exceed $400 million (the "FDC Credit Facility"));

                    (xiii) shall not sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice (except that in connection with the FDC Credit Facility, FDC shall have the right to subject its properties or assets to Liens);

                    (xiv) shall not, and shall not permit any of its Subsidiaries to make any material Tax election or settle or compromise any material Tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business; and

                    (xv)  shall not, and shall not permit any of
          its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (y) make any representation or warranty in
          Article V hereof untrue or incorrect or (z) result in any of the conditions to the Mergers set forth in Article VII not being satisfied.

                    Section 6.2. Investigation. Each of R&B and FDC shall afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Time or the date of termination of this Agreement, to its and its Subsidiaries' rigs, vessels, properties, contracts, commitments, books, and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall use their reasonable best efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request; provided, that nothing herein shall require either R&B or FDC or any of their respective Subsidiaries to disclose any information to the other that would cause significant competitive harm to such disclosing party or its affiliates if the transactions contemplated by this Agreement are not consummated. The parties hereby agree that each of them will treat any such information in accordance with the Confidentiality Agreements, dated as of April 29, 1997, between R&B and FDC (the "Confidentiality Agreements"). Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable laws or regulations, including any such laws or regulations, including any such laws or regulations pertaining to the treatment of classified information.

                    Section 6.3.  Cooperation  (a) R&B and FDC
          shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

                    (i) prepare and file with the SEC as soon as is reasonably practicable the Joint Proxy Statement and promptly prepare and cause Parent to file with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Parent Common Stock issuable in the Mergers (the "Registration Statement"), and shall use their reasonable best efforts to have the Joint Proxy Statement cleared by the SEC under the Exchange Act and the Registration Statement declared effective by the SEC under the Securities Act;

                    (ii)  as soon as is reasonably practicable
          cause Parent to take all such action as may be required under state blue sky or securities laws in connection with the issuance of shares of Parent Common Stock in the Mergers and as contemplated by this Agreement;

                    (iii) promptly prepare and file with the NYSE and such other stock exchanges as shall be agreed upon listing applications covering the shares of Parent Common Stock issuable in the Mergers or upon exercise of R&B and FDC stock options, warrants, conversion rights or other rights or vesting or payment of other R&B and FDC equity-based awards and use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance;

                    (iv)  cooperate with one another in order to
          lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and

                    (v)  cooperate with one another in obtaining
          opinions of Cravath, Swaine & Moore, counsel to R&B and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to FDC, dated as of the Effective Time, to the effect that the Mergers will constitute transactions described in Sections 351 and/or 368(a) of the Code. In connection therewith, each of R&B, FDC and Parent shall deliver to Cravath, Swaine & Moore and Skadden, Arps, Slate, Meagher & Flom LLP customary representation letters in form and substance reasonably satisfactory to such counsel and R&B and FDC shall use their reasonable best efforts to obtain any representation letters drafted by their counsel from their respective appropriate stockholders and shall deliver any such letters obtained to Cravath, Swaine & Moore and Skadden, Arps, Slate, Meagher & Flom LLP (the representation letters referred to in this sentence are collectively, the "Tax Certificates").

                    (b)  Subject to the limitations contained in
          Section 6.2, R&B and FDC shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

                    (c)(i)  R&B shall cause the Joint Proxy
          Statement to be mailed to R&B's stockholders, and FDC shall cause the Joint Proxy Statement to be mailed to FDC's stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

                    (ii)  R&B shall, as soon as practicable
          following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "R&B Stockholders Meeting") for the purpose of obtaining the R&B Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the adoption of this Agreement, the R&B Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 6.10(b), R&B agrees that its obligations pursuant to the first sentence of this Section 6.3(c)(ii) shall not be affected by the commencement, public proposal, public disclosure or communication to R&B of any R&B Takeover Proposal.

                    (iii)  FDC shall, as soon as practicable
          following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "FDC Stockholders Meeting") for the purpose of obtaining the FDC Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the adoption of this Agreement, the FDC Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 6.11(b), FDC agrees that its obligations pursuant to the first sentence of this Section 6.3(c)(iii) shall not be affected by the commencement, public proposal, public disclosure or communication to FDC of any FDC Takeover Proposal.

                    (iv)  Each of FDC and R&B will use their best
          efforts to hold the R&B Stockholders Meeting and the FDC Stockholders Meeting on the same date and as soon as practicable after the date hereof.

                    (v) Each of FDC and R&B shall cause Parent to adopt this Agreement and take all additional actions as may be necessary to cause Parent to effect the transactions contemplated hereby.

                    Section 6.4.  Affiliate Agreements. (a)  R&B
          shall, as soon as practicable, deliver to FDC a list (reasonably satisfactory to counsel for FDC), setting forth the names and addresses of all persons who will be, at the time of the R&B Meeting, in R&B's reasonable judgment, "affiliates" of R&B for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. R&B shall furnish such information and documents as FDC may reasonably request for the purpose of reviewing such list. R&B shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 6.4 to execute a written agreement on or prior to the mailing of the Joint Proxy Statement, in substantially the form of Exhibit A hereto.

                    (b) FDC shall, as soon as practicable, deliver to R&B a list (reasonably satisfactory to counsel for R&B) setting forth the names and addresses of all persons who will be, at the time of the FDC Meeting, in FDC's reasonable judgment, "affiliates" of FDC for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. FDC shall furnish such information and documents as R&B may reasonably request for the purpose of reviewing such list. FDC shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 6.4 to execute a written agreement on or prior to the mailing of the Joint Proxy Statement, in substantially the form of Exhibit B hereto.

                    Section 6.5.  R&B Employee Stock Options,
          Incentive and Benefit Plans. (a) Simultaneously with the R&B Merger, (i) each outstanding option ("R&B Stock Options")(and related stock appreciation right ("R&B SAR"), if any) to purchase or acquire a share of R&B Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by R&B ("R&B Option Plans") shall be converted into an option (together with a related stock appreciation right of Parent, if applicable) to purchase the number of shares of Parent Common Stock equal to 1.18 times the number of shares of R&B Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of R&B Common Stock subject to an option (and related R&B SAR, if any) under the R&B Option Plans divided by 1.18, and all references in each such option (and related R&B SAR, if any) to R&B shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of R&B under the R&B Option Plans. The other terms of each such option and R&B SAR, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration.

                    (b) Simultaneously with the R&B Merger, each outstanding award (including restricted stock, stock equivalents and stock units) ("R&B Award") under any employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by R&B which provide for grants of equity-based awards shall be amended or converted into a similar instrument of Parent, in each case with such adjustments to the terms of such R&B Awards as are appropriate to preserve the value inherent in such R&B Awards with no detrimental effects on the holders thereof. The other terms of each R&B Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration. With respect to any restricted stock awards as to which the restrictions shall have lapsed on or prior to the Effective Time in accordance with the terms of the applicable plans or award agreements, shares of such previously restricted stock shall be converted in accordance with the provisions of Section 2.2(b).

                    (c)   R&B agrees that employee incentive or
          benefit plans, programs and arrangements and non-employee director plans shall be amended, to the extent necessary and appropriate, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of R&B Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement. The actions to be taken by R&B pursuant to this Section 6.5(c) shall include the submission by R&B of the amendments to the plans, programs or arrangements referred to herein to its stockholders at the R&B Meeting, if such submission is determined to be necessary or advisable by counsel to R&B; provided, however, that such approval shall not be a condition to the consummation of the R&B Merger.

                    (d)   FDC and R&B agree that each officer
          subject to an employment agreement set forth in Section
          4.8 of the R&B Disclosure Schedule shall be treated by R&B as if such officer was involuntarily terminated without cause by R&B as of the Effective Time for purposes of such agreement and for purposes of any agreement relating to the purchase of options to purchase R&B Common Stock. FDC and R&B agree that R&B shall pay the total amount due under such agreements to all such executive officers at the Effective Time.
          Notwithstanding the foregoing, following the Effective Time, Parent or R&B may offer continuing employment to any or all of the officers covered by such employment agreements upon such terms and conditions as Parent or R&B deems appropriate.

                    Section 6.6.  FDC Employee Stock Options,
          Incentive and Benefit Plans. (a) Simultaneously with the FDC Merger, (i) each outstanding option ("FDC Stock Options")(and related stock appreciation right ("FDC SAR"), if any) to purchase or acquire a share of FDC Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by FDC ("FDC Option Plans") shall be converted into an option (together with a related stock appreciation right of FDC, if applicable) to purchase the number of shares of Parent Common Stock equal to the number of shares of FDC Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of FDC Common Stock subject to an option (and related FDC SAR, if any) under the FDC Option Plans, and all references in each such option (and related FDC SAR, if any) to FDC shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of FDC under the FDC Option Plans. The other terms of each such option and FDC SAR, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration.

                    (b) Simultaneously with the FDC Merger, each outstanding award (including restricted stock, stock equivalents and stock units) ("FDC Award") under any employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by FDC which provide for grants of equity-based awards shall be amended or converted into a similar instrument of Parent, in each case with such adjustments to the terms of such FDC Awards as are appropriate to preserve the value inherent in such FDC Awards with no detrimental effects on the holders thereof. The other terms of each FDC Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration. With respect to any restricted stock awards as to which the restrictions shall have lapsed on or prior to the Effective Time in accordance with the terms of the applicable plans or award agreements, shares of such previously restricted stock shall be converted in accordance with the provisions of Section 2.1(b).

                    (c) FDC agrees that its employee incentive or benefit plans, programs and arrangements and non-employee director plans shall be amended, to the extent necessary and appropriate, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of FDC Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement. The actions to be taken by FDC pursuant to this Section 6.6(c) shall include the submission by FDC of the amendments to the plans, programs or arrangements referred to herein to its stockholders at the FDC Meeting, if such submission is determined to be necessary or advisable by counsel to FDC; provided, however, that such approval shall not be a condition to the consummation of the FDC Merger.

                    Section 6.7. Filings; Other Action. Subject to the terms and conditions herein provided, R&B and FDC shall (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, (b) use reasonable efforts to cooperate with one another in (i) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (ii) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and
          (c) use reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby and to ensure that it is a "poolable entity" eligible to participate in a transaction to be accounted for under the pooling of interests method of accounting.

                    Section 6.8. Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of R&B and FDC shall take all such necessary action.

                    Section 6.9. Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of R&B and FDC and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

                    Section 6.10.  No Solicitation by R&B.  (a)
          R&B shall not, nor shall it authorize or permit any of its directors or officers or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any R&B Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any R&B Takeover Proposal; provided, however, that if, at any time during the 20 business days prior to the publicly announced date of the R&B Stockholders Meeting (as defined in Section 6.3(c)(ii)) (the "R&B Applicable Period"), the Board of Directors of R&B determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to R&B's stockholders under applicable law, R&B may, in response to an R&B Superior Proposal (as defined in Section 6.10(b)) which was not solicited by it or which did not otherwise result from a breach of this
          Section 6.10(a), and subject to providing prior written notice of its decision to take such action to FDC (the "R&B Notice") and compliance with Section 6.10(c), for a period of five business days following delivery of the R&B Notice (x) furnish information with respect to R&B and its subsidiaries to any person making an R&B Superior Proposal pursuant to a customary confidentiality agreement (as determined by R&B after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such R&B Superior Proposal.
          For purposes of this Agreement, "R&B Takeover Proposal" means any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any person relating to any direct or indirect acquisition or purchase of a business or shares of any class of equity securities of R&B or any of its subsidiaries (other than Devco), any tender offer or exchange offer that if consummated would result in any person beneficially owning any class of equity securities of R&B or any of its subsidiaries (other than Devco), or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving R&B or any of its subsidiaries (other than Devco), other than the transactions contemplated by this Agreement. R&B shall be permitted to deliver only one R&B Notice with respect to each person making an R&B Superior Proposal.

                    (b)  Except as expressly permitted by this
          Section 6.10, neither the Board of Directors of R&B nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to FDC, the approval or recommendation by such Board of Directors or such committee of the R&B Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any R&B Takeover Proposal, or (iii) cause R&B to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "R&B Acquisition Agreement") related to any R&B Takeover Proposal. Notwithstanding the foregoing, in the event that during the R&B Applicable Period the Board of Directors of R&B determines in good faith that there is a substantial probability that the adoption of this Agreement by holders of R&B Common Stock will not be obtained due to the existence of an R&B Superior Proposal, the Board of Directors of R&B may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause R&B to enter into any R&B Acquisition Agreement with respect to any R&B Superior Proposal), but only at a time that is during the R&B Applicable Period and is after the fifth business day following FDC's receipt of written notice advising FDC that the Board of Directors of R&B is prepared to accept an R&B Superior Proposal, specifying the material terms and conditions of such R&B Superior Proposal and identifying the person making such R&B Superior Proposal. For purposes of this Agreement, a "R&B Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, all outstanding shares of R&B Common Stock then outstanding or all or substantially all of the assets of R&B and otherwise on terms which the Board of Directors of R&B determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to R&B's stockholders than the R&B Merger and for which financing, to the extent required, is then committed or as to which the Board of Directors of R&B has received a "highly confident letter" from a nationally recognized investment bank or financial institution.

                    (c) In addition to the obligations of R&B set forth in paragraphs (a) and (b) of this Section 6.10, R&B shall immediately advise FDC orally and in writing of any request for information or of any R&B Takeover Proposal, the material terms and conditions of such request or R&B Takeover Proposal and the identity of the person making such request or R&B Takeover Proposal. R&B will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or R&B Takeover Proposal.

                    (d)  Nothing contained in this Section 6.10
          shall prohibit R&B from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to R&B's stockholders if, in the good faith judgment of the Board of Directors of R&B, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither R&B nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the R&B Merger, the issuance of Parent Common Stock in connection with the R&B Merger, or approve or recommend, or propose publicly to approve or recommend, an R&B Takeover Proposal.

                    Section 6.11. No Solicitation by FDC. (a) FDC shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any FDC Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any FDC Takeover Proposal; provided, however, that if, at any time during the 20 business days prior to the publicly announced date of the FDC Stockholders Meeting (as defined in Section 6.3(c)(iii) (the "FDC Applicable Period"), the Board of Directors of FDC determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to FDC's stockholders under applicable law, FDC may, in response to an FDC Superior Proposal (as defined in Section 6.11(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 6.11(a), and subject to providing prior written notice of its decision to take such action to R&B (the "FDC Notice") and compliance with Section 6.11(c), for a period of five business days following delivery of the FDC Notice (x) furnish information with respect to FDC and its subsidiaries to any person making an FDC Superior Proposal pursuant to a customary confidentiality agreement (as determined by FDC after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such FDC Superior Proposal.
          For purposes of this Agreement, "FDC Takeover Proposal" means any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any person relating to any direct or indirect acquisition or purchase of a business, or shares of any class of equity securities of FDC or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owing any class of equity securities of FDC or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving FDC or any of its subsidiaries, other than the transactions contemplated by this Agreement. FDC shall be permitted to deliver only one FDC Notice with respect to each person making an FDC Superior Proposal.

                    (b)  Except as expressly permitted by this
          Section 6.11, neither the Board of Directors of FDC nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to FDC, the approval or recommendation by such Board of Directors or such committee of the FDC Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any FDC Takeover Proposal, or (iii) cause FDC to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "FDC Acquisition Agreement") related to any FDC Takeover Proposal. Notwithstanding the foregoing, in the event that during the FDC Applicable Period the Board of Directors of FDC determines in good faith that there is a substantial probability that the adoption of this Agreement by holders of FDC Common Stock will not be obtained due to the existence of an FDC Superior Proposal, the Board of Directors of FDC may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause FDC to enter into any FDC Acquisition Agreement with respect to any FDC Superior Proposal), but only at a time that is during the FDC Applicable Period and is after the fifth business day following R&B's receipt of written notice advising R&B that the Board of Directors of FDC is prepared to accept an FDC Superior Proposal, specifying the material terms and conditions of such FDC Superior Proposal and identifying the person making such FDC Superior Proposal. For purposes of this Agreement, a "FDC Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, all outstanding shares of FDC Common Stock then outstanding or all or substantially all the assets of FDC and otherwise on terms which the Board of Directors of FDC determine in its good faith judgement (based on the advice of a financial adviser of nationally recognized reputation) to be more favorable to FDC's stockholders than the FDC Merger and for which financing, to the extent required, is then committed or as to which the Board of Directors of FDC has received a "highly confident letter" from a nationally recognized investment bank or financial institution.

                    (c) In addition to the obligations of FDC set forth in paragraphs (a) and (b) of this Section 6.11, FDC shall immediately advise R&B orally and in writing of any request for information or of any FDC Takeover Proposal, the material terms and conditions of such request or FDC Takeover Proposal and the identity of the person making such request or FDC Takeover Proposal. FDC will keep R&B reasonably informed of the status and details (including amendments or proposed amendments) of any such request or FDC Takeover Proposal.

                    (d)  Nothing contained in this Section 6.11,
          shall prohibit FDC from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to FDC's stockholders if, in the good faith judgement of the Board of Directors of FDC, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither FDC nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the FDC Merger, the issuance of Parent Common Stock in connection with the FDC Merger, or approve or recommend, or propose publicly to approve or recommend, an FDC Takeover Proposal.

                    Section 6.12. Public Announcements. R&B and FDC will consult with and provide each other the opportunity to review and comment upon any press release prior to the issuance of any press release relating to this Agreement or the transactions contemplated herein and shall not issue any such press release prior to such consultation except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

                    Section 6.13.  Indemnification and Insurance.
                    (a)  Parent agrees that all rights to
          exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "R&B Indemnified Parties") of R&B as provided in its charter or by-laws or in any agreement shall survive the R&B Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time, Parent shall indemnify the R&B Indemnified Parties to the same extent as such R&B Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

                    (b) For three years from the Effective Time, Parent shall maintain in effect R&B's current directors' and officers' liability insurance policy (the "R&B Policy") covering those persons who are currently covered by the R&B Policy (a copy of which has been heretofore delivered to Parent); provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by R&B for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                    (c) Parent agrees that all rights to
          exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "FDC Indemnified Parties") of FDC as provided in its charter or by-laws or in any agreement shall survive the FDC Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time, Parent shall indemnify the FDC Indemnified Parties to the same extent as such FDC Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

                    (d) For three years from the Effective Time, Parent shall maintain in effect FDC's directors' and officers' liability insurance policy (the "FDC Policy"), which policy FDC shall obtain prior to the Effective Time and which policy shall be substantially similar to the R&B Policy, covering those persons who are covered by the FDC Policy and persons who are directors of Parent; provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums to be paid by FDC for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                    Section 6.14. Accountants' "Comfort" Letters. R&B and FDC will each use reasonable best efforts to cause to be delivered to each other letters from their respective independent accountants, dated a date within two business days before the date of the Registration Statement, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

                    Section 6.15. Additional Reports. R&B and FDC shall each furnish to the other copies of any reports of the type referred to in Sections 4.4 and 5.4 which it files with the SEC on or after the date hereof, and each of R&B and FDC, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of R&B and its consolidated Subsidiaries or FDC and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                    Section 6.16.  Stockholder Rights Plans.  (a)
          R&B will take all actions necessary to ensure that the R&B Rights Plan is amended in accordance with Section
          4.12 prior to the Effective Time.

                    (b)  R&B and FDC will take all actions
          necessary to cause Parent to adopt the Parent Rights Plan prior to the Effective Time.

                    Section 6.17. Stockholder Litigation. Each of R&B and FDC shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against R&B or FDC, as applicable, and its directors relating to the transactions contemplated by this Agreement and the Option Agreements.

                                 ARTICLE VII

                          Conditions to the Mergers

                    Section 7.1.  Conditions to Each Party's
          Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Effective
          Time of the following conditions:

                    (a)  The R&B Stockholder Approval and the FDC
          Stockholder Approval shall have been obtained all in accordance with applicable law.

                    (b)  No statute, rule, regulation, executive
          order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Mergers substantially on the terms contemplated hereby. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

                    (c)  The Registration Statement shall have
          become effective in accordance with the provisions of the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect.

                    (d) The shares of Parent Common Stock issuable in the Mergers shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                    (e)  Any applicable waiting period under the
          HSR Act shall have expired or been terminated and any other R&B Required Approvals and FDC Required Approvals shall have been obtained, except where the failure to obtain such other R&B Required Approvals and FDC Required Approvals would not have a Material Adverse Effect on R&B or FDC, as the case may be.

                    (f) Each of FDC and R&B shall have received an opinion of its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP and Cravath, Swaine & Moore, respectively, in form and substance reasonably satisfactory to it, and dated as of the Effective Time, to the effect that the Mergers will constitute transactions described in Sections 351 and/or Section 368(a) of the Code and that none of FDC, R&B, holders of FDC Common Stock or holders of R&B Common Stock shall recognize gain or loss for federal income tax purposes as a result of the Mergers (other than with respect to any cash paid in lieu of fractional shares of FDC Common Stock or R&B Common Stock). In rendering such opinions, Skadden, Arps, Slate, Meagher & Flom LLP and Cravath, Swaine & Moore may require delivery of and rely upon the Tax Certificates.

                    Section 7.2. Conditions to Obligations of R&B to Effect the R&B Merger. The obligation of R&B to effect the R&B Merger is further subject to the conditions that (a) the representations and warranties of FDC contained herein shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except (i) for changes specifically permitted by the terms of this Agreement,
          (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on FDC, (b) FDC shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time and (c) FDC shall have delivered to R&B a certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive Officer or a Senior Vice President, certifying to both such effects.

                    Section 7.3. Conditions to Obligations of FDC to Effect the FDC Merger. The obligation of FDC to effect the FDC Merger is further subject to the conditions that (a) the representations and warranties of R&B contained herein shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except (i) for changes specifically permitted by the terms of this Agreement,
          (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on R&B, (b) R&B shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time and (c) R&B shall have delivered to FDC a certificate, dated the Effective Time and signed by its Chairman of the Board, Chief Executive officer and President or a Senior Vice President, certifying to both such effects.

                                 ARTICLE VIII

                  Termination, Waiver, Amendment and Closing

                    Section 8.1. Termination or Abandonment. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Mergers by the respective stockholders of R&B and FDC:

                    (a) by the mutual written consent of R&B and FDC;

                    (b) by either FDC or R&B if the Effective Time shall not have occurred on or before January 31, 1998; provided, that the party seeking to terminate this Agreement pursuant to this clause 8.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers on or before such date;

                    (c)  by either FDC or R&B if (i) a statute,
          rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Mergers substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause 8.1(c)(ii) shall have used its reasonable best efforts to remove such injunction, order or decree;

                    (d) by either FDC or R&B, if the approvals of the stockholders of either FDC or R&B contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

                    (e) by FDC in accordance with Section 6.11(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, FDC shall have complied with all provisions contained in Section 6.11, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 8.3;

                    (f) by FDC, if R&B or any of its directors or officers shall participate in discussion or negotiations in breach of Section 6.10;

                    (g) by R&B in accordance with Section 6.10(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (g) to be deemed effective, R&B shall have complied with all provisions of
          Section 6.10, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 8.3;

                    (h) by R&B, if FDC or any of its directions or officers shall participate in discussions or negotiations in breach of Section 6.11; or

                    (i) by R&B or FDC if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

                    Section 8.2.  Effect of Termination.  In the
          event of termination of this Agreement pursuant to
          Section 8.1, this Agreement shall terminate (except for the provisions of Sections 6.2, 8.3 and 9.2), and there shall be no other liability on the part of FDC or R&B to the other except liability arising out of a willful and material breach of this Agreement or as provided for in the Confidentiality Agreements.

                    Section 8.3. Termination Fee. (a) In the event that (i) after the date hereof and prior to the R&B Stockholders Meeting an R&B Takeover Proposal shall have been made known to R&B or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an R&B Takeover Proposal and thereafter this Agreement is terminated by either FDC or R&B pursuant to Section 8.1(b) or 8.1(d) (provided that the basis for such termination is that the R&B Stockholder Approval shall not have been obtained and provided, further, that the FDC stockholders shall not have voted to disapprove this Agreement) or (ii) this Agreement is terminated (x) by R&B pursuant to Section 8.1(g) or (y) by FDC pursuant to Section 8.1(f), then R&B shall promptly, but in no event later than two days after the date of such termination, pay FDC a fee equal to $100 million (the "Termination Fee"), payable by wire transfer of same day funds (for purposes of the foregoing, the references to 20% in the exception in the parenthetical to the next succeeding proviso shall be deemed to be references to 15%); provided, however, that no Termination Fee shall be payable to FDC in any circumstance in which FDC stockholders vote to disapprove this Agreement and provided further, that no Termination Fee shall be payable to FDC pursuant to clause (i) of this paragraph (a) or pursuant to a termination by FDC pursuant to Section 8.1(f) unless and until within 18 months of such termination R&B or any of its subsidiaries enters into any R&B Acquisition Agreement or consummates any R&B Takeover Proposal (for the purposes of the foregoing proviso the terms "R&B Acquisition Agreement" and "R&B Takeover Proposal" shall have the meanings assigned to such terms in Section 6.10 (except that the reference to the "acquisition or purchase of a business or shares of any class of equity securities of R&B or any of its subsidiaries" in the definition of "R&B Takeover Proposal" in Section 6.10 shall be deemed to be a reference to the "acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or the assets of R&B and its subsidiaries, taken as a whole, or 20% of any class of equity securities of R&B or any of its subsidiaries")) in which event the Termination Fee shall be payable upon the first to occur of such events. R&B acknowledges that the agreements contained in this Section 8.3(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, FDC would not enter into this Agreement; accordingly, if R&B fails promptly to pay the amount due pursuant to this Section 8.3(a), and, in order to obtain such payment, FDC commences a suit which results in a judgment against R&B for the fee set forth in this Section 8.3(a), R&B shall pay to FDC its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                    (b)  In the event that (i) after the date
          hereof and prior to the FDC Stockholders Meeting an FDC Takeover Proposal shall have been made known to FDC or any of its subsidiaries or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an FDC Takeover Proposal and thereafter this Agreement is terminated by either FDC or R&B pursuant to Section 8.1(b) or 8.1(d) (provided that the basis for such termination is that the FDC Stockholder Approval shall not have been obtained and provided, further, that the R&B stockholders shall not have voted to disapprove this Agreement) or (ii) this Agreement is terminated (x) by FDC pursuant to Section 8.1(e) or (y) by R&B pursuant to Section 8.1(h), then FDC shall promptly, but in no event later than two days after the date of such termination, pay R&B the Termination Fee, payable by wire transfer of same day funds (for purposes of the foregoing, the references to 20% in the exception in the parenthetical to the next succeeding proviso shall be deemed to be references to 15%); provided, however, that no Termination Fee shall be payable to R&B in any circumstance in which R&B stockholders vote to disapprove this Agreement and provided further, that no Termination Fee shall be payable to R&B pursuant to clause (i) of this paragraph
          (b) or pursuant to a termination by R&B pursuant to
          Section 8.1(h) unless and until within 18 months of such termination FDC or any of its subsidiaries enters into any FDC Acquisition Agreement or consummates any FDC Takeover Proposal (for the purposes of the foregoing proviso the terms "FDC Acquisition Agreement" and "FDC Takeover Proposal" shall have the meanings assigned to such terms in Section 6.11 (except that the reference to the "acquisition or purchase of a business or shares of any class of equity securities of FDC or any of its subsidiaries" in the definition of "FDC Takeover Proposal" in Section 6.11 shall be deemed to be a reference to the "acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or the assets of FDC and its subsidiaries, taken as a whole, or 20% of any class of equity securities of FDC or any of its subsidiaries"), in which event the Termination Fee shall be payable upon the first to occur of such events. FDC acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, R&B would not enter into this Agreement; accordingly, if FDC fails promptly to pay the amount due pursuant to this Section 8.3(b), and, in order to obtain such payment, R&B commences a suit which results in a judgment against FDC for the fee set forth in this Section 8.3(b), FDC shall pay to R&B its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                    Section 8.4. Amendment or Supplement. At any time before or after approval of the matters presented in connection with the Mergers by the respective stockholders of R&B and FDC and prior to the Effective Time, this Agreement may be amended or supplemented in writing by R&B and FDC with respect to any of the terms contained in this Agreement; provided, however that following approval by the stockholders of R&B and FDC there shall be no amendment or change to the provisions hereof with respect to the conversion ratio of shares of R&B Common Stock, R&B Class A Stock or FDC Common Stock into shares of Parent Common Stock as provided herein nor any amendment or change not permitted under applicable law, without further approval by the stockholders of R&B and FDC.

                    Section 8.5.  Extension of Time, Waiver, Etc.
          At any time prior to the Effective Time, and party may:

                    (a) extend the time for the performance of any of the obligations or acts of the other party;

                    (b)  waive any inaccuracies in the
          representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

                    (c)  subject to the proviso of Section 8.4
          waive compliance with any of the agreements or conditions of the other party contained herein.

                    Notwithstanding the foregoing no failure or delay by R&B or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                                Miscellaneous

                    Section 9.1. No Survival of Representations and Warranties. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Mergers, except for the agreements set forth in Article II and Article III, the agreements of "affiliates" of R&B and FDC to be delivered pursuant to Section 6.4, the provisions of Sections 6.5, 6.6, 6.12 and 6.13 and this
          Article IX.

                    Section 9.2. Expenses.  Whether or not the
          Mergers are consummated, all costs and expenses incurred in connection with the Mergers, this Agreement and the Option Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that (a)(i) the filing fee in connection with any HSR Act filing, (ii) the commissions and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with the sale of Excess Shares, (iii) the expenses incurred in connection with the printing and mailing of the Joint Proxy Statement, and (iv) all transfer taxes shall be shared equally by R&B and FDC.

                    Section 9.3. Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

                    Section 9.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

                    Section 9.5. Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 9.5:

                    To FDC:

                         Falcon Drilling Company, Inc.
                         1900 West Loop South
                         Suite 1800
                         Houston, Texas 77027
                         Attention: Chairman and Chief
                           Executive Officer
                         Telecopy: (713) 623-8103

                    copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         919 Third Avenue
                         New York, New York 10022
                         Attention:  J. Michael Schell, Esq.
                         Telecopy:  (212) 735-2000

                    To R&B:

                         Reading & Bates Corporation
                         901 Threadneedle
                         Suite 200
                         Houston, Texas 77079
                         Attention: Chairman and Chief Executive
                                    Officer
                         Telecopy: (281) 496-0285

                    copy to:

                         Cravath, Swaine & Moore
                         Worldwide Plaza
                         825 Eighth Avenue
                         New York, New York 10019
                         Attention: Allen Finkelson, Esq.
                         Telecopy: (212) 474-3700

                    Section 9.6. Assignment; Binding Effect.
          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                    Section 9.7. Severability.  Any term or
          provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                    Section 9.8. Enforcement of Agreement. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

                    Section 9.9. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreements and the Option Agreements constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and except for the provisions of Sections 6.5, 6.6, and 6.13 hereof, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

                    Section 9.10.  Headings.  Headings of the
          Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                    Section 9.11. Definitions. References in this Agreement to "Subsidiaries" of R&B or FDC shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by R&B or FDC, as the case may be. References in this Agreement to "Significant Subsidiaries" shall mean Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority. Notwithstanding the foregoing, Parent shall not be deemed to be an "affiliate" or a "subsidiary" of either FDC or R&B.

                    Section 9.12. Finders or Brokers. Except for Morgan Stanley & Co. Incorporated with respect to R&B, a copy of whose engagement agreement has been or will be provided to FDC, and Credit Suisse First Boston Corporation with respect to FDC, a copy of whose engagement agreement has been or will be provided to R&B, neither R&B nor FDC nor any of their respective Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Mergers.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                              R&B FALCON CORPORATION

                              By:  /s/ Steven A. Webster
                                   Name:   Steven A. Webster
                                   Title:  Chief Executive Officer

                              FDC ACQUISITION CORP.

                              By:  /s/ Steven A. Webster
                                   Name:   Steven A. Webster
                                   Title:  President

                              READING & BATES ACQUISITION CORP.

                              By:  /s/ Steven A. Webster
                                   Name:   Steven A. Webster
                                   Title:  President

                              FALCON DRILLING COMPANY, INC.

                              By:  /s/ Steven A. Webster
                                   Name:   Steven A. Webster
                                   Title:  Chief Executive Officer

                              READING & BATES CORPORATION

                              By:  /s/ Paul B. Loyd, Jr.
                                   Name:   Paul B. Loyd, Jr.
                                   Title:  Chief Executive Officer






                                               EXHIBIT A to ANNEX A


                FORM OF AFFILIATE LETTER FOR AFFILIATES OF R&B

          R&B Falcon Corporation
          1900 West Loop South
          Suite 1800
          Houston, Texas  77027

          Falcon Drilling Company, Inc.
          1900 West Loop South
          Suite 1800
          Houston, Texas  77027

          Reading & Bates Corporation
          901 Threadneedle
          Suite 2000
          Houston, Texas  77079

          Ladies and Gentlemen:

                    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Reading & Bates Corporation, a Delaware corporation ("R&B"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases No. 130 and No. 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 10, 1997 (the "Merger Agreement"), among R&B Falcon Corporation, a Delaware corporation ("Parent"), FDC Acquisition Corp., a Delaware corporation ("SubF"), Reading & Bates Acquisition Corp., a Delaware corporation ("SubR"), Falcon Drilling Company, Inc., a Delaware corporation ("FDC"), and R&B, pursuant to which (i) SubR will be merged with and into R&B, with R&B continuing as the surviving corporation (the "R&B Merger"), (ii) SubF will be merged with and into FDC, with FDC continuing as the surviving corporation (the "FDC Merger" and together with the R&B Merger, the "Mergers"), and (iii) each of FDC and R&B will become a subsidiary of Parent and stockholders of each of FDC and R&B will become stockholders of Parent. Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

                    As a result of the R&B Merger, I may receive shares of common stock, par value $.01 per share, of Parent (the "Parent Common Stock"). I would receive such Parent Stock in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $.01 per share of R&B (the "R&B Common Stock").

                    1. I hereby represent, warrant and covenant to Parent, FDC and R&B that in the event I receive any shares of Parent Common Stock as a result of the R&B
          Merger:

                    A. I shall not make any offer, sale, pledge, transfer or other disposition of the shares of Parent Common Stock in violation of the Act or the Rules and Regulations.

                    B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for R&B.

                    C. I have been advised that the issuance of the shares of Parent Common Stock to me pursuant to the R&B Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of R&B, (a) I may be deemed to be an affiliate of R&B and (b) the distribution by me of the shares of Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the shares of Parent Common Stock issued to me in the R&B Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                    D. I understand that except as provided for in the Merger Agreement, Parent is under no obligation to register the sale, transfer or other disposition of the Parent Stock by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

                    E.  I also understand that stop transfer
               instructions will be given to R&B's transfer agent with respect to the shares of R&B Common Stock currently held and to Parent's transfer agent with respect to the shares of Parent Common Stock issued to me in the R&B Merger, and there will be placed on the certificates for such shares of Parent Common Stock, a legend stating in substance:

                         "THE SHARES REPRESENTED BY THIS
                    CERTIFICATE WERE ISSUED IN A TRANSACTION
                    TO WHICH RULE 145 PROMULGATED UNDER THE
                    SECURITIES ACT OF 1933 APPLIES.  THE
                    SHARES REPRESENTED BY THIS CERTIFICATE MAY
                    ONLY BE TRANSFERRED IN ACCORDANCE WITH THE
                    TERMS OF AN AGREEMENT DATED [          ],
                    1997 BETWEEN THE REGISTERED HOLDER HEREOF,
                    FALCON DRILLING COMPANY, INC., READING &
                    BATES CORPORATION AND R&B FALCON
                    CORPORATION, A COPY OF WHICH AGREEMENT IS
                    ON FILE AT THE PRINCIPAL OFFICES OF R&B
                    FALCON CORPORATION."

                    F.  I also understand that unless a sale or
               transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

                         "THE SHARES REPRESENTED BY THIS
                    CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933 AND WERE
                    ACQUIRED FROM A PERSON WHO RECEIVED SUCH
                    SHARES IN A TRANSACTION TO WHICH RULE 145
                    PROMULGATED UNDER THE SECURITIES ACT OF
                    1933 APPLIES.  THE SHARES HAVE BEEN
                    ACQUIRED BY THE HOLDER NOT WITH A VIEW TO,
                    OR FOR RESALE IN CONNECTION WITH, ANY
                    DISTRIBUTION THEREOF WITHIN THE MEANING OF
                    THE SECURITIES ACT OF 1933 AND MAY NOT BE
                    SOLD, PLEDGED OR OTHERWISE TRANSFERRED
                    EXCEPT IN ACCORDANCE WITH AN EXEMPTION
                    FROM THE REGISTRATION REQUIREMENTS OF THE
                    SECURITIES ACT OF 1933."

                    G. I further represent to, and covenant with Parent, FDC and R&B that I will not, during the 30 days prior to the Effective Time, sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to shares of R&B Common Stock that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the shares of Parent Common Stock received by me in the R&B Merger or any other shares of the capital stock of Parent until after such time as results covering at least 30 days of operations of Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of FDC and R&B (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Mergers financial results is referred to herein as the "Pooling Period"). Parent shall notify the "affiliates" of the publication of such results. Notwithstanding the foregoing, I understand that during the aforementioned period, subject to providing written notice to Parent, I will not be prohibited from selling up to 10% of the shares of Parent Common Stock (the "10% Shares") received by me or the shares of R&B Common Stock owned by me or making charitable contributions or bona fide gifts of the shares of Parent Common Stock received by me or the shares of R&B Common Stock owned by me, subject to the same restrictions. The 10% Shares shall be calculated in accordance with SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76. I covenant with Parent that I will not sell, transfer or otherwise dispose of any 10% Shares during the period commencing from the Effective Time and ending on the last day of the Pooling Period except in compliance with Rule 145(d)(i) under the Act or pursuant to charitable contributions or bona fide gifts.

                    H.  Execution of this letter should not be
               considered an admission on my part that I am an "affiliate" of R&B as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                    2.  By Parent's acceptance of this letter,
          Parent hereby agrees with me as follows:

                    A. For so long as and to the extent necessary to permit me to sell the shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the shares of Parent Common Stock by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144.

                    B.  It is understood and agreed that
               certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Parent Stock received in the R&B Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the shares of Parent Common Stock received in the R&B Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to FDC and Parent, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Act no longer apply to the undersigned.

                                             Very truly yours,


                                             Name:


          Agreed and accepted this __ day
          of ___________, 1997, by

          R&B FALCON CORPORATION

          By:
               Name:
               Title:

          READING & BATES CORPORATION

          By:
               Name:
               Title:

          FALCON DRILLING COMPANY, INC.

          By: ________________________________
                Name:
                Title:




                                               EXHIBIT B to ANNEX A


                FORM OF AFFILIATE LETTER FOR AFFILIATES OF FDC

          R&B Falcon Corporation
          1900 West Loop South
          Suite 1800
          Houston, Texas  77027

          Falcon Drilling Company, Inc.
          1900 West Loop South
          Suite 1800
          Houston, Texas  77027

          Reading & Bates Corporation
          901 Threadneedle
          Suite 2000
          Houston, Texas  77079

          Ladies and Gentlemen:

                    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Falcon Drilling Company, Inc., a Delaware corporation ("FDC"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases No. 130 and No. 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 10, 1997 (the "Merger Agreement"), among R&B Falcon Corporation, a Delaware corporation ("Parent"), FDC Acquisition Corp., a Delaware corporation ("SubF"), Reading & Bates Acquisition Corp., a Delaware corporation ("SubR"), FDC and Reading & Bates Corporation, a Delaware corporation ("R&B"), pursuant to which (i) SubF will be merged with and into FDC, with FDC continuing as the surviving corporation (the "FDC Merger"), (ii) SubR will be merged with and into R&B, with R&B continuing as the surviving corporation (the "R&B Merger" and together with the FDC Merger, the "Mergers"), and (iii) each of FDC and R&B will become a subsidiary of Parent and stockholders of each of FDC and R&B will become stockholders of Parent. Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

                    As a result of the FDC Merger, I may receive shares of common stock, par value $.01 per share, of Parent (the "Parent Common Stock"). I would receive such Parent Stock in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $.01 per share of FDC (the "FDC Common Stock").

                    1. I hereby represent, warrant and covenant to Parent, FDC and R&B that in the event I receive any shares of Parent Common Stock as a result of the FDC
          Merger:

                    A. I shall not make any offer, sale, pledge, transfer or other disposition of the shares of Parent Common Stock in violation of the Act or the Rules and Regulations.

                    B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for FDC.

                    C. I have been advised that the issuance of the shares of Parent Common Stock to me pursuant to the FDC Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of FDC, (a) I may be deemed to be an affiliate of FDC and (b) the distribution by me of the shares of Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the shares of Parent Common Stock issued to me in the FDC Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                    D. I understand that except as provided for in the Merger Agreement, Parent is under no obligation to register the sale, transfer or other disposition of the Parent Stock by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

                    E.  I also understand that stop transfer
               instructions will be given to FDC's transfer agent with respect to the shares of FDC Common Stock currently held and to Parent's transfer agent with respect to the shares of Parent Common Stock issued to me in the FDC Merger, and there will be placed on the certificates for such shares of Parent Common Stock, a legend stating in substance:

                         "THE SHARES REPRESENTED BY THIS
                    CERTIFICATE WERE ISSUED IN A TRANSACTION
                    TO WHICH RULE 145 PROMULGATED UNDER THE
                    SECURITIES ACT OF 1933 APPLIES.  THE
                    SHARES REPRESENTED BY THIS CERTIFICATE MAY
                    ONLY BE TRANSFERRED IN ACCORDANCE WITH THE
                    TERMS OF AN AGREEMENT DATED [          ],
                    1997 BETWEEN THE REGISTERED HOLDER HEREOF,
                    FALCON DRILLING COMPANY, INC., READING &
                    BATES CORPORATION AND R&B FALCON
                    CORPORATION, A COPY OF WHICH AGREEMENT IS
                    ON FILE AT THE PRINCIPAL OFFICES OF R&B
                    FALCON CORPORATION."

                    F.  I also understand that unless a sale or
               transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

                         "THE SHARES REPRESENTED BY THIS
                    CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933 AND WERE
                    ACQUIRED FROM A PERSON WHO RECEIVED SUCH
                    SHARES IN A TRANSACTION TO WHICH RULE 145
                    PROMULGATED UNDER THE SECURITIES ACT OF
                    1933 APPLIES.  THE SHARES HAVE BEEN
                    ACQUIRED BY THE HOLDER NOT WITH A VIEW TO,
                    OR FOR RESALE IN CONNECTION WITH, ANY
                    DISTRIBUTION THEREOF WITHIN THE MEANING OF
                    THE SECURITIES ACT OF 1933 AND MAY NOT BE
                    SOLD, PLEDGED OR OTHERWISE TRANSFERRED
                    EXCEPT IN ACCORDANCE WITH AN EXEMPTION
                    FROM THE REGISTRATION REQUIREMENTS OF THE
                    SECURITIES ACT OF 1933."

                    G. I further represent to, and covenant with Parent, FDC and R&B that I will not, during the 30 days prior to the Effective Time, sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to shares of FDC Common Stock that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the shares of Parent Common Stock received by me in the FDC Merger or any other shares of the capital stock of Parent until after such time as results covering at least 30 days of operations of Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of FDC and R&B (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Mergers financial results is referred to herein as the "Pooling Period"). Parent shall notify the "affiliates" of the publication of such results. Notwithstanding the foregoing, I understand that during the aforementioned period, subject to providing written notice to Parent, I will not be prohibited from selling up to 10% of the shares of Parent Common Stock (the "10% Shares") received by me or the shares of FDC Common Stock owned by me or making charitable contributions or bona fide gifts of the shares of Parent Common Stock received by me or the shares of FDC Common Stock owned by me, subject to the same restrictions. The 10% Shares shall be calculated in accordance with SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76. I covenant with Parent that I will not sell, transfer or otherwise dispose of any 10% Shares during the period commencing from the Effective Time and ending on the last day of the Pooling Period except in compliance with Rule 145(d)(i) under the Act or pursuant to charitable contributions or bona fide gifts.

                    H.  Execution of this letter should not be
               considered an admission on my part that I am an "affiliate" of FDC as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                    2.  By Parent's acceptance of this letter,
          Parent hereby agrees with me as follows:

                    A. For so long as and to the extent necessary to permit me to sell the shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the shares of Parent Common Stock by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144.

                    B.  It is understood and agreed that
               certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Parent Stock received in the FDC Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the shares of Parent Common Stock received in the FDC Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to R&B and Parent, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Act no longer apply to the undersigned.

                                             Very truly yours,


                                             Name:


          Agreed and accepted this __ day
          of ___________, 1997, by

          R&B FALCON CORPORATION

          By:
               Name:
               Title:

          READING & BATES CORPORATION

          By:
               Name:
               Title:

          FALCON DRILLING COMPANY, INC.

          By: ________________________________
                Name:
                Title:



                                                                 ANNEX B


                   CREDIT SUISSE FIRST BOSTON CORPORATION

                   Eleven Madison Avenue         Telephone 212 325 0000
                   New York, NY 10010-3629





November 20, 1997

Board of Directors
Falcon Drilling Company, Inc.
1900 West Loop South, Suite 1800
Houston, Texas 77027

Members of the Board:

You have asked us to advise you with respect to the fairness from a financial point of view to the stockholders of Falcon Drilling Company, Inc. ("FDC") of the Combination Ratio (as defined below) provided for in the agreement and plan of merger dated as of July 10, 1997 (the "Merger Agreement") among R&B Falcon Corporation ("Parent"), FDC Acquisition Corp., a wholly owned subsidiary of Parent ("SubF"), Reading & Bates Acquisition Corp., a wholly owned subsidiary of Parent ("SubR"), FDC and Reading & Bates Corporation ("R&B"). The Merger Agreement provides for, among other things, (i) the merger of SubF with and into FDC pursuant to which FDC will become a wholly owned subsidiary of Parent (the "FDC Merger") and each outstanding share of common stock, $0.01 par value, of FDC will be converted into one share (the "FDC Exchange Ratio") of the common stock of Parent (the "Parent Common Stock") and (ii) the merger of SubR with and into R&B pursuant to which R&B will become a wholly owned subsidiary of Parent (the "R&B Merger" and, together with the FDC Merger, the "Mergers") and each outstanding share of common stock, $.05 par value, of R&B will be converted into 1.18 shares (the "R&B Exchange Ratio") of Parent Common Stock. The FDC Exchange Ratio, together with the R&B Exchange Ratio, is hereinafter referred to as the Combination Ratio. In connection with the Mergers, each of FDC and R&B also entered into agreements (the "Option Agreements") pursuant to which each of FDC and R&B granted to the other an option to acquire up to 19.9% of its outstanding shares of common stock.

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to FDC and R&B, as well as the Merger Agreement and the Option Agreements. We have also reviewed certain other information, including financial forecasts for FDC and R&B and the synergistic values and operating cost savings expected to be achieved through the combination of operations of FDC and R&B, provided to us by FDC and R&B, and have met with the managements of FDC and R&B to discuss the businesses and prospects of FDC and R&B as well as such synergistic values and operating cost savings.

We have also considered certain financial and stock market data of FDC and R&B, and we have compared those data with similar data for other publicly held companies in businesses similar to FDC and R&B, and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We have also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we have deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of FDC and R&B as to the future financial performance of FDC and R&B as well as the synergistic values and operating cost savings expected to be achieved through the combination of the operations of FDC and R&B. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of FDC or R&B, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the Parent Common Stock when issued pursuant to the Mergers or the prices at which the Parent Common Stock will trade subsequent to the Mergers. We have assumed, with your consent, that the Mergers will qualify as tax-free reorganizations pursuant to sections 351 and 368 of the Internal Revenue Code of 1986, as amended.

We have acted as financial advisor to FDC in connection with the Mergers and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Mergers. We also acted as lead manager for FDC's public offering of its common stock in December 1996. In the ordinary course of its business, Credit Suisse First Boston Corporation and its affiliates may actively trade the debt and equity securities of both FDC and R&B for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of FDC in connection with its evaluation of the Mergers, does not constitute a recommendation to any stockholder of FDC as to how such stockholder should vote with respect to the FDC Merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Combination Ratio is fair to the stockholders of FDC from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION






                                                            ANNEX C

              [Letterhead of Morgan Stanley & Co. Incorporated]

                                                July 10, 1997

          Board of Directors
          Reading & Bates Corporation
          901 Threadneedle, Suite 200
          Houston, Texas  77079-2902

          Members of the Board:

          We understand that Reading & Bates Corporation ("R&B" or the "Company"), Falcon Drilling Company, Inc. ("Falcon"), R&B Falcon Corporation ("Parent"), FDC Acquisition Corp. ("SubF") and R&B Acquisition Corp. ("SubR"), both wholly owned subsidiaries of Parent, propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of July 10, 1997 (the "Merger Agreement"), which provides, among other things, for (i) the merger of SubF with and into Falcon (the "Falcon Merger"), whereby each outstanding share of common stock, par value $0.01 per share, of Falcon (the "Falcon Common Stock"), other than shares held in treasury or by R&B will be converted into one share of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") (the "Falcon Merger Consideration"), and (ii) the merger of SubR with and into R&B (the "R&B Merger", and together with the Falcon Merger, the "Mergers"), whereby each outstanding share of common stock, par value $0.05, per share, of R&B (the "R&B Common Stock"), other than shares held in treasury or by Falcon will be converted into 1.18 shares of Parent Common Stock (the "R&B Merger Consideration"). The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

          You have asked for our opinion as to whether the R&B
          Merger Consideration pursuant to the Merger Agreement is fair from a financial point of view to holders of R&B
          Common Stock.

          For purposes of the opinion set forth herein, we have:

               i) reviewed certain publicly available financial statements and other information of R&B and Falcon;

               ii) reviewed certain internal financial statements and other financial and operating data concerning R&B and Falcon prepared by the managements of R&B and Falcon, respectively;

               iii) analyzed certain financial projections prepared
                    by the managements of R&B and Falcon,
                    respectively;

               iv) discussed the past and current operations and financial condition and the prospects of R&B and Falcon with senior executives of R&B and Falcon, respectively;

               v) reviewed the reported prices and trading activity for the R&B Common Stock and Falcon
                    Common Stock;

               vi) compared the financial performance of R&B and Falcon and the prices and trading activity R&B Common Stock and Falcon Common Stock with that of certain other comparable publicly-traded companies and their securities;

               vii) reviewed the financial terms, to the extent
                    public available, of certain comparable
                    acquisition transactions;

              viii) participated in discussions and
                    negotiations among representatives of R&B and Falcon and their financial and legal advisors;

               ix) reviewed the draft Merger Agreement and certain related documents; and

               x) performed such other analyses and considered such other factors as we have deemed appropriate.

          We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of R&B and Falcon. We have not made any independent valuation or appraisal of the assets or liabilities of R&B or Falcon, nor have we have been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

          In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, nor did we negotiate with any of the parties, other than Falcon, which expressed interest to us in the possible acquisition of or merger with the Company or certain of its constituent businesses.

          We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory services for the Company and have received fees for the rendering of these services.

          It is understood that this letter is for the information of the Board of Directors of the Company except that this opinion may be included in its entirety in any filing made by R&B with the Securities and Exchange Commission with respect to the Mergers. In addition, we express no opinion or recommendation as to how the holders of R&B Common Stock should vote at the stockholder's meeting held in connection with the Mergers.

          Based on the foregoing, we are of the opinion on the date hereof that the R&B Merger Consideration pursuant to the Merger Agreement is fair from a financial point of view to holders of R&B Common Stock.

                                   Very truly yours,

                                   MORGAN STANLEY & CO. INCORPORATED




                                                              ANNEX D

                         FALCON STOCK OPTION AGREEMENT

               STOCK OPTION AGREEMENT, dated as of July 10, 1997
          (the "Agreement"), between FALCON DRILLING COMPANY, INC., a Delaware corporation ("Issuer"), and READING & BATES
          CORPORATION, a Delaware corporation ("Grantee").

                                   RECITALS

               A. Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, each of FDC and R&B to become subsidiaries of Parent pursuant to the Mergers;

               B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the R&B Option Agreement (as defined below), Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

               C. As a condition and inducement to Issuer's willingness to enter into the Merger Agreement and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed to, grant Issuer an option to purchase shares of Grantee's common stock on substantially the same terms as the Option (the "R&B Option Agreement");

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

               1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 15,753,823 (after giving effect to the two-for-one stock split to holders of record of FDC Common Stock on July 9, 1997) (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer at a purchase price of $27.78 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

               2. Exercise of Option. (a) Grantee may exercise the Option, with respect to any or all of the Option Shares at any one time, subject to the provisions of
          Section 2(c), after an FDC Takeover Proposal shall have been made known to FDC or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an FDC Takeover Proposal; provided, however, that (i) except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) six months after the first occurrence of a Purchase Event (as defined herein) occurs, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), the Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has such right to receive a Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with HSR and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares illegal (the "Regulatory Approvals"). Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option, and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

               (b) In the event that Grantee wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined herein) pursuant to Section 6(c), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing Date"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with clause (ii) of Section 2(a).

               (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with
          Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its best efforts to assist Grantee in seeking the Regulatory Approvals.

               In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise its Cash-Out Right pursuant to Section 6(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

               3. Payment and Delivery of Certificates. (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

               (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall not have issued any securities similar to rights under a shareholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any Issuer shareholder rights agreement or any similar agreement then in effect.

               (c)       Certificates for the Option Shares
          delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF ANY EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF JULY 10, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF FALCON DRILLING COMPANY, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

          It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

               4. Representations and Warranties of Issuer.
          Issuer hereby represents and warrants to Grantee as follows:

                  (a) Corporate Authorization. Issuer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Issuer, and assuming this Agreement constitutes a valid and binding agreement of Grantee, this Agreement constitutes a valid and binding agreement of Issuer, enforceable against Issuer in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                  (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

               5. Representations and Warranties of Grantee.
          Grantee hereby represents and warrants to Issuer that:

                  (a) Corporate Authorization. Grantee has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee, and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Grantee, and assuming this Agreement constitutes a valid and binding agreement of Issuer, this Agreement constitutes a valid and binding agreement of Grantee, enforceable against Grantee in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                  (b) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

               6. Adjustment upon Changes in Capitalization, Etc.
          (a) In the event of any changes in Issuer Common Stock by reason of a stock dividend, reverse stock split, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received with respect to Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to
          Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

               (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that the Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and condition set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

               (c) If, at any time during the period commencing on the occurrence of an event as a result of which Grantee is entitled to receive the Termination Fee pursuant to Section 8.3 of the Merger Agreement (the "Purchase Event") and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out-Right") pursuant to this Section 6(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 NYSE trading days commencing on the 12th NYSE trading day immediately preceding the Notice Date, per share of Issuer Common Stock as reported on the NYSE Composite Transactions Tape (or, if not listed on the NYSE, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and (ii) the Purchase Price. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

               7. Registration Rights. Issuer will, if requested by Grantee at any time and from time to time within three years of the exercise of the Option, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 4.9% of the then outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 60 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 7, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

               8. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except
          (i) in an underwritten public offering as provided in
          Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 4.9% of the then-outstanding voting power of the Issuer; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

               9. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

               10. Miscellaneous. (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto will pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

               (b)    Amendment.  This Agreement may not be
          amended, except by an instrument in writing signed on behalf of each of the parties.

               (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

               (d)    Entire Agreement; No Third-Party
          Beneficiaries. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) except as provided in Section
          9.9 of the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

               (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

               (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to Issuer to:

                  Falcon Drilling Company, Inc.
                  1900 West Loop South
                  Suite 1800
                  Houston, Texas 77027
                  Attention: Chairman and Chief Executive Officer

                  Fax:  (713) 623-8103

               with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention:  J. Michael Schell

                  Fax: (212) 735-2000

               If to Grantee to:

                  Reading & Bates Corporation
                  901 Threadneedle
                  Suite 200
                  Houston, Texas 77079
                  Attention: Chairman and Chief Executive Officer

                  Fax:  (281) 496-0285

               with copies to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York 10019
                  Attention: Allen Finkelson

                  Fax: (212) 474-3700

               (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned, transferred or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment, transfer or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this
          Section 10(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

               (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

               (i)    Enforcement.  The parties agree that
          irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity.
          In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

               IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                   FALCON DRILLING COMPANY, INC.

                                   By: /s/  Steven A. Webster

                                      Name:  Steven A. Webster
                                      Title: Chief Executive Officer

                                   READING & BATES CORPORATION

                                   By: /s/  Paul B. Loyd, Jr.

                                      Name:  Paul B. Loyd, Jr.
                                      Title: Chief Executive Officer

                                                                ANNEX E

                    READING & BATES STOCK OPTION AGREEMENT

               STOCK OPTION AGREEMENT, dated as of July 10, 1997
          (the "Agreement"), between READING & BATES CORPORATION, a Delaware corporation ("Issuer"), and FALCON DRILLING
          COMPANY, INC., a Delaware corporation ("Grantee").

                                   RECITALS

               A. Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, each of FDC and R&B to become subsidiaries of Parent pursuant to the Mergers ;

               B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the FDC Option Agreement (as defined below), Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

               C. As a condition and inducement to Issuer's willingness to enter into the Merger Agreement and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed to, grant Issuer an option to purchase shares of Grantee's common stock on substantially the same terms as the Option (the "FDC Option Agreement");

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

               1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 14,340,154 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $0.05 per share ("Issuer Common Stock"), of Issuer at a purchase price of $34.00 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

               2. Exercise of Option. (a) Grantee may exercise the Option, with respect to any or all of the Option Shares at any one time, subject to the provisions of
          Section 2(c), after an R&B Takeover Proposal shall have been made known to R&B or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an R&B Takeover Proposal; provided, however, that (i) except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) six months after the date on which the Purchase Event (as defined herein) occurs, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), the Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has such right to receive a Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with HSR and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares illegal (the "Regulatory Approvals"). Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option, and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

               (b) In the event that Grantee wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined herein) pursuant to Section 6(c), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing Date"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with clause (ii) of Section 2(a).

               (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with
          Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its best efforts to assist Grantee in seeking the Regulatory Approvals.

               In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise its Cash-Out Right pursuant to Section 6(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

               3. Payment and Delivery of Certificates. (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

               (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall not have issued any securities similar to rights under a shareholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any Issuer shareholder rights agreement or any similar agreement then in effect.

               (c)       Certificates for the Option Shares
          delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF ANY EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF JULY 10, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF READING & BATES CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES."

          It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

               4. Representations and Warranties of Issuer.
          Issuer hereby represents and warrants to Grantee as follows:

                  (a) Corporate Authorization. Issuer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Issuer, and assuming this Agreement constitutes a valid and binding agreement of Grantee, this Agreement constitutes a valid and binding agreement of Issuer, enforceable against Issuer in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                  (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

               5. Representations and Warranties of Grantee.
          Grantee hereby represents and warrants to Issuer that:

                  (a) Corporate Authorization. Grantee has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee, and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Grantee, and assuming this Agreement constitutes a valid and binding agreement of Issuer, this Agreement constitutes a valid and binding agreement of Grantee, enforceable against Grantee in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                  (b) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

               6. Adjustment upon Changes in Capitalization, Etc.
          (a) In the event of any changes in Issuer Common Stock by reason of a stock dividend, reverse stock split, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received with respect to Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to
          Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

               (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that the Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and condition set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

               (c) If, at any time during the period commencing on the occurrence of an event as a result of which Grantee is entitled to receive the Termination Fee pursuant to Section 8.3 of the Merger Agreement (the "Purchase Event") and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out-Right") pursuant to this Section 6(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 NYSE trading days commencing on the 12th NYSE trading day immediately preceding the Notice Date, per share of Issuer Common Stock as reported on the NYSE Composite Transactions Tape (or, if not listed on the NYSE, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and (ii) the Purchase Price. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

               7. Registration Rights. Issuer will, if requested by Grantee at any time and from time to time within three years of the exercise of the Option, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 4.9% of the then outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 60 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 7, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

               8. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except
          (i) in an underwritten public offering as provided in
          Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 4.9% of the then-outstanding voting power of the Issuer; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

               9. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

               10. Miscellaneous. (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto will pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

               (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

               (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

               (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and
          (ii) except as provided in Section 9.9 of the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

               (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

               (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to Issuer to:

                  Reading & Bates Corporation
                  901 Threadneedle
                  Suite 200
                  Houston, Texas 77079
                  Attention:  Chairman and Chief Executive Officer

                  Fax:  (281) 496-0285

               with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York 10019
                  Attention: Allen Finkelson

                  Fax: (212) 474-3700

               If to Grantee to:

                  Falcon Drilling Company, Inc.
                  1900 West Loop South
                  Suite 1800
                  Houston, Texas 77027
                  Attention:  Chairman and Chief Executive Officer

                  Fax: (713) 623-8103

               with copies to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention:  J. Michael Schell

                  Fax: (212) 735-2000

               (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned, transferred or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment, transfer or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this
          Section 10(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

               (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

               (i)    Enforcement.  The parties agree that
          irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity.
          In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.


               IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                   READING & BATES CORPORATION

                                   By: /s/  Paul B. Loyd, Jr.

                                      Name:  Paul B. Loyd, Jr.
                                      Title: Chief Executive Officer

                                   FALCON DRILLING COMPANY, INC.

                                   By: /s/  Steven A. Webster

                                      Name:  Steven A. Webster
                                      Title: Chief Executive Officer




                                                            ANNEX F

             SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

          262 APPRAISAL RIGHTS.

               (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection
          (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to SECTION 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words
          "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

               (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to SECTION 251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258,
          263 or 264 of this title:

                    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of SECTION 251 of this title.

                    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SECTIONS 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                         a.   Shares of stock of the corporation
          surviving or resulting from such merger or consolidation, or any depository receipts in respect thereof;

                         b.   Shares of stock of any other
          corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                         c.   Cash in lieu of fractional shares or
          fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                         d.   Any combination of the shares of
          stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                    (3) In the event of the stock of a subsidiary Delaware corporation party to a merger effected under
          SECTION 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

               (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to is certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
          (e) of this section, shall apply as nearly as is practicable.

               (d) Appraisal rights shall be perfected as follows:

                    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by the separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                    (2) If the merger or consolidation was approved pursuant to SECTION 228 or SECTION 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only to be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

               (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

               (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

               (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

               (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings any may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

               (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

               (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

               (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing,no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

               (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.






                                                                     ANNEX G

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            R&B FALCON CORPORATION

               The undersigned, Steven A. Webster, certifies that he is the Chief Executive Officer and President, of R&B Falcon Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

                    1.   The name of the Corporation is R&B Falcon
                         Corporation.

                    2. The name of the Corporation under which it was originally incorporated was "R&B&F
                         Corporation."

                    3. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on July 7, 1997.

                    4.   The Amended and Restated Certificate of
                         Incorporation was duly adopted by
                         stockholder written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                    5.   The text of the Certificate of
                         Incorporation of the Corporation as
                         amended hereby is restated to read in its entirety as follows:

               FIRST:  The name of the corporation is R&B Falcon
          Corporation (hereinafter the "Corporation").

               SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation
          Service Company, 1013 Centre Road, in the City of
          Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service
          Company.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware
          Code ("GCL").       FOURTH:  The total number of shares
          of all classes of capital stock which the Corporation shall have authority to issue is 600,000,000 shares which shall be divided into (a) 550,000,000 shares of common stock having a par value of $.01 per share (the "Common Stock") and (b) 50,000,000 shares of preferred stock having a par value of $.01 per share (the "Preferred Stock").

               A description of the different classes of capital stock of the Corporation, a statement of the relative rights of the holders of stock of such classes, and a statement of the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the various classes of capital stock are as follows:

          A. Subject to limitations prescribed by applicable law and the provisions of this Article FOURTH, shares of the Preferred Stock may be issued by the Board of Directors of the Corporation with such voting powers, full or limited and without voting powers, and in such classes and series and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the corporation, which resolutions shall be set forth in a Certificate of Designation which shall be filed with the Secretary of State of the State of Delaware pursuant to the GCL.

               The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the number of shares constituting that series and the distinctive designation of that series; (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
               (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine; (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (viii) any other relative rights, preferences and limitations of that series.

          B. A holder of shares of Common Stock of the Corporation shall be entitled to one vote for each and every share of Common Stock standing in his name at any and all meetings of stockholders of the Corporation.

          C. There shall be set forth on the face or back of each certificate for shares of capital stock of the Corporation a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          D. The designation, voting powers, preferences and relative, participating, optional and other special rights of the shares of an initial series of Preferred Stock, and the qualifications, limitations or restrictions thereof shall be, in addition to those set forth above, as follows:

                    1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," par value $.01 per share (the "Series A Junior Preferred Stock"), and the number of shares constituting such series shall be 1,687,081.

                    2. Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on the first day of January, April, July and October (each such date being referred to herein as a "Quarterly Dividend Payment
          Date"), commencing on the first Quarterly Dividend
          Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common
          Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock. In the event the Corporation shall at any time after the record date for the initial distribution of the Corporation's Preferred Stock
          Purchase Rights pursuant to the Rights Agreement between the Corporation and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Declaration Date"), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (b) The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (c)  Dividends shall begin to accrue and be
          cumulative on outstanding shares of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                    3. Voting Rights. The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

                    (a)  Subject to the provision for adjustment
          hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (b)  Except as otherwise provided herein, or
          under applicable law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                    (c)(i) If at any time dividends on any Series A Junior Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of shares of Series A Junior Preferred Stock together with any other series of Preferred Stock then entitled to such a vote under the terms of the Amended and Restated Certificate of Incorporation, voting as a separate class, shall be entitled to elect two members of the Board of Directors of the Corporation.

                    (ii)  During any default period, such voting
          right of the holders of Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Subsection 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor the rights of holders of Preferred Stock as hereinafter provided to increase in certain cases the authorized number of Directors shall be exercised unless the holders of 25% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a separate class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Preferred Stock.

                    (iii)  Unless the holders of Preferred Stock
          shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request the Chairman or the Chief Executive Officer call a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by such person. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on a similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Section 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                    (iv)  In any default period, the holders of
          Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(c)(ii)) be filled by vote of a majority of the remaining Directors theretofore elected by the class which elected the Director whose office shall have become vacant. References in this
          Section 3(c)(iv) to Directors elected by a particular class shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                    (d)  Immediately upon the expiration of a
          default period, (x) the right of the holders of Preferred Stock, as a separate class, to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock, as a separate class, shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Amended and Restated Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of Section 3(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Amended and Restated Certificate of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

                    (e) Except as set forth herein or as otherwise provided in the Certificate of Incorporation, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                    4.  Certain Restrictions. (a)  Whenever
          quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                              (i)  declare or pay or set apart
               for payment any dividends or make any other distributions on, or redeem or purchase or otherwise acquire, directly or indirectly, for consideration any shares of any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;

                              (ii)  declare or pay dividends
               on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                              (iii)  redeem or purchase or
               otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock; or

                              (iv)  purchase or otherwise
               acquire for consideration any shares of Series A Junior Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (b)  The Corporation shall not permit any
          subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
          (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                    5. Reacquired Shares. Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.
          All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                    6.  Liquidation, Dissolution or Winding Up.
          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Preferred Stock shall have received an amount equal to 100 times the par value per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Preferred Stock and Common Stock, respectively, holders of Series A Junior Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Preferred Stock and Common Stock, on a per share basis, respectively.

                    (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                    (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
          (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    7. Consolidation, Merger, Share Exchange, etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
          (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    8.  No Redemption.  The shares of Series A
          Junior Preferred Stock shall not be redeemable.

                    9.  Ranking.  The Series A Junior Preferred
          Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                    10.  Amendment.  The Amended and Restated
          Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Preferred Stock, voting together as a single voting group.

                    11.  Fractional Shares.  Series A Junior
          Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preferred Stock.

               FIFTH:  The name and mailing address of the Sole
          Incorporator is as follows:

           Name                    Address

           Deborah M. Reusch       P.O. Box 636
                                   Wilmington, DE 19899

               SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. Election of directors need not be by ballot unless the Bylaws so provide.

          B. A majority of the total number of authorized directors, whether or not there exists any vacancies in previously authorized directorships (a "Majority of the Board"), shall have the power, without the assent or vote of the stockholders, to adopt, amend or repeal the Bylaws of the Corporation.

          C. Except as otherwise expressly prescribed by law, the stockholders may not adopt, amend or repeal the Bylaws of the Corporation, except by the affirmative vote of the holders of 66 % or more of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote for the election of directors, considered as one class.

          D. The number of directors shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation. No decrease in the number of directors shall shorten the term of any incumbent director.

          E. The directors, other than those who may be elected by the holders of any class of series of stock having a preference over Common Stock as to dividends or upon liquidation, of the Corporation shall be divided into three classes, Class I, Class II and Class III. Except as otherwise provided in this Certificate of Incorporation, the number of directors in each class shall be as nearly equal in number as possible. Each initial director in Class I shall be elected to a term expiring at the first annual stockholders meeting following his election, each initial director in Class II shall be elected to a term expiring at the second annual stockholders meeting following his election, and each director in Class III shall be elected to an initial term expiring at the third annual stockholders meeting following his election. After the initial terms of the initial directors of a class of directors, each director of such class shall be elected for a term expiring on the third annual stockholders meeting following the annual stockholders meeting at which such director is elected. Any director elected to fill a vacancy or newly created directorship shall serve until the next election of the class for which such director has been elected.

          F. A majority of the directors then in office, in their sole discretion, and whether or not consisting of less than a quorum, may elect a replacement director to serve during the unexpired term of any director previously elected whose office is vacant as a result of death, resignation, retirement, disqualification, removal or otherwise, and may elect directors to fill any newly created directorships. Except as otherwise expressly prescribed by law and subject to the terms of any Preferred Stock, the stockholders may not elect a replacement director to fill any vacancy on the Board caused by death, resignation, retirement, disqualification, removal or otherwise, and may not elect directors to fill any newly created directorships. At any election of directors by the Board of Directors to fill any vacancy caused by an increase in the number of directors, the terms of the office for which candidates are nominated and elected shall be divided as set forth in paragraph E of this Article SIXTH.

          G. No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director to the full extent authorized or permitted by law (as now or hereafter in effect). Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph H. of Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          H. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

          I. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman or the President and shall be called by the Chairman or the President or Secretary at the request in writing of a Majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. Special meetings of the Corporation may not be called by any other person or persons.

          J. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of 66 % of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered as one class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article SIXTH.

               SEVENTH: The Corporation shall indemnify its officers to the full extent permitted by the GCL, as amended from time to time.

               EIGHTH: No more than a minority of the number of the Corporation's directors necessary to constitute a quorum may be non-United States citizens, within the meaning of Section 2 of the Shipping Act of 1916, as amended, and as may be further amended from time to time, and the rules and regulations promulgated thereunder (the "Shipping Act").

               NINTH: The Chairman of the Board of Directors and the President and, if the President is not the Chief Executive Officer, the Chief Executive Officer by whatever title, must each be a United States citizen, within the meaning of the Shipping Act.

               TENTH:

               A. (1) Any transfer, or attempted or purported transfer, of any shares of any class of stock issued by the Corporation or any interest therein or right thereof, which would result in the ownership or control by one or more Aliens (as defined herein) of an aggregate percentage of the shares of any class of stock of the Corporation or of any interest therein or right thereof in excess of the Permitted Percentage (as defined herein) shall, to the full extent permitted by law, and for so long as such excess shall exist, be void and shall be ineffective as against the Corporation, and the Corporation shall not recognize, to the extent of such excess, the purported transferee as a stockholder of the Corporation for any purpose whatsoever except the purpose of making a further transfer to a person who is not an Alien, provided, however, that such shares, to the extent of such excess, may nevertheless be deemed to be Alien-owned shares for purposes of the other provisions of this Article TENTH.

                    (2)  The Board of Directors is authorized to
                    take such actions as it may deemed necessary or desirable to implement the restriction set forth in subsection (1) of paragraph A of this Article TENTH, including, without limitation,
                    (i) requiring, as a condition precedent to the transfer of shares on the records of the Corporation, representations and other proof as to the identity of existing or prospective stockholders and persons on whose behalf shares of stock of the Corporation or any interest therein or right thereof are or are to be held and as to whether such persons are Aliens, and
                    (ii) adopting an appropriate legend or legends for certificates evidencing shares of stock of the Corporation.

               B. If Alien ownership of the outstanding stock of the Corporation or any class of stock thereof is in excess of the Permitted Percentage, the shares deemed included in such excess (herein referred to as "Excess Shares") shall be those Alien-owned shares that the Board of Directors determines became so owned most recently. The determination of the Board of Directors as to those shares that constitute the Excess Shares shall be conclusive. At any time there are Excess Shares, to the extent permitted by law,
                    (i) such Excess Shares shall not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the stockholders of the Corporation, and
                    (ii) the Corporation shall withhold the payment of dividends and the sharing in any other distribution in respect of the Excess Shares.

               C. The Corporation shall have the power, but not the obligation, to redeem Excess Shares subject to the following terms and conditions:

                    (1)  The per share redemption price (the
                    "Redemption Price") to be paid for each Excess Share to be redeemed shall be the sum of (i) the average closing sales price of the Common Stock and (ii) any dividend or distribution declared with respect to such share prior to the date such share is called for redemption hereunder but which has been withheld by the Corporation under this Article. As used herein, the term "average closing sales price" shall mean the average of the closing sales prices of the Common Stock on the New York Stock Exchange Composite Tape during the 10 trading days immediately prior to the date the notice of redemption is given; except that if the Common Stock is not traded on the New York Stock Exchange, then the closing sales prices of the Common Stock on any other national security exchange on which such Common Stock is listed.

                    (2)  The Redemption Price shall be paid in
                    cash.

                    (3) A notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days prior to the redemption date to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state (i) the redemption date, (ii) the number of shares of Common Stock to be redeemed from such holder, (iii) the Redemption Price, and (iv) the place where certificates for such shares are to be surrendered for payment of the Redemption Price.

                    (4)  From and after the redemption date,
                    dividends on the shares of Common Stock called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease.

                    (5)  Such other terms and conditions as the
                    Board of Directors may reasonably determine.

               D. The provisions of this Article TENTH expire and become null and void in the event that the Corporation and each Subsidiary (as defined herein) and Controlled Person (as defined herein) cease to be a U.S. Maritime Company (as defined herein) unless, at or prior to that time, either the Corporation or a Subsidiary or a Controlled Person has, in some manner, reinstated itself as a U.S. Maritime Company or has contracted to reinstate itself as a U.S. Maritime Company.

               E.   For purposes of this Article TENTH:

                    (1) "Alien" means (a) any person (including an individual, partnership, corporation or association) who is not a citizen of the United States within the meaning of the Shipping Act;
                    (b) any foreign government or representative thereof; (c) any corporation, the president, chief executive officer or chairman of the board of directors of which is an Alien, or of which more than an minority of the number of its directors necessary to constitute a quorum are Aliens; (d) any corporation organized under the laws of any foreign government; (e) any corporation of which 50% or greater interest is owned, beneficially or of record, or may be voted, by an Alien or Aliens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by an Alien or Aliens (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose); (f) any partnership or association which is controlled by an Alien or Aliens; or (g) any person (including an individual, partnership, corporation or association) who acts as representative of or fiduciary for any person described in clauses (a) through (f) above.

                    (2) "Controlled Person" means any corporation or partnership of which the Corporation or any Subsidiary owns or controls an interest in excess of 50%.

                    (3)  "Permitted Percentage" means 24% of the
                    percentage of the outstanding shares of stock of the Corporation, or any class thereof, which, if such percentage were held by Aliens, would prevent the Corporation (or any Subsidiary or Controlled Person) from being a U.S. Maritime Company.

                    (4)  "Subsidiary" means any corporation a
                    majority of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or Controlled Person or by the Corporation and one or more Subsidiaries and/or Controlled Persons.

                    (5)  "U.S. Maritime Company" means any
                    corporation or other entity which, directly or indirectly, (a) owns or operates vessels in the United States coastwise or foreign trade; (b) owns or operates any vessel documented under the laws of the United States; (c) owns or operates any vessel on which there is a preferred mortgage issued in connection with the Title XI of the Merchant Marine Act, 1936, as amended; (d) owns or operates vessels under agreement with the United States Government (or any agency thereof); (e) conducts any activity, takes any actions or receives any benefit which would be adversely affected under any provision of the U.S. maritime, shipping or vessel documentation laws by virtue of Alien ownership of its stock; or (f) maintains a Capital Construction Fund under the provisions of
                    Section 607 of the Merchant Marine Act, 1936, as amended.

                    6.  This restatement of the Certificate of
          Incorporation of R&B Falcon Corporation was adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.


               IN WITNESS WHEREOF, R&B Falcon Corporation has
          caused this Amended and Restated Certificate to be signed by Steven A. Webster, its Chief Executive Officer and
          President, this    day of         , 1997.

                                   R&B FALCON CORPORATION

                                   By:

                                   Name: Steven A. Webster
                                   Title:  Chief Executive
                                           Officer and President






                                                            ANNEX H

                          AMENDED AND RESTATED BYLAWS

                                      OF

                            R&B FALCON CORPORATION


                          AMENDED AND RESTATED BYLAWS

                                      OF

                            R&B FALCON CORPORATION
                     (hereinafter called the "Corporation)

                                   ARTICLE 1.

                           MEETINGS OF STOCKHOLDERS

                    SECTION 1.1.  Annual Meeting.  A meeting of
          stockholders shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date and at such time as may be fixed from time to time by the Board of Directors; or if no date and time are so fixed, at 10:00 a.m. on the third Wednesday in May in each and every year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next succeeding business day, at such time as may be fixed by the Board of Directors.

                    Any business to be conducted at an annual meeting, including, without limitation, any nomination for election to the Board of Directors, must be (a) specified in the notice of meeting given by or at the direction of the Board of Directors; (b) brought before the annual meeting by or at the direction of the chair of the meeting, the Board of Directors, or a committee thereof; or (c) brought before the annual meeting, in compliance with the notice procedures set forth in this section, by any stockholder of the Corporation who is a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting.

                    A stockholder intending to nominate a candidate for election to the Board of Directors or to bring any other business before an annual meeting must give timely written notice thereof to the secretary of the Corporation. In order to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs.

          A stockholder's notice to the secretary shall set forth:

                    (a)  as to each nominee for election or
          reelection to the Board of Directors, (i) that person's consent to such nomination, (ii) the name, age, business address and residence address of the proposed nominee,
          (iii) the principal occupation or employment of the proposed nominee, (iv) the class and number of shares of stock of the Corporation which are beneficially owned by the proposed nominee;

                    (b)  as to each matter of any other business,
          (i) a brief description of the business desired to be brought before the annual meeting and (ii) the reasons for conducting such business at the annual meeting; and

                    (c) as to the stockholder proposing any such nomination or other business, (i) the name and record address of the stockholder, (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder in such nomination or business, and (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                    The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

                    The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the foregoing procedure, and if he should so determine, shall so declare to the meeting and the nomination shall be disregarded.

                    SECTION 1.2.  Special Meetings.  Special
          meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chairman or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) and shall be called by the Chairman, Chief Executive Officer, the President, or Secretary at the request in writing of a Majority of the Board (as defined herein). Such request shall state the purpose or purposes of the proposed meeting.

                    SECTION 1.3.  Place of Meetings.  Meetings of
          stockholders shall be held at such place as may be designated by the Board of Directors (or by the Chief
          Executive Officer, in the absence of a designation by the Board of Directors).

                    SECTION 1.4.  Notice of Meeting; Adjourned
          Meetings. Notice of each meeting of stockholders shall be given in accordance with the Delaware General
          Corporation Law ("GCL").

                    SECTION 1.5.  Quorum.  Except as otherwise
          provided by law or in the Certificate of Incorporation, at any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

                    SECTION 1.6. Proxies. Subject to applicable law, the Board of Directors may impose such restrictions and requirements on the validity and use of proxies as it deems appropriate. Any restriction or requirement so imposed shall be set forth in the notice of any meeting to which it may be applicable.

                    SECTION 1.7.  Voting.  Except as otherwise
          required by law, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. The directors who are to be elected at the annual meeting of stockholders shall be elected by ballot by the holders of shares entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting, it shall, except as otherwise required by law, the Certificate of Incorporation or these Bylaws, be authorized by a majority of the votes cast thereat, in person or by proxy. Except as otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each matter submitted to vote at a meeting of stockholders for every share standing in his name on the record of stockholders.

                    SECTION 1.8. Conduct of Stockholders Meetings. Each meeting of stockholders shall be presided over by such person as shall be designated by the Board of Directors. If the Board fails to make such designation, the meeting shall be presided over by the Chief Executive Officer, or in his absence, the next highest ranking officer of the Corporation who is able to attend such meeting. The person presiding over any meeting of stockholders shall have the power, without the need for any vote of stockholders, to adjourn such meeting for any reason.

                                  ARTICLE 2.

                              BOARD OF DIRECTORS

                    SECTION 2.1. Power of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                    SECTION 2.2. Number of Directors. The number of directors constituting the whole Board of Directors shall be such number not less than one (1) nor more than fifteen (15) which is authorized from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exists any vacancies in previously authorized directorships (a "Majority of the Board"). The Board of Directors will initially consist of ten (10) directors. No decrease in the number of directors shall shorten the term of any incumbent director.

                    SECTION 2.3.  Citizenship Requirements.  No
          more than a minority of the Corporation's directors necessary to constitute a quorum of the Board of Directors may be non-United States citizens, within the meaning of Section 2 of the Shipping Act of 1916, as amended, and as may be further amended from time to time, and the rules and regulations promulgated thereunder (the "Shipping Act").

                    SECTION 2.4.  Resignations.  Any director of
          the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

                    SECTION 2.5.  Newly Created Directorships and
          Vacancies. Vacancies and newly created directorships shall be filled in the manner provided by the Certificate of Incorporation.

                    SECTION 2.6. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a Majority of the Board, may designate from among its members an executive committee and other committees to serve at the pleasure of the Board of Directors, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board to the fullest extent authorized by law, including the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee.

                    SECTION 2.7. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby.

                                  ARTICLE 3.

                             MEETINGS OF THE BOARD

                    SECTION 3.1.  Regular Meetings.  Regular
          meetings of the Board of Directors may be held without notice at such times and places, within or without the State of Delaware or the United States of America, as may from time to time be fixed by the Board.

                    SECTION 3.2. Special Meetings; Notice; Waiver. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board, the Chief Executive Officer, or a Majority of the Board. Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

                    SECTION 3.3.  Adjournment.  A majority of the
          directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

                                   ARTICLE 4.

                                   OFFICERS

                    SECTION 4.1. Officers. The following shall be the officers of the Corporation: one Chairman of the Board of Directors, one Chief Executive Officer, one President, one Chief Financial Officer, one Chief Operating Officer, one or more Vice Presidents, one or more Secretaries, one or more Assistant Secretaries, one or more Treasurers, and one or more Assistant Treasurers. The Board of Directors may from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person. The officers shall be appointed by the Board of Directors. The Board of Directors may leave any officer position unfilled for such period it deems appropriate.

                    Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the Chief Executive Officer, President, any Vice President, the Secretary or the Treasurer.

                    The Board of Directors may require any officer to give security for the faithful performance of his duties.

                    SECTION 4.2.  Chairman of the Board.  The
          Chairman of the Board shall preside as chairman of all meetings of directors and stockholders and must be a United States citizen. The Chairman of the Board shall report to the Board of Directors.

                    SECTION 4.3.  Chief Executive Officer.  The
          Chief Executive Officer shall be the chief executive officer of the Corporation with all the rights and powers incident to that position and must be a United States citizen. The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside as the chairman of director meetings. The Chief Executive Officer shall report to the Board of Directors.

                    SECTION 4.4.  President.  The President (who
          may also be the Chief Executive Officer) shall perform all the duties customary to that office with all the rights and powers incident to that position and must be a United States citizen.

                    SECTION 4.5.  Chief Financial Officer.  The
          Chief Financial Officer shall be the chief financial officer of the Corporation with all the rights and powers incident to that position.

                    SECTION 4.6.  Chief Operating Officer.  The
          Chief Operating Officer shall be the chief operating officer of the Corporation with all the rights and powers incident to that position.

                    SECTION 4.7.  Vice President.  The Vice
          Presidents shall perform such duties as may be prescribed or assigned to them by the Board of Directors, the Chief Executive Officer or the President. In the absence of the President, the highest-ranking Vice President shall perform the duties of the President. In the event of the refusal or incapacity of the President to function as such, the highest-ranking Vice President shall so perform the duties of the President; and the order of rank of the Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in the office of Vice President; provided that said order or rank may be established otherwise by action of the Board of Directors from time to time.

                    SECTION 4.8. Treasurer. The Treasurer shall perform all the duties customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director upon application, and shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

                    SECTION 4.9. Secretary. The Secretary shall act as secretary of the Corporation and shall keep the minutes of the meetings of the Board of Directors and of the stockholders, and perform all of the other duties usual to that office.

                    SECTION 4.10.  Assistant Treasurer and
          Assistant Secretary. Any Assistant Treasurer or Assistant Secretary shall perform such duties as may be prescribed or assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. An Assistant Treasurer shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

                    SECTION 4.11. Term of Office; Removal. Each officer shall hold office for such term as may be prescribed by the Board and may be removed at any time by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by a Majority of the Board. The election or appointment of an officer shall not of itself create contract rights.

                    SECTION 4.12. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

                                  ARTICLE 5.

                             CERTIFICATES OF STOCK

                    SECTION 5.1. Form of Stock Certificates. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar, as the case may be, at the date of issue. Notwithstanding the foregoing, to the extent permitted by applicable law, the Board of Directors may (i) dispense with the requirement that any or all shares of the Corporation be represented by certificates and (ii) provide that shares be evidenced in such form as the Board of Directors deems appropriate.

                    SECTION 5.2.  Lost Certificates.  In case of
          the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity as shall be prescribed by the Board of Directors.

                    SECTION 5.3. Transfer of Stock. Transfers of shares of stock shall be made upon the books of the Corporation by the registered holder in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares properly endorsed.

                    SECTION 5.4. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

                                  ARTICLE 6.

                               INDEMNIFICATION

                    SECTION 6.1. Indemnification. The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section
          6.1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                    SECTION 6.2.  Insurance, Indemnification
          Agreements and Other Matters. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the law. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing for indemnifi cation to the fullest extent authorized or permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

                    SECTION 6.3.  Advancement of Expenses.  In
          furtherance and not in limitation of the foregoing provisions, all reasonable expenses incurred by or on behalf of any person entitled to indemnification by the Corporation pursuant to this Article VI shall be advanced to such person by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of the action or proceeding giving rise to the right of indemnification. Such statement or statements shall reasonably evidence the expenses incurred by the indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such indemnitee to repay the amounts advanced if it should ultimately be determined that such indemnitee is not entitled to be indemnified against such expenses pursuant to this
          Article VI.

                    SECTION 6.4.  Nonexclusivity.  The rights to
          indemnification conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Corporation, these Bylaws or any agreement, vote of stockholders or directors or otherwise.

                                  ARTICLE 7.

                           MISCELLANEOUS PROVISIONS

                    SECTION 7.1. Corporate Seal. The Corporation shall not have a formal or official seal unless the Board of Directors so determines. The Board of Directors may adopt one or more seals, and may revoke the adoption of any seal. To the extent any officer deems it appropriate to expedite any action to be taken by the Corporation, such officer may utilize a seal purporting to be a corporate seal of the corporation.

                    SECTION 7.2. Fiscal Year. The fiscal year of the Corporation shall be the twelve months ending
          December 31 or such other period as may be prescribed by the Board of Directors.

                                   ARTICLE 8.

                                  AMENDMENTS

                    SECTION 8.1.  Power to Amend.  A Majority of
          the Board shall have the power, without the assent or vote of the stockholders, to adopt, amend, or repeal the Bylaws of the Corporation. Except as otherwise expressly prescribed by law, the stockholders may not adopt, amend, or repeal the Bylaws of the Corporation, except by the affirmative vote of the holders of 66 % or more of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote for the election of directors, considered as one class.